FILED PURSUANT TO 424(b)(3).

FILE COMMISSION NUMBER 333-121323

EAST KANSAS AGRI-ENERGY, L.L.C.,

a Kansas Limited Liability Company

April 20, 2005

The Securities being offered by East Kansas Agri-Energy, L.L.C. are

Limited Liability Company Membership Units:

Minimum Offering Amount	$2,000,900	Minimum Number of Units	1,819
Maximum Offering Amount	$10,000,100	Maximum Number of Units	9,091

Minimum Purchase Requirement Ten Units (10 Units)—$11,000 Minimum Investment

	Price to Investors	Proceeds to Company before deducting Offering Expenses
Per Unit	$1,100	$1,100
Total Minimum Offering	$2,000,900	$2,000,900
Total Maximum Offering	$10,000,100	$10,000,100

We are offering limited liability company membership units in East Kansas Agri-Energy, L.L.C., a Kansas limited liability company (referred to herein as “we,” “us,” or the “Company”).  We intend to use the proceeds to redeem units from ICM, Inc. and Fagen, Inc. who contributed additional capital to fund expansion of the ethanol plant we are currently building from 25 million gallons per year plant to 35 million gallons per year. If we successfully raise equity of up to $6,875,000 in this offering, we will redeem a total of 6,250 units from ICM, Inc. and Fagen, Inc. at a price of $1,100 per unit. To the extent we obtain proceeds exceeding the minimum offering amount but less than $6,875,000, we will redeem the units owned by ICM, Inc. and Fagen, Inc. to the extent of the proceeds received at a redemption price of $1,100 per unit. If our proceeds are insufficient to redeem the entire 6,250 units from ICM, Inc., and Fagen, Inc., we must redeem the remaining units at their current fair market value on the date of redemption. If we obtain proceeds of more than $6,875,000 from this offering, we expect to retain the balance for working capital and other operating expenses to supplement funding of the operation of the 35 million gallon per year ethanol plant to be located in Garnett, Kansas. The offering will close upon the earlier of our acceptance of subscriptions for units equaling the maximum amount of $10,000,100 or April 20, 2006.

Offering Terms

The offering price for the units will be $1,100 per unit. A unit represents a pro rata ownership interest in our capital, profits, losses, and distributions. An investor must purchase a minimum of 10 units for a minimum investment of $11,000. Investors may subscribe to purchase any quantity of units greater than 10. Investments will be held in an escrow account either until we sell the minimum number of units or the offering is closed or terminated. We are selling the units directly to investors without using an underwriter. We intend to raise a minimum of $2,000,900 and a maximum of $10,000,100 through this offering.

That these securities have been registered with the Securities and Exchange Commission does not indicate that the securities have been either approved or disapproved by the Securities and Exchange Commission or any state securities commission or that the Securities and Exchange Commission or any state securities commission has passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

These securities are speculative securities and involve a significant degree of risk (see “RISK FACTORS” starting on page 4), and will constitute an investment in an illiquid security since no public or other market for the units now exists or is expected to develop. Risk factors include, but are not limited to, the following:

•      We are a development-stage company and have not yet generated any revenue and do not expect to generate revenue until plant operations begin, which may not happen for at least 2-5 months;

•      Cash distributions depend upon our future performance and are affected by debt covenants, our obligation to redeem units from other members, reserves, and operating expenditures;

•      Our operations are subject to construction risks, fluctuations in the price of grain, utilities and ethanol, which are affected by various factors including weather, production levels, supply, demand, changes in technology, and government support and regulations;

•      We are very dependent on ICM, Inc., Fagen, Inc., and United Bio Energy, LLC, which is owned by an affiliate of ICM, Inc. and an affiliate of Fagen, Inc., for the construction, design, management, and operation of our plant;

•      Conflicts of interest exist and may arise in the future between us, our members, our directors and the companies upon which we will depend;

•      The units are subject to a number of transfer restrictions, and no public market exists for our units and none is expected to develop;

•      Members’ voting rights are limited and the Company is managed by our board of directors and officers; and

•      We may have to close the offering prior to April 20, 2006 if the market price of our units falls significantly below the offering price.

TABLE OF CONTENTS

PROSPECTUS SUMMARY
RISK FACTORS
FORWARD LOOKING STATEMENTS
OFFERING PROCEEDS
USE OF PROCEEDS
DETERMINATION OF OFFERING PRICE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
UNITS BENEFICIALLY OWNED BY DIRECTORS AND OFFICERS
SELECTED FINANCIAL DATA
MANAGEMENT’S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION
DESCRIPTION OF BUSINESS
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
EXECUTIVE COMPENSATION
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
DESCRIPTION OF MEMBERSHIP UNITS
SUMMARY OF OUR OPERATING AGREEMENT
PLAN OF DISTRIBUTION
FEDERAL INCOME TAX CONSEQUENCES OF OWNING OUR UNITS
LEGAL MATTERS
EXPERT
TRANSFER AGENT
ADDITIONAL INFORMATION
TABLE OF CONTENTS TO FINANCIAL STATEMENTS SEPTEMBER 30, 2004 AND 2003

EXHIBITS
Exhibit A	Articles of Organization
Exhibit B	Amended and Restated Operating Agreement and First Amendment to the Amended and Restated Operating Agreement dated September 16, 2004
Exhibit C	Subscription Agreement

i

PROSPECTUS SUMMARY

This summary only highlights selected information from this prospectus and may not contain all of the information that is important to you. You should carefully read this entire document, including the Risk Factors and financial statement, and the attached exhibits before you decide whether to invest.

The Company

We are organized as a Kansas limited liability company.  The Company is organized with membership interests, which are designated as units. Our principal address and location is P.O. Box 225, 210 1/2 East 4th Ave., Garnett, KS 66032. Our telephone number is (785) 448-2888. Our website address is www.ekaellc.com.

We intend to use the proceeds of this offering to redeem a total of 6,250 units from ICM, Inc. and Fagen, Inc. at a price of $1,100 per unit for a total of $6,875,000. If we obtain proceeds of less than $6,875,000 but in excess of the minimum offering amount, we will redeem the units owned by ICM, Inc. and Fagen, Inc. to the extent of sales proceeds received after deduction of offering expenses. If we obtain proceeds of more than $6,875,000, we will retain the balance for working capital and other operating expenses to supplement funding of construction and start-up operations of the 35 million gallon per year ethanol plant to be located in Garnett, Kansas.

The Offering

We are offering a minimum of 1,819 units and a maximum of 9,091 units at a purchase price of $1,100 per unit.  The units will be sold by certain of our authorized directors, who are listed on page 4 of this prospectus.  We will not pay commissions to our directors for these sales.

The Project

We were formed on October 16, 2001 for the purpose of constructing and operating a 20 million gallon per year denatured fuel grade ethanol plant. Subsequently, we revised our business plan to expand the plant capacity to produce 35 million gallons per year. On September 28, 2004 we began construction of the plant near Garnett, Kansas. We expect that the plant will be substantially complete in the summer of 2005. The plant will produce ethanol, distillers grains, and carbon dioxide.

ICM, Inc. and Fagen, Inc. each agreed to purchase 3,125 additional units of the Company so that we can increase the size of our plant without delaying the anticipated date of substantial completion. In exchange, we agreed to repurchase the units as soon as possible. If we are successful in selling the maximum number of units in this offering, we will be able to redeem 3,125 units from ICM, Inc. and 3,125 units from Fagen, Inc. at $1,100 per unit and we will have approximately $3,125,000 remaining for working capital, operating expenses, and the cost of this offering. ICM, Inc. and Fagen, Inc., including their related entities and common owners, own 4,000 units in addition to the combined 6,250 units purchased pursuant to the Unit Purchase and Redemption agreement. Accordingly, they will continue to own a significant number of our units regardless of whether this offering succeeds.

Redemption of Units from ICM, Inc., and Fagen, Inc.

The Unit Purchase and Redemption Agreement dated October 11, 2004, describes the terms and conditions under which ICM, Inc. and Fagen, Inc. provided us additional equity. The Unit Purchase and Redemption Agreement provides for the issuance of up to 6,250 of our units to ICM, Inc. and Fagen, Inc. at a purchase price of $1,000 per unit in exchange for their combined capital contribution of up to $6,250,000. The closing of the purchase of these units by ICM, Inc. and Fagen, Inc. was conditioned upon us depleting the proceeds that we raised from our initial registered offering to $1,000,000 or less. These conditions have been met and Fagen Inc. and ICM, Inc. have each purchased 3,125 units at a price of $1,000 per unit. Due to our obligation to redeem these units from ICM, Inc. and Fagen, Inc., our financial statements subsequent to December 31, 2004 will reflect the $6,250,000 as a liability at the time the units are issued. The liability will be identified as units subject to mandatory redemption. For all other purposes, the $6,250,000 will be considered equity.

In exchange for the contributions made for these units, ICM, Inc. and Fagen, Inc. are entitled to appoint a total of 3 directors to our board of directors, subject to our ability to terminate one of their director positions for every $2,000,000 in units redeemed from either ICM, Inc. or Fagen, Inc.

Before we could offer these units to ICM, Inc. and Fagen, Inc. under the terms and conditions provided for in the Unit Purchase and Redemption Agreement, it was necessary for us to amend our operating agreement. On September 16, 2004 our members voted to amend our operating agreement to authorize the issuance of 20,000 additional units and to add provisions regarding ICM, Inc.’s and Fagen, Inc.’s rights to appoint directors.

We initiated this offering to raise the proceeds necessary to redeem the units in accordance with the terms of the Unit Purchase and Redemption Agreement. The first $6,875,000 raised in this offering will be used to redeem the units owned by ICM, Inc. and Fagen, Inc. at a redemption price of $1,100 per unit. To the extent that we obtain proceeds of less than $6,875,000, we intend to redeem the units through a distribution of our net cash flow from operations at a redemption price equal to the fair market value of the units as of the date of the redemption. The amount of yearly net cash flow available for redemption payments will be subject to further reductions for distributions to our members to cover the tax liability arising from owning our units and certain other reductions pursuant to loan covenants and restrictions.

Our Financing Plan

We expect the total funding requirement for the plant to be $46,793,000. Our design/build agreement with ICM, Inc. provides that the proposed plant will cost no more than $35,900,000. We expect that expenses incidental to construction and start-up will cost approximately an additional $10,893,000.

We raised $610,000 of seed capital in a private placement, and $13,457,000 of equity through an initial public offering registered with the Securities and Exchange Commission (“SEC”) on Form SB-2 (SEC Registration No. 333-96703) as amended, which was declared effective on January 24, 2003 and terminated on January 24, 2004. We secured $6,250,000 in additional equity from ICM, Inc. and Fagen, Inc. on the condition that we undertake a second registered offering to raise proceeds to redeem these investments. We have received approximately $476,000 in state and federal grants.

We entered into debt financing agreements with Home Federal Savings Bank of Rochester, Minnesota on November 23, 2004 pursuant to which it will lend us $26,000,000 to complete capitalization of our project. Based upon initial registered offering proceeds of $13,457,000, seed capital proceeds of $610,000, additional equity from ICM, Inc. and Fagen, Inc. of $6,250,000, a term loan of $26,000,000, and grant financing of $476,000, we expect that we will have approximately $46,793,000 of debt and equity available which would provide us with sufficient cash on hand to cover construction and related start-up costs necessary to make the plant operational.

Financial Information

Please see “SELECTED FINANCIAL DATA” for a summary of our finances and the index to our financial statements for our detailed financial information.

Operating Agreement

As a limited liability company, we are governed by an operating agreement. Our operating agreement provides that our business and affairs be exclusively managed by a board of directors. We are served by a board of directors consisting of at least 7 but no more than 11 directors. Unit holders may vote on a limited number of issues, such as dissolving the Company, amending the operating agreement, and electing future directors.

As a unit holder, you will have a capital account to which your contributions will be credited. We will increase unit holders’ accounts by the holders’ allocated share of our profits and other applicable items of income or gain. We will decrease capital accounts by the share of our losses and other applicable items of expenses or losses and any distributions that are made. Generally, we will allocate our profits and losses based upon the ratio each investor’s units bear to total units outstanding.

We expect to be treated as a partnership for federal income tax purposes. As such, we will not pay any federal income taxes at the company level and will instead allocate net income to unit holders. Our unit holders must then include that income in his or her taxable income. This means that each unit holder will need to pay taxes upon the allocated shares of our income regardless of whether we make a distribution in that year. See “FEDERAL INCOME TAX CONSEQUENCES OF OWNING OUR UNITS.”

The transfer of units is restricted by our operating agreement. Generally, unless a transfer is permitted under our operating agreement or by operation of law, such as upon death, units cannot be transferred without the prior written approval of a majority of directors. Except in limited circumstances, directors may not approve transfers until the plant is substantially operational. Until that time you will not be allowed to transfer units and we will not be generating revenue. Your investment in us may remain illiquid for the life of the Company. See “DESCRIPTION OF MEMBERSHP UNITS.”

Distributions

We have not declared or paid any distributions on our units and will not pay or declare any distributions until after we begin generating revenue and satisfy our loans covenants. We will not begin generating any revenue until we begin operations of the ethanol plant. Subject to loan covenants and restrictions and our obligation to redeem units from ICM, Inc. and Fagen, Inc., we will distribute our net cash flow to holders of our units in proportion to their units held. By net cash flow, we mean our gross cash proceeds received less any portion that our board of directors, in its sole discretion shall determine should be used to pay or establish reserves for our expenses, debt obligations, capital improvements, replacements, and contingencies.

Suitability of Investors

Investing in the units offered hereby involves a high degree of risk. Accordingly, the purchase of units is suitable only for persons of substantial financial means that have no need for liquidity in their investments and can bear the economic risk of loss of any investment in the units. Units will be sold only to persons that meet these and other requirements.

Subscription Period

The offering will close upon the earliest occurrence of (1) our acceptance of subscriptions for units equaling the maximum amount of $10,000,100; or (2) April 20, 2006. We will admit to the Company as members and continue to offer any remaining units to reach the maximum number to be sold until the offering closes. We reserve the right to cancel or modify the offering, to reject subscriptions for units in whole or in part and to waive conditions to the purchase of units. Additionally, in our sole discretion, we may also determine that it is not necessary to sell all available units.

Subscription Procedures

Before purchasing any units, investors must complete the subscription agreement included as exhibit C to this prospectus, draft a check payable to “The Mission Bank, Escrow Agent for East Kansas Agri-Energy, L.L.C.” in the amount of not less than 10% of the amount due for the units for which subscription is sought, which amount will be deposited in the escrow account; sign a full recourse promissory note and security agreement; and deliver to us these items and an executed copy of the signature page of our operating agreement. Once we sell the minimum aggregate offering amount, we will give written demand for payment and you will have 20 days to pay the balance of the purchase price. If we acquire sufficient equity proceeds to release funds from escrow prior to your initial investment, then you must pay the full purchase price at the time of subscription for the total number of units you wish to purchase.

In the subscription application, an investor must make representations to us concerning, among other things, that he or she has received our prospectus and any supplements, agrees to be bound by the operating agreement and understands that the units are subject to significant transfer restrictions. The subscription application also requires information about the nature of your desired ownership, your state of residence, and your taxpayer identification or social security number. We encourage you to read the subscription agreement carefully.

Escrow Procedures

Proceeds from subscriptions for the units will be deposited in an interest-bearing escrow account that we have established with The Mission Bank of Mission, Kansas, as escrow agent under a written escrow agreement. We will not release funds from the escrow account until specific conditions are satisfied. Those conditions are (1) the subscription proceeds in the escrow account equals or exceeds $2,000,900, exclusive of interest; (2) we elect, in writing, to terminate the escrow agreement; and (3) release is approved by the Kansas Securities Commission and the Missouri Securities Division.

Even if we are successful in releasing funds from escrow, we intend to allow the offering to continue until April 20, 2006 or some earlier date, at our discretion. We may terminate the offering prior to closing the offering in which event we will return your investment, with interest, less escrow fees, by the close of the next business day or as soon as possible after the termination of the offering under the following scenarios:

•             If we determine in our sole discretion to terminate the offering prior to April 20, 2006.

•             If we do not raise the $2,000,900 minimum by April 20, 2006.

Important Notices to Investors

This prospectus does not constitute an offer to sell or the solicitation of an offer to purchase any securities in any jurisdiction in which or to any person to whom it would be unlawful to do so.

No representations or warranties of any kind are intended or should be inferred with respect to economic returns or tax benefits of any kind that may accrue to the investors of the securities.

These securities have not been registered under the securities laws of any state other than the states of Kansas and Missouri and are being offered and sold in other states in reliance on exemptions from the registration requirements of the laws of those other states.

In making an investment decision, investors must rely upon their own examination of the entity creating the securities and the terms of the offering, including the merits and risks involved. Investors should not invest any funds in this offering unless they can afford to lose their entire investment. There is no public market for the resale of the units in the foreseeable future. Furthermore, there are substantial restrictions on the transferability of the units within state securities laws and the operating agreement to which the units are subject. Investors should be aware that they will be required to bear the financial risks of this investment for an indefinite period of time.

All funds we receive from investors will be held in an interest-bearing escrow account with The Mission Bank, until the minimum subscription amount of $2,000,900 is received. We will return your investment to you promptly with nominal interest if we do not raise $2,000,900 by April 20, 2006.

During the course of the offering of the units and prior to the sale of the units, each prospective purchaser and his representatives, if any, are invited to ask questions of and obtain additional information from our representatives concerning the terms and conditions of this offering, us, our business, and other relevant matters. We will provide the requested information to the extent that we possess such information or can acquire it without unreasonable effort or expense. Prospective purchasers or representatives having questions or desiring additional information should contact us at (785) 448-2888, at our business address: East Kansas Agri-Energy, L.L.C., P.O. Box 225, 210 1/2 East 4th Ave., Garnett, KS 66032, or any of the board members listed below:

NAME	POSITION	PHONE NUMBER
William R. Pracht	Director and Chairman/President	785-489-2413
Roger Brummel	Director and Vice Chairman/Vice President	785-448-5720
Daniel V. Morgan	Director and Secretary	785-867-2318
Jill A. Zimmerman	Director and Treasurer	785-448-5968
Scott A. Burkdoll	Director	785-869-3860
Glenn A. Caldwell	Director	785-448-4174
Daniel L. Guetterman	Director	913-533-2443

RISK FACTORS

The purchase of units involves substantial risks and the investment is suitable only for persons with the financial capability to make and hold long-term investments not readily converted into cash. Investors must, therefore, have adequate means of providing for their current and future needs and personal contingencies. Prospective purchasers of the units should carefully consider the Risk Factors set forth below, as well as the other information appearing in this prospectus, before making any investment in the units. Investors should understand that there is a possibility that they could lose their entire investment in us.

Risks Related to Tax Issues

EACH PROSPECTIVE MEMBER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR CONCERNING THE IMPACT THAT HIS OR HER PARTICIPATION IN THE COMPANY MAY HAVE ON HIS OR HER FEDERAL INCOME TAX LIABILITY AND THE APPLICATION OF STATE AND LOCAL INCOME AND OTHER TAX LAWS TO HIS OR HER PARTICIPATION IN THIS OFFERING.

IRS Classification of the Company as a Corporation Rather Than as a Partnership Would Result in Higher Taxation and Reduced Profits, Which Could Reduce the Value of Your Investment in Us.

We are a Kansas limited liability company that has elected to be taxed as a partnership for federal and state income tax purposes, with income, gain, loss, deduction and credit passed through to the holders of the units. However, if for any reason the Internal Revenue Service (“IRS”) would successfully determine that we should be taxed as a corporation rather than as a partnership, we would be taxed on our net income at rates of up to 35% for federal income tax purposes, and all items of our income, gain, loss, deduction, and credit would be reflected only on our tax returns and would not be passed through to the holders of the units. If we were to be taxed as a corporation for any reason, distributions we make to investors will be treated as ordinary dividend income to the extent of our earnings and profits, and the payment of dividends would not be deductible by us, thus resulting in double taxation of our earnings and profits. See “FEDERAL INCOME TAX CONSEQUENCES OF OWNING OUR UNITS—Partnership Status.” If we pay taxes as a corporation, we will have less cash to distribute as a distribution to our unit holders.

The IRS May Classify Your Investment as Passive Activity Income, Resulting in Your Inability to Deduct Losses Associated with Your Investment.

It is likely that an investor’s interest in us will be treated as a “passive activity.” If an investor is either an individual or a closely held corporation, and if the investor’s interest is deemed to be “passive activity,” then the investor’s allocated share of any loss we incur will be deductible only against income or gains the investor has earned from other passive activities. Passive activity losses that are disallowed in any taxable year are suspended and may be carried forward and used as an offset against passive activity income in future years. These rules could restrict an investor’s ability to currently deduct any of our losses that are passed through to such investor.

Income Allocations Assigned to an Investor’s Units May Result in Taxable Income in Excess of Cash Distributions, Which Means You May have to Pay Income Tax on Your Investment with Personal Funds.

Investors will pay tax on their allocated shares of our taxable income. An investor may receive allocations of taxable income that result in a tax liability that is in excess of any cash distributions we may make to the investor. Among other things, this result might occur due to accounting methodology; lending covenants that restrict our ability to pay cash distributions; our obligation to redeem units from ICM, Inc. and Fagen, Inc.; or our decision to retain the cash generated by the business to fund our operating activities and obligations. Accordingly, investors may be required to pay some or all of the income tax on their allocated shares of our taxable income with personal funds.

An IRS Audit Could Result in Adjustments to the Company’s Allocations of Income, Gain, Loss and Deduction Causing Additional Tax Liability to our Members.

The IRS may audit the income tax returns of the Company and may challenge positions taken for tax purposes and allocations of income, gain, loss, and deduction to investors. If the IRS were successful in challenging the Company’s allocations in a manner that reduces loss or increases income allocable to investors, you may have additional tax liabilities. In addition, such an audit could lead to separate audits of an investor’s tax returns, especially if adjustments are required, which could result in adjustments on your tax returns. Any of these events could result in additional tax liabilities, penalties and interest to you, and the cost of filing amended tax returns.

Risks Related to the Offering

We Are Not Experienced Selling Securities and No One Has Agreed to Assist Us or Purchase Any Units That We Cannot Sell Ourselves, Which May Result in the Failure of This Offering.

The Company is making this offering on a “best efforts” basis, which means that we will not use an underwriter or placement agent. We have no firm commitment to purchase our units and there can be no assurance that the offering will be successful. We plan to offer the units directly to investors in the State of Kansas and the State of Missouri. We plan to advertise in local media and by mailing information to area residents. We also plan to hold informational meetings throughout eastern Kansas and western Missouri. Our directors have significant responsibilities in their primary occupations in addition to trying to raise capital. These individuals have no broker-dealer experience and have limited experience with public offerings of securities. There can be no assurance that our directors will be successful in seeking investors for the offering.

We Will Only Sell Our Units Regionally, Which Will Limit the Number of Available Investors.

We do not plan to register the offering with any state securities regulatory body other than the Kansas Securities Commission and the Missouri Securities Division. As a result, we may not generally solicit investors in any jurisdictions other than these states. This limitation may result in the offering being unsuccessful.

The Regional Market for Our Units May be Saturated Due to Our Recent Initial Registered Offering, Which May Cause This Offering to be Unsuccessful.

We already raised $13,457,000 of equity primarily from investors in Kansas and Missouri in a public offering registered with the SEC. Our first registered offering was terminated on January 24, 2004. As a result, the regional market for our units may be saturated and we may not be able to sell the minimum amount of units required to close this offering.

We May Have to Close the Offering Prior to April 20, 2006 if the Market Price of Our Units Falls Significantly Below the Offering Price.

The price that we are offering our units may be undercut by our selling unit holders. Once our plant becomes operational, members may buy and sell our units. We have no agreements with our selling unit holders that will prevent them from selling their units at a price below the offering price. If the market price of our units falls significantly below the offering price in this registration statement prior to the closing date of April 20, 2006, we may be forced to withdraw the unsold units from this offering or file a post-effective amendment to this registration statement offering the unsold units at a lower per share price. If a post-effective registration statement is filed, we will be unable to continue the offering until such post-effective amendment is declared effective. Withdrawing this offering before it is completely sold or filing a post-effective amendment to this registration statement will result in us receiving less equity capital than anticipated and the receipt of this equity capital may be delayed. Any delay will impact our ability to grow our business and achieve profitable operations.

We Have Not Placed Limits on the Number of Units an Investor Can Purchase in this Offering Which Could Result in a Few Investors Purchasing the Maximum Number of Units Available.

Subject only to our restriction on investors from owning 25% or more of our Units provided by our Operating Agreement, we have not placed limits on the number of Units one investor can purchase in this Offering. As a result, one or more investors could buy a significant number of the Units offered giving them substantial voting power and more control of our Company than most other investors.

Failure to Sell the Minimum Number of Units Will Result in the Failure of This Offering, Which Means Your Investment May be Returned to You with Nominal Interest.

We may not be able to sell the minimum amount of units required to close on this offering. We must sell at least $2,000,900 worth of units to close on the offering. If we do not sell units with a purchase price of at least $2,000,900 by the termination date, we cannot close on this offering and must return investors’ money with nominal interest, less expenses for escrow agency fees. This means that from the date of an investor’s investment, the investor would earn a nominal rate of return on the money he, she, or it deposits with us in escrow. We do not expect the termination date to be later than April 20, 2006.

Proceeds of This Offering Are Subject to Promissory Notes Due After the Offering is Closed.

Ninety percent (90%) of the proceeds of this offering will be subject to promissory notes that may not be due until after the offering is closed. In order to become a member in the Company, each person must, among other requirements, submit a check in the amount of 10% of the total amount due for the number of units for which subscription is sought, and a promissory note for the balance of the 90% of the total amount due for the units. That balance will become due within 20 days of the date of our notice that our sales of units, including the amounts owed under the promissory notes, have exceeded the minimum escrow deposit of $2,000,900. The satisfaction of the promissory notes will depend upon the investors’ ability to pay. We will retain a security interest in the investor’s units. We intend to retain the initial payment and to seek damages from any investor who defaults on the promissory note obligation. Nonetheless, the success of the offering depends on the payment of these amounts by the obligors.

Investors Will Not be Allowed to Withdraw Their Investments, Which Means that You Should Invest Only if You are Willing to Have Your Investment Unavailable to You Indefinitely.

Investors will not be allowed to withdraw their investments for any reason, absent a rescission offer tendered by the Company. We do not anticipate making a rescission offer. This means that from the date of your investment through April 20, 2006, your investment will be unavailable to you. You should only invest in us if you are willing to have your investment be unavailable for this period of time, which could be up to one year. If our offering succeeds, and we convert your cash investment into units of the Company, your investment will be denominated in our units until you transfer those units. There are significant transfer restrictions on our units as well. You will not have a right to withdraw from the Company and demand a cash payment from us.

Our Agreements with Lenders Require Us to Abide By Restrictive Loan Covenants That May Hinder Our Ability to Operate.

The loan agreements governing our secured debt financing contain a number of restrictive affirmative and negative covenants. Among other things, these covenants limit our ability to:

•              Incur additional indebtedness;

•              Make capital expenditures or enter into lease arrangements in excess of prescribed thresholds;

•              Make distributions to unit holders, or redeem or repurchase units;

•              Make various investments;

•              Create liens on our assets;

•              Utilize the proceeds of asset sales; and

•              Merge or consolidate or dispose of all or substantially all of our assets.

We are required to maintain specified financial ratios, including, without limitation, minimum cash flow coverage, minimum working capital and minimum net worth. We are also required to utilize a portion of any excess cash flow generated by operations and a portion of all USDA Commodity Credit Corporation Bio Energy Program payments to prepay our term debt. A breach of any of these covenants or requirements could result in a default under our debt agreements. If we default, and if such default is not cured or waived, our lender could, among other remedies, accelerate our debt and declare that such debt is immediately due and payable. If this occurs, we may not be able to repay such debt or borrow sufficient funds to refinance. Even if new financing is available, it may not be on terms that are acceptable. Such an occurrence could cause us to cease building the plant, or if the plant is constructed, such an occurrence could cause us to cease operations. No assurance can be given that our future operating results will be sufficient to achieve compliance with such covenants and requirements, or in the event of a default, to remedy such default.

Risks Related to the Units

There Has Been No Independent Valuation of the Units, Which Means That the Units May Be Worth Less Than the Purchase Price.

The per unit purchase price has been determined by us without independent valuation of the units. We established the offering prices based on our estimate of capital and expense requirements, not based on perceived market value, book value, or other established criteria. We did not obtain an independent appraisal opinion on the valuation of the units. The units may have a value significantly less than the offering prices and there is no guarantee that the units will ever obtain a value equal to or greater than the offering price.

We Will Construct the Plant By Means of Substantial Leverage of Equity, Resulting in Substantial Debt Service Requirements That Could Reduce the Value of Your Investment.

The debt requirements necessary to implement our business plan will result in substantial debt service requirements. Upon completion of the plant, we anticipate that our total term debt obligations will be approximately $26,000,000. As a result, our capital structure will be highly leveraged. Our debt load and service requirements could have important consequences which could reduce the value of your investment, including:

•             Limiting our ability to borrow additional amounts for operating capital and other purposes or creating a situation in which such ability to borrow may be available on terms that are not favorable to us;

•             Reducing funds available for operations and distributions because a substantial portion of our cash flow will be used to pay interest and principal on our debt;

•             Making us vulnerable to increases in prevailing interest rates;

•             Placing us at a competitive disadvantage because we may be substantially more leveraged than some of our competitors;

•             Subjecting all, or substantially all of our assets to liens, which means that there will be virtually no assets left for members in the event of a liquidation; and

•             Limiting our ability to adjust to changing market conditions, which could make us more vulnerable to a downturn in general economic conditions or our business.

In the event that we are unable to pay our debt service obligations, we could be forced to (1) reduce or eliminate distributions to unit holders, even those we hope to make for taxes, or (2) reduce or eliminate needed capital expenditures. It is possible that we could be forced to sell assets, seek to obtain additional equity capital or refinance or restructure all or a portion of our debt. In the event that we are unable to refinance our indebtedness or raise funds through asset sales, sales of equity or otherwise, we may be forced to cease operations and liquidate our assets and you may lose all or most of your investment.

No Public Trading Market Exists for Our Units and We Do Not Anticipate the Creation of Such a Market, Which Means That it will be Difficult for you to Liquidate Your Investment.

There is currently no established public trading market for our units and an active trading market will not develop despite this offering. To maintain partnership tax status, you may not trade the units on an established securities market or readily trade the units on a secondary market (or the substantial equivalent thereof). We therefore will not apply for listing of the units on any securities exchange or on the NASDAQ Stock Market. As a result, you will not be able to readily sell your units.

We Have Placed Significant Restrictions on Transferability of The Units, Limiting an Investor’s Ability to Withdraw from the Company.

The units are subject to substantial transfer restrictions pursuant to our operating agreement. In addition, transfers of the units may be restricted by state securities laws. As a result, investors may not be able to liquidate their investments in the units and therefore may be required to assume the risks of investments in us for an indefinite period of time. See “SUMMARY OF OUR OPERATING AGREEMENT.”

To help ensure that a secondary market does not develop, our operating agreement prohibits transfers without the approval of our board of directors. The board of directors will not approve transfers unless they fall within “safe harbors” contained in the publicly-traded partnership rules under the tax code, which include, without limitation, the following:

•              Transfers by gift;

•              Transfer upon the death of a member;

•              Transfers between family members; and

•              Transfers that comply with the “qualifying matching services” requirements.

These Units Will Be Subordinate to Company Debts and Other Liabilities, Resulting in a Greater Risk of Loss for Investors.

The units are unsecured equity interests in the Company and are subordinate in right of payment to all our current and future debt. In the event of our insolvency, liquidation, dissolution or other winding up of our affairs, all of our debts, including winding-up expenses, must be paid in full before any payment is made to the holders of the units. In the event of our bankruptcy, liquidation, or reorganization, all units will be paid ratably with all our other equity holders, and there is no assurance that there would be any remaining funds after the payment of all our debts for any distribution to the holders of the units.

Investors Purchasing Our Units in This offering Will Have Essentially No Control of Company Affairs.

Investors are relying entirely on our directors to manage our business. Investors have no right to take part in our management, except through the exercise of limited voting rights described in our operating agreement. Investors will not have any right to determine the amount or timing of any distributions, which right is reserved to the sole judgment of the board of directors. See “SUMMARY OF OUR OPERATING AGREEMENT.”

ICM, Inc. and Fagen, Inc. Will Have More Control of the Company Than Most Other Unit Holders Because of Their Right to Appoint Up to Three Directors to Our Board.

Our operating agreement provides that ICM, Inc. and Fagen, Inc. are entitled to jointly appoint up to three directors to our board of directors in exchange for their combined capital contribution of up to $6,250,000. The appointed directors will serve at ICM, Inc.’s and Fagen, Inc.’s pleasure so long as they own units that were purchased in exchange for this $6,250,000 capital contribution provided, however, that for every $2,000,000 in redemption payments made by us to ICM, Inc. and/or Fagen, Inc., one of their director positions shall be terminated. See “SUMMARY OF OUR OPERATING AGREEMENT.”

Risks Related to the Company

We Have No Operating History or Experience, Which Could Result in Errors in Management and Operations Causing a Reduction in the Value of Your Investment.

We were recently formed and have no history of operations. We cannot provide assurance that the Company can manage start-up effectively and properly staff operations, and any failure by us to manage our start-up effectively could delay the commencement of plant operations. Our proposed operations are subject to all the risks inherent in the establishment of a new business enterprise. We anticipate a period of significant growth, involving the construction and start-up of operations of the plant and the hiring of our employees. This period of growth and the start-up of the plant are likely to be a substantial challenge to us. If we fail to manage start-up effectively, you could lose all or a substantial part of your investment.

We Have No Experience in the Ethanol Industry, Which Increases Risk Relating to Our Ability to Build and Operate the Plant.

We are presently, and will likely continue to be dependent upon our founding members for some time. Some of our founding members are serving as our initial directors. These individuals have general business experience but have little or no experience raising capital from the public, organizing and building an ethanol plant, or governing and operating a public company. None of the directors has expertise in the ethanol industry. In addition, certain directors on our board of directors are presently engaged in business and other activities outside of and in addition to our business. These other activities all impose substantial demand on the time and attention of such directors.

We have entered into a Management Agreement with United Bio Energy Management, LLC pursuant to which United Bio Energy Management, LLC will appoint a general manager for the plant to be located on our site. However, we may have difficulty in attracting other competent personnel to relocate to Garnett, Kansas in the event that such personnel are not available locally. Our failure to attract and retain such individuals could limit or eliminate any profit that we might make and could result in our failure. If we fail, you could lose all or a substantial part of your investment in us. Accordingly, no person should purchase units unless such person is willing to entrust all aspects of our management to the board of directors.

We Will Be Very Dependent on United Bio Energy, LLC and its Subsidiaries to Manage and Operate Our Plant, Which Means Our Operational Risk is Heavily Concentrated On These Companies.

We have entered into agreements for the operation of the ethanol plant with United Bio Energy Management, LLC; United Bio Energy Fuels, LLC; United Bio Energy Ingredients, LLC; and United Bio Energy Trading, LLC. United Bio Energy Management, LLC will manage the ethanol plant and United Bio Energy Fuels, LLC will provide us ethanol marketing services. In addition, United Bio Energy Ingredients, LLC will provide us distillers grains marketing and grain origination services. United Bio Energy Trading, LLC, will provide us with overall risk management. All of these companies are wholly-owned subsidiaries of United Bio Energy, LLC. United Bio Energy, LLC is owned by an affiliate of ICM, Inc. and an affiliate of Fagen, Inc. We will be very dependent on these companies after we begin operations. As a result, almost all of our operational risk is concentrated on United Bio Energy, LLC and its subsidiaries, which means that their inability to perform or their substandard performance will significantly impact our ability to generate revenue, and may cause your investment to lose value.

Our Lack of Business Diversification Could Result in the Devaluation of Our Units if Our Revenues from Our Primary Products Decrease.

It is anticipated that our business will be that of the production of ethanol and its by-products, such as distillers grains and carbon dioxide. We do not have any other lines of business or other sources of revenue if we are unable to complete the construction and operation of the plant.

We Will be Dependent on ICM, Inc. and Fagen, Inc. for Expertise in the Commencement of Operation in the Ethanol Industry and Any Loss of this Relationship Could Cause Us Delay and Added Expense, Placing Us at a Competitive Disadvantage.

We are dependent upon our relationships with ICM, Inc. and Fagen, Inc., and their employees. Any loss of our relationship with ICM, Inc. and/or Fagen, Inc. particularly during the construction and start-up period for the plant, may prevent us from commencing operations and result in the failure of our business. The time and expense of locating new consultants and contractors would result in unforeseen expenses and delays. Unforeseen expenses and delays may reduce our ability to generate revenue and profitability and significantly damage our competitive position in the ethanol industry such that you could lose some or all of your investment. See “DESCRIPTION OF BUSINESS—Strategic Partners and Development Services Team.”

We Have a History of Losses and May not Ever Operate Profitably.

For the period of January 3, 2001 through December 31, 2004, we incurred an accumulated net loss of $314,227.000. We will continue to incur significant losses until we successfully complete construction and commence operations of the plant. There is no assurance that we will be successful in completing this offering and/or in our efforts to build and operate an ethanol plant. Even if we successfully meet all of these objectives and begin operations at the ethanol plant, there is no assurance that we will be able to operate profitably.

Risks Related to Regulation and Governmental Action

Loss of Favorable Tax Benefits for Ethanol Production Could Hinder Our Ability to Operate at a Profit and Reduce the Value of Your Investment in Us.

The ethanol industry and our business depend on the continuation of federal ethanol tax incentives. These incentives have supported a market for ethanol that might disappear without the incentives. As of December 2004, the federal tax incentives were scheduled to expire September 30, 2007. However, pursuant to new legislation signed in October of 2004, the incentives are extended to September 30, 2010. These tax incentives to the ethanol industry may not continue beyond their scheduled expiration date or, if they continue, the incentives may not be at the same level. The elimination or reduction of tax incentives to the ethanol industry could reduce the market for ethanol, which could reduce prices and our revenues by making it more costly or difficult for us to produce and sell ethanol. If the federal tax incentives are eliminated or sharply curtailed, we believe that a decreased demand for ethanol will result, which could result in the failure of the business and the potential loss of some or all of your investment. See “DESCRIPTION OF BUSINESS—Federal Ethanol Supports.”

Discontinuation of Kansas Tax Incentives Concerning Ethanol Could Hinder Our Ability to Operate at a Profit.

Under current Kansas law, ethanol producers may qualify to receive a production incentive from the State of Kansas. Failure to qualify for the program, in full or in part, or the modification or cessation of the program will reduce our profitability, causing a reduction in the value of your investment. For a producer who commences production after July 1, 2001, the amount of the production incentive is 7.5¢ per gallon sold to an alcohol blender for up to 15 million gallons annually until the program expires in 2011. The producer may receive the payments for no more than 7 years. In order to qualify, the producer must sell at least 5 million gallons of agricultural ethanol. In addition, the producer’s principal place of business and facility for the production of ethanol must be located within the state of Kansas. Finally, the producer must have made formal application to and conformed to the requirements by the Kansas Department of Revenue.

If our plant becomes operational, we expect to qualify for the production incentive payments. We expect to produce approximately 35 million gallons of ethanol annually for sale to alcohol blenders when the plant becomes operational. In addition, our principal place of business and facility for the production of ethanol will be located within the state of Kansas. Finally, we intend to make formal application to and conform to the requirements of the Kansas Department of Revenue.

There can be no assurance that we will qualify for the full amount or any amount available under the program. Furthermore, there can be no assurance that the Kansas legislature will not modify or cancel the program.

A Change in Environmental Regulations or Violations Thereof Could Result in the Devaluation of Our Units and a Reduction in the Value of Your Investment.

We will be subject to extensive air, water and other environmental regulation and we will need to obtain a number of environmental permits to construct and operate the plant.

We have applied for a number of these permits and have received some of the necessary permits, but not all. We do not anticipate a problem receiving all required environmental permits. However, if for any reason any of these permits are not granted, construction costs for the plant may increase, or the plant may not be constructed at all. See “DESCRIPTION OF BUSINESS—Regulatory Permits.”

Additionally, environmental laws and regulations, both at the federal and state level, are subject to change and changes can be made retroactively. Consequently, even if we have the proper permits at the present time, we may be required to invest or spend considerable resources to comply with future environmental regulations or new or modified interpretations of those regulations, which may reduce our profitability and you may lose some or all of your investment.

Expiration of the Commodity Credit Corporation Bio Energy Program Could Hinder Our Ability to Operate at a Profit and Reduce the Value of Your Investment in Us.

The United States Department of Agriculture’s (the “USDA”) Commodity Credit Corporation Bio Energy Program is scheduled to expire on September 30, 2006. The grants available under the CCC program may not continue beyond their scheduled expiration date or if they do continue, the grants may not be at the same level. If the ethanol plant is not operational by the expiration of the CCC program, or has not had substantial operations, we may not be eligible for the grants or may receive a substantially reduced amount. This could result in decreased profitability and you could lose some or all of your investment.

Risks Related to Construction of the Plant

We Will Depend on Key Suppliers, Whose Failure to Perform Could Force Us to Abandon Our Business, Hinder Our Ability to Operate Profitably or Decrease the Value of Your Investment.

We are highly dependent upon ICM, Inc. and Fagen, Inc. to design and build the plant. If ICM, Inc. or Fagen, Inc. were to terminate their relationship with us, there is no assurance that we would be able to obtain a replacement design/builder or principal subcontractor. Any such event may force us to abandon our business. We are also highly dependent upon ICM, Inc.’s and Fagen, Inc.’s experience and ability to train our personnel in operating the plant. If the plant is built and does not operate to the level anticipated by us in our business plan, we will rely on ICM, Inc. and Fagen, Inc. to adequately address such deficiency. There is no assurance that ICM, Inc. and/or Fagen, Inc. will be able to address such deficiency in an acceptable manner. Failure to do so could cause us to halt or discontinue our production of ethanol, which could damage our ability to generate revenues and reduce the value of your units.

We Will Depend on ICM, Inc. and Fagen, Inc. for Timely Completion of Our Plant, However, ICM, Inc’s. and Fagen, Inc.’s Involvement in Other Projects Could Delay the Commencement of Our Operations and Further Delay Our Ability to Generate Revenue and Distribute Any Profits.

ICM, Inc. is engaged as our design/builder and general contractor, and Fagen, Inc. is engaged as our principal subcontractor for our plant. Both ICM, Inc. and Fagen, Inc. are involved with several other ethanol projects. Their involvement with other ethanol projects may delay the completion of our plant and commencement of plant operations. Any delay in construction of our plant and/or commencement of plant operations could further delay our ability to generate revenue and distributions of any profits to our members.

Construction Delays Could Result in Devaluation of Our Units if Our Production and Sale of Ethanol and Its By-Products Are Similarly Delayed.

We currently expect our plant to be operating by Summer 2005, however, construction projects often involve delays in obtaining permits, construction delays due to weather conditions, or other events that delay the construction schedule. In addition, changes in interest rates or the credit environment or changes in political administrations at the federal, state or local level that result in policy change towards ethanol or this project, could cause construction and operation delays. If it takes longer to construct the plant than we anticipate, it would delay our ability to generate revenue and make it difficult for us to meet our debt service obligations. This could reduce the value of the units.

Defects in Plant Construction Could Result in Devaluation of Our Units if Our Plant Does Not Produce Ethanol and Its By-Products as Anticipated.

There is no assurance that defects in materials and/or workmanship in the plant will not occur. Under the terms of the design/build agreement, ICM, Inc. warrants that the material and equipment furnished to build the plant will be new, of good quality, and free from material defects in material or workmanship at the time of delivery. Though the design/build agreement requires ICM, Inc. to correct all defects in material or workmanship for a period of one year after substantial completion of the plant, material defects in material or workmanship may still occur. Such defects could cause us to delay the commencement of operations of the plant, or, if such defects are discovered after operations have commenced, to halt or discontinue the plant’s operation. Halting or discontinuing plant operations could delay our ability to generate revenues and reduce the value or your units.

The Plant Site May Have Environmental Problems That Are Not Yet Known to Us, Remediation of Which Could Result in Loss of Capital.

We finalized our purchase of 23 acres of land in the Golden Prairie Industrial Park on the edge of Garnett, Kansas which consists of our primary plant site. Although we have conducted a Phase I Environmental Study and begun construction at this site, there can be no assurance that we will not encounter hazardous conditions at the site that may delay the construction of the plant. ICM, Inc. is not responsible for any hazardous conditions encountered at the site. Upon encountering a hazardous condition, ICM, Inc. may suspend work in the affected area. If we receive notice of a hazardous condition, we may be required to correct the condition prior to continuing construction. The presence of a hazardous condition will likely delay construction of the plant and may require significant expenditure of our resources to correct the condition. In addition, ICM, Inc. will be entitled to an adjustment in price and time of performance if it has been adversely affected by the hazardous condition. If we encounter any hazardous conditions during construction that require time or money to correct, such event could delay our ability to generate revenues and reduce the value or your units.

General Risks Associated with Major Construction Projects May Delay or Prevent Our Ability to Generate Revenue.

The construction of an ethanol plant is a major project. There are general risks and potential delays associated with such a project, including, but not limited to, fire, weather, permitting issues, and delays in the provision of materials or labor to the construction site. Any significant delay in the planned completion date could delay our ability to generate revenues and reduce the value or your units.

We May Need to Revise Cost Estimates for the Construction of the Plant Upwardly, and Such Revision Could Result in Devaluation of Our Units if Plant Construction Requires Additional Capital.

It is anticipated that ICM, Inc. will construct the plant for $35,900,000, based on the plans and specifications in the design/build agreement. We have based our capital needs on a design for the plant that will cost $36,340,000 with additional start-up and development costs of $10,453,000, for a total completion cost of $46,793,000.  This price includes construction period interest.  There is no assurance that there will not be design changes or cost overruns associated with the construction of the plant. In addition, shortages of steel could affect the final completion date of the project. Any significant increase in the estimated construction cost of the plant could delay our ability to generate revenues and reduce the value of your units because our revenue stream may not be able to adequately support the increased cost and expense attributable to increased construction costs. We have purchased Builders Risk insurance to protect us from losses during the construction period which we believe to be adequate to prevent loss from foreseeable risks. We also intend to acquire insurance for losses suffered after construction is completed. However, events occur for which no insurance is available or for which insurance is not available on terms that are acceptable to us. Loss from such an event, such as, but not limited to, earthquake, war, riot, or other risks, may not be insured and such a loss may reduce our profitability causing a reduction in the value of your investment.

Risks Related to Ethanol Production

Our Ability to Operate at a Profit is Largely Dependent on Grain Prices and Market Prices for Ethanol and Distillers Dried Grains and the Value of Your Investment in Us May be Directly Affected by these Market Prices.

Our results of operations and financial condition will be significantly affected by the cost and supply of grain and by the selling price for ethanol and distillers dried grains. Price and supply are subject to and determined by market forces over which we have no control.

We will be dependent on the availability and price of the raw grains we will use to produce ethanol, including corn and milo. We will purchase our grain in the cash market and hedge grain price risk through futures contracts to reduce short-term exposure to price fluctuations. See “DESCRIPTION OF BUSINESS—Corn and Milo Feedstock Supply.” Generally, higher grain prices will produce lower profit margins. This is especially true if market conditions do not allow us to pass through increased grain costs to our customers. There is no assurance that we will be able to pass through higher grain prices. If a period of high grain prices were to be sustained for some time, such pricing may reduce our ability to generate revenues because of the higher cost of operating and could potentially lead to the loss of some or all of your investment.

Our revenues will be exclusively dependent on the market prices for ethanol and distillers grains. These prices can be volatile as a result of a number of factors. These factors include the overall supply and demand, the price of gasoline, level of government support, and the availability and price of competing products. For instance, the price of ethanol tends to increase as the price of gasoline increases, and the price of ethanol tends to decrease as the price of gasoline decreases. Any lowering of gasoline prices will likely also lead to lower prices for ethanol, which may decrease our ethanol sales and reduce revenues, causing a reduction in the value of your investment.

We believe that ethanol production is expanding rapidly at this time. Increased production of ethanol may lead to lower prices. The increased production of ethanol could have other adverse effects as well. For example, the increased production could lead to increased supplies of by-products from the production of ethanol, such as distillers grains. Those increased supplies could outpace demand, which would lead to lower prices for those by-products. Also, the increased production of ethanol could result in increased demand for corn. This could result in higher prices for corn and corn production creating lower profits. There can be no assurance as to the price of ethanol or distillers grains in the future. Any downward changes in the price of ethanol and/or distillers grains may result in less income which would decrease our revenues and you could lose some or all of your investment as a result.

All of our Grain will be Sourced By United Bio Energy Ingredients, LLC Which May Put Us at a Competitive Disadvantage and Reduce Our Profitability.

We have entered into a Raw Grains Agreement with United Bio Energy Ingredients, LLC for the procurement of all raw grains necessary for ethanol production for a period of at least 5 years. Under the agreement, United Bio Energy Ingredients, LLC will use its best efforts to procure grain at the lowest price available under prevailing market conditions, however, there is no assurance that they will be successful in purchasing grain at competitive market prices. We are very dependent on United Bio Energy Ingredients, LLC to keep our grain costs low and if they are unable to procure grain at competitive prices, our profitability will be reduced and we may not be as cost-effective at producing ethanol as our competition.

We Will Be Dependent on Another for Sales of Our Products, Which May Place Us at a Competitive Disadvantage and Reduce Our Profitability.

We currently have no sales force of our own to market ethanol and distillers dried grains and do not intend to establish such a sales force. We have entered into an Ethanol Agreement with United Bio Energy Fuels, LLC for the marketing of our ethanol, and a Distillers Grains Marketing Agreement with United Bio Energy Ingredients, LLC for the marketing of our distillers grains. As a result, we will be dependent on the ethanol broker and the feed broker. If either United Bio Energy entity breaches the contract or does not have the ability, for financial or other reasons, to purchase all of the ethanol and distillers grains we produce, we will not have any readily available means to sell our ethanol or distillers grains. Our lack of a sales force and reliance on third parties to sell and market our products may place us at a competitive disadvantage. Our failure to sell all of our ethanol and distillers dried grains feed products may result in less income from sales, reducing our revenue stream, which could reduce the value of your investment.

Changes and Advances in Ethanol Production Technology Could Require Us to Incur Costs to Update Our Ethanol Plant or Could Otherwise Hinder Our Ability to Compete in the Ethanol Industry or Operate Profitably.

Advances and changes in the technology of ethanol production are expected to occur. Such advances and changes may make the ethanol production technology installed in our plant less desirable or obsolete. These advances could also allow our competitors to produce ethanol at a lower cost than us. If we are unable to adopt or incorporate technological advances, our ethanol production methods and processes could be less efficient than our competitors, which could cause our plant to become uncompetitive or completely obsolete. If our competitors develop, obtain or license technology that is superior to ours or that makes our technology obsolete, we may be required to incur significant costs to enhance or acquire new technology so that our ethanol production remains competitive. We may be required to seek third-party licenses, which can also result in significant expenditures. We cannot guarantee or assure you that third-party licenses will be available or, once obtained, will continue to be available on commercially reasonable terms, if at all. These costs could negatively impact our financial performance by increasing our operating costs and reducing our net income, all of which could reduce the value of your investment.

Risks Related to Ethanol Industry

Competition from the Advancement of Alternative Fuels May Lessen the Demand for Ethanol and Negatively Impact Our Profitability, Which Could Reduce the Value of Your Investment.

Alternative fuels, gasoline oxygenates and ethanol production methods are continually under development. A number of automotive, industrial and power generation manufacturers are developing alternative clean power systems using fuel cells or clean burning gaseous fuels. Like ethanol, the emerging fuel cell industry offers a technological option to address increasing worldwide energy costs, the long-term availability of petroleum reserves and environmental concerns. Fuel cells have emerged as a potential alternative to certain existing power sources because of their higher efficiency, reduced noise and lower emissions. Fuel cell industry participants are currently targeting the transportation, stationary power and portable power markets in order to decrease fuel costs, lessen dependence on crude oil and reduce harmful emissions. If the fuel cell industry and hydrogen economy continue to expand and gain broad acceptance and hydrogen becomes readily available to consumers for motor vehicle use, we may not be able to compete effectively. This additional competition could reduce the demand for ethanol, which would negatively impact our profitability, causing a reduction in the value of your investment.

Corn-Based Ethanol May Compete With Cellulose-Based Ethanol in the Future, Which Could Make It More Difficult for Us to Produce Ethanol on a Cost-Effective Basis and Could Reduce the Value of Your Investment.

Most ethanol is currently produced from corn and other raw grains, such as milo or sorghum—especially in the Midwest. The current trend in ethanol production research is to develop an efficient method of producing ethanol from cellulose-based biomass such as agricultural waste, forest residue, municipal solid waste, and energy crops. This trend is driven by the fact that cellulose-based biomass is generally cheaper than corn and producing ethanol from cellulose-based biomass would create opportunities to produce ethanol in areas which are unable to grow corn. Although current technology is not sufficiently efficient to be competitive, a report by the U.S. Department of Energy entitled “Outlook for Biomass Ethanol Production and Demand” indicates that new conversion technologies may be developed in the future. If an efficient method of producing ethanol from cellulose-based biomass is developed, we may not be able to compete effectively. We do not believe it will be cost-effective to convert the ethanol plant we are proposing into a plant which will use cellulose-based biomass to produce ethanol. If we are unable to produce ethanol as cost-effectively as cellulose-based producers, our ability to generate revenue will be negatively impacted and your investment could lose value.

Competition from Ethanol Imported from Caribbean Basin Countries May Be a Less Expensive Alternative to Our Ethanol, Which Would Cause Us to Lose Market Share and Reduce the Value of Your Investment.

Ethanol produced or processed in certain countries in Central American and the Caribbean region is eligible for tariff reduction or elimination upon importation to the United States under a program known as the Caribbean Basin Initiative. Large ethanol producers, such as Cargill, have expressed interest in building dehydration plants in participating Caribbean Basin countries, such as El Salvador, which would convert ethanol into fuel-grade ethanol for shipment to the United States. Ethanol imported from Caribbean Basin countries may be a less expensive alternative to domestically produced ethanol. Competition from ethanol imported from Caribbean Basin countries may affect our ability to sell our ethanol profitably, which would reduce the value of your investment.

Risks Related to Conflicts of Interest

We May Have Conflicts of Interest With Our Directors and Consultants, Which Could Result in Their Incomplete Devotion to Us.

Our directors also have management responsibilities and conflicts of interest with respect to other entities with which we do or may do business with in the future.

Our directors and officers have and may purchase our units. Any purchases of units by the directors and officers should not be relied upon as an indication of the merits of this offering. In addition, conflicts of interest may arise if the directors and officers, either individually or collectively, hold a substantial percentage of the units because of their position to substantially influence our business and management.

We May Have Conflicts of Interest With ICM, Inc. and Fagen, Inc, Which May Cause Difficulty in Enforcing Claims Against Them.

In exchange for the capital contributions made by ICM, Inc. and Fagen, Inc., they are entitled to appoint a total of 3 directors to our board of directors, subject to our ability to terminate one of their director positions for every $2,000,000 of units redeemed from either ICM, Inc. or Fagen, Inc. ICM, Inc. and Fagen, Inc. have appointed Dave Vander Griend, Jerry Jones and Brian Thome to our board of directors. Dave Vander Griend is Chief Executive Officer and majority owner of ICM, Inc. Jerry Jones is Chief Financial Officer of ICM, Inc. Brian Thome is the director of financial investments for Fagen, Inc. ICM, Inc. and Fagen, Inc. are expected to continue to be involved in substantially all material aspects of our formation, capital formation, and operations. In addition, we have negotiated contracts for the operation of the ethanol plant with United Bio Energy Management, LLC; United Bio Energy Fuels, LLC; United Bio Energy Ingredients, LLC; and United Bio Energy Trading, LLC. Affiliates of ICM, Inc. and Fagen, Inc. own and control United Bio Energy, LLC. Consequently, the terms and conditions of our agreements and understandings with ICM, Inc. and Fagen, Inc. have not been negotiated at arm’s length. Therefore, there is no assurance that our arrangements with such parties are as favorable to us as could have been if obtained from unaffiliated third parties. In addition, because of the extensive roles that ICM, Inc. and Fagen, Inc. will have in the construction and operation of the plant, it may be difficult or impossible for us to enforce claims that we may have against ICM, Inc. and/or Fagen, Inc. Such conflicts of interest may reduce our profitability and the value of the units and could result in reduced distributions to investors. See “CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS.”

ICM, Inc. and/or Fagen, Inc. and their affiliates may also have conflicts of interest because employees or agents of ICM, Inc. and/or Fagen, Inc. are involved as owners, creditors and in other capacities with other ethanol plants in the United States. We cannot require ICM, Inc. and/or Fagen, Inc. to devote their full time or attention to our activities. As a result, ICM, Inc. and/or Fagen, Inc. may have or come to have a conflict of interest in allocating personnel, materials, and other resources to our plant.

Our board of directors will have no independent directors as defined by the North American Securities Administrators Association. Accordingly, the contract with ICM, Inc. and the United Bio Energy, LLC agreements have not been approved by independent directors since there are none at this time. We do not believe that this poses a problem, however, because the directors may have an adverse interest to that of ICM, Inc. and United Bio Energy, LLC with regard to some contracts because of their investment interest in our plant. Therefore, because the directors’ investment interest in our plant is directly adverse to ICM, Inc.’s and United Bio Energy, LLC’s interest in their contracts, the adverse interests constitute sufficient protection to justify our lack of independent directors.

Investors are not to construe this prospectus as constituting legal or tax advice. Before making any decision to invest in us, investors should read this entire prospectus, including all of its exhibits, and consult with their own investment, legal, tax and other professional advisors.

An investor should be aware that we will assert that the investor consented to the risks and the conflicts of interest described or inherent in this prospectus if the investor brings a claim against us or any of our directors, officers, managers, employees, advisors, agents, or representatives.

FORWARD LOOKING STATEMENTS

Throughout this prospectus, we make “forward-looking statements” that involve future events, our future performance, and our expected future operations and actions. In some cases, you can identify forward-looking statements by the use of words such as “may,” “should,” “plan,” “future,” “intend,” “could,” “estimate,” “predict,” “hope,” “potential,” “continue,” “believe,” “expect,” or “anticipate” or the negative of these terms or other similar expressions. The forward-looking statements are generally located in the material set forth under the headings “PLAN OF DISTRIBUTION,” “RISK FACTORS,” “USE OF PROCEEDS,” and “DESCRIPTION OF BUSINESS,” but may be found in other locations as well. These forward-looking statements generally relate to our plans and objectives for future operations and are based upon management’s reasonable estimates of future results or trends. Although we believe that our plans and objectives reflected in or suggested by such forward-looking statements are reasonable, we may not achieve such plans or objectives. Actual results may differ from projected results due, but not limited to, unforeseen developments, including developments relating to the following:

•              The availability and adequacy of our cash flow to meet its requirements, including payment of loans;

•              Economic, competitive, demographic, business and other conditions in our local and regional markets;

•              Changes or developments in laws, regulations, or taxes in the ethanol, agricultural, or energy industries;

•              Actions taken or not taken by third parties including our suppliers and competitors, as well as legislative, regulatory, judicial, and other governmental authorities;

•              Changes and advances in ethanol production technology;

•              Competition in the ethanol industry;

•              The loss of any license or permit;

•              The loss of our plant due to casualty, weather, mechanical failure, or any extended or extraordinary maintenance or inspection that may be required;

•              Changes in our business strategy, capital improvements, or development plans;

•              The availability of additional capital to support capital improvements and development; and

•              Other factors discussed under the section entitled “RISK FACTORS” or elsewhere in this prospectus.

You should read this prospectus completely and with the understanding that actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus have been compiled as of the date of this prospectus and should be evaluated with consideration of any changes occurring after the date of this prospectus. We will not update forward-looking statements even though our situation may change in the future.

OFFERING PROCEEDS

	Maximum Offering	Minimum Offering
Offering Proceeds ($1,100 per unit)	$10,000,100	$2,000,900
Less Estimated Offering Expenses	$160,000	$160,000
Net Proceeds from Offering	$9,840,100	$1,840,900

USE OF PROCEEDS

The gross proceeds from this offering will be $2,000,900 before deducting expenses, if the minimum amount of equity offered is sold, and $10,000,100, before deducting expenses, if the maximum number of units offered is sold for $1,100 per unit. We estimate the offering expenses to be approximately $160,000. Therefore, we estimate the net proceeds of the offering to be $1,840,900 if the minimum amount of equity is raised, and $9,840,100 if the maximum number of units offered is sold.

On October 11, 2004, we entered into a Unit Purchase and Redemption Agreement with ICM, Inc. and Fagen, Inc. for the purpose of securing $6,250,000 in additional equity to fund expansion of our plant from 25 million gallons per year to 35 million gallons per year. In the Unit Purchase and Redemption Agreement, we agreed to issue a maximum of 6,250 membership units to ICM, Inc. and Fagen, Inc. at a purchase price of $1,000 per unit in exchange for a capital contribution from them of up to $6,250,000. The agreement provides that we are to close on the purchase of these units with ICM, Inc. and Fagen, Inc. once we have depleted our proceeds from the initial registered offering to $1,000,000 or less. The conditions have now been met and ICM, Inc. and Fagen, Inc. have each purchased 3,125 units at a price of $1,000 per unit.

We intend to use the net proceeds of the offering to redeem 6,250 units from ICM, Inc. and Fagen, Inc. at a price of $1,100 per unit for a total redemption payment of $6,875,000. If we obtain proceeds exceeding the minimum offering amount but less than $6,875,000, we will redeem the units owned by ICM, Inc. and Fagen, Inc. to the extent of the proceeds received less offering expenses. If we obtain proceeds of more than $6,875,000, we will retain the balance for working capital and operating expenses to supplement funding of the construction and operation of the 35 million gallon per year ethanol plant to be located in Garnett, Kansas. We intend to enter into an agreement with ICM, Inc. for the purchase and installation of a steam turbine generator. We expect to pay approximately $1.8 million for the steam turbine generator. We intend to sign a promissory note payable to ICM, Inc. for this amount plus interest at a rate of 1% per annum above the prime rate and grant a security interest to ICM, Inc. in the steam turbine generator. We may be required by our senior lender to pay the balance of this note with the working capital we may receive as part of this offering. Otherwise, we expect to pay installments with the balance paid by July 1, 2008. The table below illustrates our proposed use of proceeds.

Use of Proceeds	Minimum Offering Amount(1)	Maximum Offering Amount(1)
Redemption of Units from ICM, Inc., and Fagen, Inc.	$1,840,900	$6,875,000
Operating Expenses and Working Capital(1)	$160,000	$3,125,100
Total:	$2,000,900	$10,000,100

(1)           Includes offering expenses.

DETERMINATION OF OFFERING PRICE

There is no established market for our units. We established the offering price without an independent valuation of the units. We established the offering price based on our estimate of capital and expense requirements, not based on perceived market value, book value, or other established criteria. The units may have a value significantly less than the offering price and there is no guarantee that the units will ever obtain a value equal to or greater than the offering price.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information regarding the beneficial ownership of our units as of April 4, 2005, by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding units:

Title of Class	Name and Address	Amount and nature of beneficial owner		Percent of Class
Membership Unit	Ron Fagen Fagen, Inc. 501 West Highway 212 P.O. Box 159 Granite Falls, MN 56241	5,125	(1)	24.5%
Membership Unit	Dave Vander Griend ICM, Inc. 310 N. First Street P.O. Box 397 Colwich, KS 67030	5,125	(2)	24.5%

(1)           Includes 4,125 units held in the name of Fagen, Inc. and 1,000 units held in the name of Fagen Energy, Inc. Ron Fagen owns and controls both Fagen, Inc. and Fagen Energy, Inc.

(2)           Includes 400 units held in the name of Dave Vander Griend individually, 4,625 units held in the name of ICM, Inc. and 100 units held in the name of United Bio Energy, LLC.

UNITS BENEFICIALLY OWNED BY DIRECTORS AND OFFICERS

			Percent of	Percentage of Total After the Offering
Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Class Prior to Offering	Maximum Units Sold in Offering	Minimum Units Sold in Offering
Membership Units	William R. Pracht, Director and Chairman/President 20477 SW Florida Rd. Westphalia, KS 66093	60 Units	0.286%	0.200%	0.263%

Membership Units	Roger Brummel, Director and Vice Chairman/Vice President 802 S. Oak St. Garnett, KS 66032	60 Units	0.286%	0.200%	0.263%

Membership Units	Jill A. Zimmerman, Director and Treasurer 420 S. Cottonwood St. Garnett, KS 66032	15 Units	0.072%	0.050%	0.066%

Membership Units	Daniel V. Morgan, Director and Secretary 196 Texas Rd. Greeley, KS 66033	10 Units	0.048%	0.033%	0.044%

Membership Units	Scott A. Burkdoll, Director 3939 Ellis Rd. Rantoul, KS 66079	60 Units	0.286%	0.200%	0.263%

Membership Units	Glenn A. Caldwell, Director P.O. Box 181 Garnett, KS 66032	100 Units	0.477%	0.333%	0.439%

Membership Units	Daniel L. Guetterman, Director P.O. Box 32 Bucyrus, KS 66013	25 Units	0.119%	0.083%	0.110%

Membership Units	Donald S. Meats, Director 724 2nd Rd. S.E. Neosho Falls, KS 66758	10 Units	0.048%	0.033%	0.044%

Membership Units	Dave Vander Griend Director ICM, Inc. 310 N. First Street P.O. Box 397 Colwich, KS 67030	5,125 Units(1)	24.455%	17.06%	22.50%

All Directors and Officers as a Group		5,465 Units	26.08%	18.19%	23.99%

(1)  Includes 400 units held in the name of Dave Vander Griend individually, 4,625 units held in the name of ICM, Inc. and 100 units held in the name of United BioEnergy, LLC.

SELECTED FINANCIAL DATA

The following table summarizes important financial information from our December 31, 2004 audited financial statements. You should read this table in conjunction with the financial statements and the notes included elsewhere in this prospectus.

From Inception to December 31, 2004
Statement of Operations Data:
Revenue	$0
Operating expenses:
Organizational expenses	3,643
Start-up Expenses	677,672
681,315
Other Income (Expense):
Interest Income	53,648
Interest Expense	(4,787)
Other Income	2,000
50,861
Net Loss	$(630,454)

December 31, 2004
Balance Sheet Data:
Assets:
Cash and cash equivalents	$6,210,819
Grant receivable	54,906
Prepaid offering costs	64,518
Prepaid expense	4,938
Net Property, Plant & Equipment	16,546,556
Financing costs	552,385
Land Option	0
Total Assets	23,434,122
Liabilities and members’ equity:
Current liabilities	10,246,103
Total members’ equity	13,188,019
Total liabilities and members’ equity	$23,434,122

MANAGEMENT’S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION

Overview

This prospectus contains forward-looking statements that involve risks and uncertainties. Actual events or results may differ materially from those indicated in such forward-looking statements. The following discussion of the financial condition and results of our operations should be read in conjunction with the financial statements and related notes thereto included elsewhere in this prospectus.

East Kansas Agri-Energy, LLC was formed as a Kansas limited liability company on October 16, 2001, for the purpose of constructing and operating an ethanol plant near Garnett, Kansas. We have begun construction of a corn- and milo-based ethanol plant that will produce ethanol, distillers grains and carbon dioxide. The corn we will use is field corn, which is a tall growing cereal grain containing both hard and soft starches. Milo or grain sorghum is a coarse annual cereal grass with large white or yellow grains. One bushel of milo produces approximately as much ethanol as one bushel of corn and the distillers grains produced from corn and milo has equivalent uses.

We originally expected to build a 20 million gallon per year ethanol plant. We subsequently revised our business plan to expand the plant capacity to produce 25 million gallons of denatured fuel-grade ethanol. After further review, we determined that increasing our production capacity to 35 million gallons of denatured fuel-grade ethanol would likely result in more efficient operations for our ethanol plant. We do not expect this change to delay our anticipated date of start-up operation, which is currently summer 2005.

Based on the increased capacity of our ethanol plant, we now expect that the project will cost approximately $46,793,000 instead of the $37,000,000 as previously planned. This includes approximately $36,340,000 to build the plant. We are still in the development phase, and until the proposed ethanol plant is operational, we will generate no revenue. We anticipate that accumulated losses will continue to increase until the ethanol plant is operational.

Due to the increase in our anticipated total project cost, we received an increase in our written debt financing commitment from $20,000,000 to $26,000,000. To supplement this debt financing, we entered into an agreement to secure additional equity proceeds of $6,250,000 from Fagen, Inc, our principal contractor, and ICM, Inc., our design/builder. As incentive for ICM, Inc. and Fagen, Inc. to contribute equity capital to purchase our units, we engaged United Bio Energy Management, LLC; United Bio Energy Fuels, LLC; United Bio Energy Ingredients, LLC; and United Bio Energy Trading, LLC to provide us services including ethanol plant general management, ethanol and distillers grains marketing, grain origination services and overall risk management. As such, we expect to be very dependent on United Bio Energy, LLC and its subsidiaries. These companies are owned by United Bio Energy, LLC of Wichita, Kansas. United Bio Energy, LLC is owned by an affiliate of ICM, Inc and an affiliate of Fagen, Inc.

Plan of Operations for the Next 12 Months

In the next 12 months, we plan to focus on three primary activities: (1) completing construction of the plant, site development and permitting; (2) implementing our financing plan including the redemption of 6,250 units from ICM, Inc. and Fagen, Inc.; and (3) preparing for and commencing start-up operations.

Plant Construction, Site Development and Permitting

On September 28, 2004, we instructed ICM, Inc. to commence construction of the ethanol plant on our 23-acre site located in the Golden Prairie Industrial Park on the outskirts of Garnett, Kansas. ICM, Inc. is serving as the design/builder and Fagen, Inc. is serving as the principal subcontractor. We anticipate that we will need to purchase significant amounts of equipment in the next 12 months, all of which will be necessary for successful plant operations. We expect the plant to be substantially complete, which means ready for occupancy and ethanol production in the summer 2005, assuming a constant availability of supplies and labor and assuming reasonable winter weather.

We will be required to make progress payments to ICM, Inc. based upon applications of payment made by ICM, Inc. for all work performed as of the date of the application. Initially we will retain 10% of the amount submitted in each application for payment. When at least 50% of the work has been completed, we will no longer withhold a retainage amount. Once ICM, Inc. has substantially completed the project, we will make a payment to ICM, Inc. equal to 100% of the contract, less $500,000. We will also withhold amounts for any defective work. We will pay $250,000 of the $500,000 to ICM, Inc. once we are satisfied that ICM, Inc. has satisfied its obligations under the contract. We will pay the remaining $250,000 to ICM, Inc. after we receive a written emissions compliance report documenting compliance with the applicable atmospheric emission criteria.

The following chart summarizes the tasks we anticipate completing and our progress on the construction of our plant as of March 15, 2005.

Projects	Percentage of Completion
Install Dryer	80
Install Energy Center Structural Steel, Electrical, and Instrumentation	60
Install Distillers Dried Grains Equipment	60
Install Chiller and Master Control Center	50
Install Fermenters	100
Install Distillers	100
Process Building Structural Steel	80
Work on Electrical System	50
Erect office building	0
Install Cooling Tower	30
Install Piping for Fermentation	30
Set Distillers and Install Piping for them	40
Work on Alcohol Storage	10
Work on Energy Center	30
Install Centrifuges and Process Equipment	50
Install Piping, Electric, and Instrumentation for Piping	30
Work on Fermenters	100
Work on field-erected tanks	35
Continue work on Alcohol Storage	10
Work on Installation of Cooling Tower	20
Install Evaporators	100
Install Electric and Instrumentation of Distillers	10
Install Rail Spur	0
Continue work on Alcohol Storage	40
Install Pumps on Cooling Towers	40
Install Truck Scales	0
Complete Distillers Dried Grains Building	100
Train Plant Personnel	10
Complete Administration Building	20
Test Equipment and Prepare for Start-up Operations	0
Perform Water Trials and Hydrology Testing	0
Commence Operations	0

On November 18, 2004, we purchased approximately 19 acres of real estate in Anderson County, Kansas to allow the placement of a railroad spur from the proposed plant site to existing Union Pacific Railroad track in Garnett, Kansas. We purchased the real estate pursuant to an option that granted us the right to purchase it for $9,000 per acre. We obtained the option at a cost of $5,000. The real estate was used as a surface dumpsite many years ago resulting in the need to move and bury waste. The clean-up required has now been completed and paid for by grant funds applied for and received by the City of Garnett, Kansas. The commitment for title insurance from First American Title Insurance Company of Kansas applies to this real estate.

On September 2, 2004, we finalized our purchase of 23 acres of land in the Golden Prairie Industrial Park on the edge of Garnett, Kansas where we are constructing our ethanol plant. On February 16, 2005, we entered into a real estate contract for the purchase of an additional 17 acres of real estate adjacent to the site where we are constructing our plant. We intend to use this land for our metering station and for a portion of our railroad spur. We expect to pay a purchase price of $90,083.  We have not closed on this purchase.

We engaged Natural Resource Group of Minneapolis, Minnesota to coordinate and assist us with proper permitting. It submitted the application for the NPDES Wastewater Discharge Permit to the Kansas Department of Health and Environment (“KDHE”) and worked with the KDHE to modify the construction air permit previously issued for the ethanol plant to accommodate the anticipated increased production capacity of our ethanol plant. This approval of the modification was received from the KDHE on August 5, 2004.

ICM, Inc. provided the preliminary civil engineering and site development for the ethanol plant and continues to provide assistance in this area. A Phase 1 Environmental Study on our proposed site was completed on April 23, 2004.  Natwick & Associates of Fargo, North Dakota conducted an appraisal of the property and we engaged Taylor Design Group of Ottawa to conduct a survey of the property. The survey was completed on November 22, 2004.

Implementing Our Financing Plan

Due to the increase of our project cost and overall capitalization, our financing needs have changed. On November 23, 2004, we entered into revised debt financing agreements with Home Federal Savings Bank of Rochester, Minnesota consisting of a term loan of $26,000,000.

To supplement our debt financing and complete our capitalization plan we entered into a Unit Purchase and Redemption Agreement with ICM, Inc. and Fagen, Inc. In the Unit Purchase and Redemption Agreement we agreed to issue up to 6,250 of our units to ICM, Inc. and Fagen, Inc. at a purchase price of $1,000 per unit in exchange for a combined capital contribution from them of up to $6,250,000. The closing of the purchase of these units by ICM, Inc. and Fagen, Inc. is conditioned upon us depleting the proceeds that we raised from our initial registered offering to $1,000,000 or less. These conditions have now been met and ICM, Inc. and Fagen, Inc. have each purchased 3,125 units at a price of $1,000 per unit. To raise the proceeds necessary to redeem the units in accordance with the terms of Unit Purchase and Redemption Agreement, we are undertaking this registered offering for additional membership units. Due to our obligation to redeem these units from ICM, Inc. and Fagen, Inc., our financial statements will reflect the $6,250,000 as a liability at the time the units are issued. The liability will be identified as units subject to mandatory redemption. For all other purposes, the $6,250,000 will be considered equity.

Use of Funds

We expect the total funding required for the plant to be $46,793,000. We estimate that we will need approximately $36,340,000 to construct the plant, which includes the $35,900,000 payable to ICM, Inc. under the design/build agreement, and a total of approximately $10,453,000 to cover all capital expenditures necessary to complete the project, make the plant operational and produce revenue. The total project cost has increased by $9,793,000 due to the increase in plant production capacity. The change includes an $8,640,000 increase in plant construction costs, an increase of $610,000 in land and site improvement and a $480,000 increase to Inventory and Working Capital resulting from our decision to increase our expected annual production of fuel grade ethanol from 25 million gallons to 35 million gallons.

Based upon initial registered offering proceeds of $13,457,000, seed capital proceeds of $610,000, additional equity from ICM, Inc. and Fagen, Inc. of $6,250,000, a term loan of $26,000,000, and grant financing of $476,000, we expect that we will have approximately $46,793,000 of debt and equity available which would provide us with sufficient cash on hand to cover construction and related start-up costs necessary to make the plant operational.

With receipt of the previously stated debt and equity financing, we expect to have sufficient cash available to cover our costs over the next 12 months, including construction, staffing, office, audit, legal, compliance costs and start up working capital costs. The following is our estimate of our costs and expenditures for the next 12 months. These estimates are based upon consultation with ICM, Inc. and Fagen, Inc. It is only an estimate and our actual expenses could be much higher due to a variety of factors including those described elsewhere in this prospectus.

USE OF FUNDS

Plant construction	$36,340,000
Land & site development costs	1,510,000
Railroad	1,500,000
Fire Protection / Water Supply	280,000
Construction insurance costs	96,000
Construction contingency	582,000
Capitalized interest	350,000
Rolling stock	190,000
Start up costs:
Financing costs	578,000
Organization costs	1,002,000
Pre Production period costs	385,000
Spare parts—process equipment	250,000
Working capital	1,900,000
Inventory—corn and milo	830,000
Inventory—chemicals and ingredients	250,000
Inventory—Ethanol and DDG	750,000
Total	$46,793,000

Liquidity and Capital Resources

As of December 31, 2004, we had cash and cash equivalents of $6,210,819 and total current assets of $6,335,181. To date, we have sold units in our public offering with a price of $13,457,000 raised an additional $610,000 in seed capital and subsequent to December 31, 2004, we raised an additional $6,250,000 in a combined capital contribution from ICM, Inc. and Fagen, Inc. These funds are being used to finance construction of the ethanol plant.

As of December 31, 2004, we had current liabilities of $10,246,103 consisting primarily of our accounts payable. Our note payable to the Kansas Department of Commerce and Housing was paid off on September 30, 2004. Since our inception through December 31, 2004, we have an accumulated deficit of $1,518,981. We have reduced members’ equity by $264,129, the amount of the prepaid offering costs related to the offering. Total members’ equity as of December 31, 2004, was $13,188,019. Since our inception, we have generated no revenue from operations. For the year ended December 31, 2004, we have a net loss of $314,227 primarily due to start-up business costs.

Debt Financing

We had originally received a written debt financing commitment consisting of a term loan of $20,000,000 and a $1,000,000 line of credit from Home Federal Savings Bank of Rochester, Minnesota. Due to the increase of our project cost, we needed to increase our debt financing.

On November 23, 2004 we entered into a Credit Agreement with Home Federal Savings Bank, establishing a construction loan facility for the construction of a 35 million gallon per year ethanol plant. The construction financing is in the amount of $26,000,000 consisting of a $21,000,000 conventional term loan and a $5,000,000 USDA 80% guaranteed loan, and is secured by substantially all of our assets.

During the construction phase, we will make monthly payments of interest only at a variable interest rate equal to prime plus 1.75% with a floor of 6%. The construction phase shall end no later than September 1, 2005. Following construction completion, the loan will be segmented into two loans (1) a $21,000,000 conventional term loan, and (2) a $5,000,000 USDA 80% guaranteed loan. The $5,000,000 USDA guaranteed loan will have an amortization period and maturity date of 10 years. We will make monthly payments of principal and interest on the $5,000,000 loan at a variable interest rate of prime plus 1.25%. This variable rate will be adjusted quarterly. The $21,000,000 conventional loan will have an amortization period of 10 years but will mature at the end of 5 years. We will make monthly payments of principal and interest on the $21,000,000 loan at a variable rate equal to prime plus 1.75% with a floor of 6%.

The Company paid an origination fee of $367,750 to Home Federal Savings Bank, an $80,000 origination fee for the USDA loan guarantee and a $30,000 annual administration fee related to the credit facility. The credit facility is secured by a mortgage on our real property and a security interest in all personal and intangible assets of the Company, including assignment of all material contracts.

During the construction phase, a 1% prepayment penalty of the total construction of $26,000,000 will be assessed if the loan is placed with a lender other than Home Federal Savings Bank. After the construction phase, the $5,000,000 USDA 80% guaranteed loan will impose a prepayment penalty depending on the year of refinancing starting with the 5% penalty in year one and decreasing to 1% in year 5. With respect to the $21,000,000 conventional loan, a prepayment penalty will be imposed starting with a 3% penalty in year one and decreasing to 1% in year 3.

During the term of the loan, all deposit accounts related to the Company must be maintained at Home Federal Savings Bank. We will also be subject to certain financial loan covenants consisting of minimum working capital, minimum fixed coverage, minimum current ratio, minimum net worth and maximum debt/net worth covenants during the term of the loan. We will also be prohibited from making distributions to our members, however, we will be allowed to distribute 40% of our net income to our members after our lender has received audited financial statements for the fiscal year. We must be in compliance with all financial ratio requirements and loan covenants before and after any distributions to the members.

After the construction phase, the Company will only be allowed to make annual capital expenditures up to $400,000 annually without the lender’s prior approval. During the term of the loan, we are required to pay to the lender an annual amount equal to the greater of (1) 75% of any Commodity Credit Corporation Bio Energy income payments received during the year or (2) 25% of the Company’s free cash flow for each year. Payments consisting of USDA Commodity Credit Corporation Bio Energy income must be paid to the lender within 15 days of receipt of any such payments. These payments will continue until an aggregate sum of $7,500,000 has been received by the lender.

We have issued units to ICM, Inc. and Fagen, Inc. in exchange for their combined capital contribution of $6,250,000. To the extent that we obtain proceeds of less than $6,875,000 in this offering, we intend to redeem the units through a distribution of our net cash flow from operations at a redemption price equal to the fair market value of the units as of the date of the redemption. The amount of yearly net cash flow available for redemption will be subject to a reduction due to distributions to our members (including ICM, Inc. and Fagen, Inc.) in an aggregate amount equal to 40% of our net income for the purpose of paying income taxes related to the ownership of our units. The amount of yearly net cash flow available for redemption will be subject to a further reduction equal to the greater of 75% of any Commodity Credit Corporation Bio Energy income payments we receive during such year or 25% of our free cash flow. Any redemption of our units by us is further subject to the terms and conditions of any and all debt financing agreements executed between our lenders and us.

Grants, Government Programs and Tax Rebates

We received a Value-Added Agricultural Product Market Development Grant of $450,000 from the USDA, which is a matching grant to be used for start-up costs. We have applied with the City of Garnett, Kansas under the Neighborhood Revitalization Program for a rebate of any additional property taxes attributable to our site improvements. The City of Garnett, Kansas was awarded an Economic Development grant and loan through the U.S. Small Cities Community Development Block Program for $750,000 to assist with water infrastructure improvements at the plant site. The City has also received approval from the Kansas Department of Transportation for grant funds to assist with highway improvements. The program provides that the state will contribute 85% of the actual project construction and engineering costs. We have entered into an agreement with the City of Garnett, and Anderson County to share equally the remaining funds that will be required which has been estimated at a total of $400,000. We have agreed to pay one-third of this obligation in installment payments. The City has also applied with the Economic Development Administration for grant funds that would assist with rail improvements. This grant is still pending.

We have applied for a grant from the USDA’s Commodity Credit Corporation. Under the grant program, the Commodity Credit Corporation will reimburse eligible ethanol producers of less than 65 million gallons of bioenergy one bushel of corn for every two and one-half bushels of corn used for the increased production of ethanol. Under the program, no eligible producer may receive more than $7,500,000 in any fiscal year. However, some ethanol producers have received more than this amount when the start-up period has extended over more than one fiscal year of the U.S. government. Because we expect to be an eligible producer and to annually utilize approximately 13 million bushels of corn in the increased production of ethanol, we expect to potentially receive a maximum award of approximately $7,500,000. However, the Commodity Credit Corporation may award only $150,000,000 annually and any award we receive may be reduced based upon the volume of applications from other eligible producers. In addition, payments under the program in any one fiscal year may be less if Congress does not fully fund the program for that fiscal year (funding for the program is subject to an annual appropriation). According to the Farm Service Agency, payments under the program in fiscal year 2004 totaled nearly $150,000,000 and approved federal funding for fiscal year 2005 is set at $100,000,000. We expect to be eligible to receive an award under the program only once during the life of our project. The Commodity Credit Corporation Bio Energy Program is scheduled to expire on September 30, 2006. The grants available under the program may not continue beyond their scheduled expiration date or if they do continue, the grants may not be at the same level. If our ethanol plant is not operational by the expiration of the program or has not had substantial operations, we may not be eligible for the grants or may receive a reduced amount.

Sources of Funds

The following schedule sets forth our estimated sources of funds. This schedule could change in the future depending on whether we receive additional grants. The schedule may also change depending on the level of additional equity raised.

Source of Funds		Percent of Total
Seed Capital Proceeds	$610,000	1.30
Initial Registered Offering Proceeds	$13,457,000	28.76
Proceeds from additional units purchased by ICM, Inc. and Fagen, Inc.(1)	$6,250,000	13.36
Term Debt	$26,000,000	55.56
Grants	$476,000	1.02
Total Sources of Funds	$46,793,000	100.00%

(1)           These units are subject to our redemption obligations described in MANAGEMENT’S DISCUSSION AND ANALYSIS AND PLAN OF OPERATIONS.

Planned Plant Operations

We have entered into agreements for the operation of the ethanol plant with United Bio Energy Management, LLC; United Bio Energy Fuels, LLC; United Bio Energy Ingredients, LLC; and United Bio Energy Trading, LLC. United Bio Energy Management, LLC will manage the ethanol plant and United Bio Energy Fuels, LLC will provide us ethanol marketing services. United Bio Energy Ingredients, LLC will provide us distillers grains marketing and grain origination services. United Bio Energy Trading, LLC will provide us with overall risk management. We expect to be very dependent on these companies after we begin operations. As a result, any agreements negotiated will not be arms’ length transactions and may not be as favorable as those negotiated with an independent third party.

We have entered into an agreement with Kansas City Power & Light Company wherein Kansas City Power & Light Company has agreed to provide electric utility service for 15 years. They will also install electric facilities on or before May 1, 2005. In exchange, we have agreed to pay $515,720 and certain actual costs not to exceed $298,117. We expect to qualify for a economic development incentive which is expected to result in a discount on our purchase price for electrical services for the first 5 years. Thereafter we estimate we will pay approximately $0.394 per kWh. We have engaged U.S. Energy Services, Inc. of Wayzata, Minnesota, to provide consulting and energy management services for supplies of electricity and natural gas. We have also executed an agreement with Southern Star Central Gas Pipeline for construction, operation and maintenance of the appropriate equipment and related facilities to deliver natural gas to our ethanol plant in exchange for our agreement to pay actual costs of construction estimated at $312,471. We are also working with Southern Star Central Gas Pipeline to determine pricing for our natural gas. We have signed an agreement with U.S. Water Services for the provision of water treatment chemicals and services for a price of $84,633 annually and a one time fee of $10,000. We also plan to purchase a steam turbine generator from ICM, Inc. which is expected to generate up to approximately 68% of the plant’s electrical needs.

We also plan to market and distribute the carbon dioxide that will be produced at the plant as a by-product of our ethanol production. On January 28, 2004, we entered in to a letter of intent with BOC Group, Inc. of Murray Hill, New Jersey. The terms of the letter of intent provide that we will make available to BOC Group, Inc. for purchase all of the carbon dioxide produced at the plant. The letter of intent contemplates that BOC Group, Inc. will purchase a substantial quantity of our raw carbon dioxide gas annually and will construct a carbon dioxide liquefaction plant. We expect to lease a parcel of our land adjacent to our ethanol plant to BOC Group, Inc. for construction of the liquefaction plant. The letter of intent was scheduled to expire by its terms on March 31, 2005. We expect that the letter of intent will be extended by agreement of the parties. We are currently negotiating a legally binding contract with BOC Group, Inc. However, there is no guarantee that a final contract will be executed or that it will be executed upon terms as favorable as those currently anticipated. If we do execute a final contract, it is likely that the sale of carbon dioxide will not begin until at least Spring 2006 or later.

DESCRIPTION OF BUSINESS

The Company is a development-stage Kansas limited liability company. It was formed on October 16, 2001 with the goal to raise capital to develop, construct, own, and operate a 20 million gallon dry mill corn- and milo-based ethanol plant in Garnett, Kansas. The ethanol plant was originally expected to process approximately 7.5 million bushels of corn and milo per year into 20 million gallons of denatured fuel grade ethanol, 64,000 tons of dried distillers grains with solubles and 63,000 tons of raw carbon dioxide gas. In anticipation of the construction of a 20 million gallon plant, we raised $13,457,000 of equity through a public offering registered with the SEC on Form SB-2 (SEC Registration No. 333-96703) as amended, which was declared effective on January 24, 2003 and terminated on January 24, 2004.

We determined that increasing our production capacity to 35 million gallons of denatured fuel grade ethanol, approximately 68,000 tons of dried distillers grains with solubles, 110,000 tons of wet distillers grains, and approximately 92,000 tons of raw carbon dioxide gas will likely result in more efficient operations for our ethanol plant. We determined that it would be necessary to raise additional capital and increase our debt financing in order to increase our production capacity from the planned 20 million gallons to the current planned 35 million gallon size.

We gave notice to proceed with plant construction in September 2004. We expect to complete construction of the plant and begin producing ethanol and by-products in the Summer of 2005.

Primary Product—Ethanol

Ethanol is a chemical produced by the fermentation of sugars found in grains and other biomass. Ethanol can be produced from a number of different types of grains, such as wheat and milo, as well as from agricultural waste products such as rice hulls, cheese whey, potato waste, brewery and beverage wastes and forestry and paper wastes. However, according to the table of U.S. ethanol production facilities prepared by the Renewable Fuels Association approximately 85% of ethanol in the United States today is produced from corn, and approximately 90% of ethanol is produced from a corn and other input mix. Corn produces large quantities of carbohydrates, which convert into glucose more easily than most other kinds of biomass. The U.S. Department of Energy has indicated that domestic ethanol production was approximately 3.25 billion gallons in 2004.

We anticipate that our business will be that of the production and marketing of ethanol and its by-products such as distillers dried grains and carbon dioxide. We do not have any other lines of business or other sources of revenue if we are unable to complete the construction and operation of the plant, or if we are not able to market ethanol and its by-products.

Description of Dry Mill Process

Our plant will produce ethanol by processing corn and milo. We expect that the grain will be received by rail and by truck, then weighed and unloaded in a receiving building. It will then be transported to storage bins. Thereafter, it will be converted to a scalper to remove rocks and debris before it is transported to a hammermill or grinder where it is grounded into a mash and conveyed into a slurry tank for enzymatic processing. Then, water, heat, and enzymes are added to break the ground grain into a fine slurry. The slurry will be heated for sterilization and pumped to a liquefaction tank where additional enzymes are added. Next, the grain slurry is pumped into fermenters, where yeast is added, to begin a batch fermentation process. Alternatively, we may utilize new technology involving the use of an enzyme system where the starch does not need to be heated or cooked before the yeast is added. This new process may eliminate one step of the dry mill process and could result in the reduction of capital costs, energy costs, and potentially raise ethanol yields.

A vacuum distillation system will divide the alcohol from the grain mash. Alcohol is then transported through a rectifier column, a side stripper and a molecular sieve system where it is dehydrated. The 200 proof alcohol is then pumped to farm shift tanks and blended with 5% percent denaturant, usually gasoline, as it is pumped into storage tanks. The 200 proof alcohol and five percent denaturant constitute ethanol.

Corn mash from the distillation stripper is pumped into one of several decanter type centrifuges for dewatering. The water (“thin stillage”) is then pumped from the centrifuges to an evaporator where it is dried into thick syrup. The solids that exit the centrifuge or evaporators (the “wet cake”) are conveyed to the distillers dried grains dryer system. Syrup is added to the wet cake as it enters the dryer, where moisture is removed. The process will produce distillers grains, which is processed corn mash that can be used as animal feed.

The following flow chart illustrates the dry mill process:

Thermal Oxidizer

Ethanol plants such as ours may produce odors in the production of ethanol and its primary by-product, distillers dried grains with solubles, which some people may find to be unpleasant. We intend to eliminate odors by routing dryer emissions through thermal oxidizers. We expect thermal oxidation to significantly reduce any unpleasant odors caused by the ethanol and distillers grains manufacturing process. We expect thermal oxidation, which burns emissions, will eliminate a significant amount of the volatile organic carbon compounds in emissions that cause odor in the drying process and allow us to meet the applicable permitting requirements. We also expect this addition to the ethanol plant to reduce the risk of possible nuisance claims and any related negative public reaction against us.

By-Products

The principal by-product of the ethanol production process is distillers grains, a high protein, high-energy animal feed supplement primarily marketed to the dairy and beef industry. Distillers grains contain bypass protein that is superior to other protein supplements such as cottonseed meal and soybean meal. According to a 1986 study by the University of Nebraska reported in “Nebraska Company Extension Study MP51—Distillers Grains,” bypass proteins are more digestible to the animal, thus generating greater lactation in milk cows and greater weight gain in beef cattle. Dry mill ethanol processing creates three forms of distillers grains: distillers wet grains with solubles (“distillers wet grains”), distillers modified wet grains with solubles (“distillers modified wet grains”) and distillers dry grains. Distillers wet grains is processed corn mash that contains approximately 70% moisture and has a shelf life of approximately 3 days. Therefore, it can be sold only to farms within the immediate vicinity of an ethanol plant. Distillers modified wet grains are distillers wet grains that have been dried to approximately 50% moisture. It has a slightly longer shelf life of approximately 3 weeks and is often sold to nearby markets.  Distillers dried grains are distillers wet grains that have been dried to 10% moisture. Distillers dried grains has an almost indefinite shelf life and may be sold and shipped to any market regardless of its proximity to an ethanol plant. We entered into a Distillers Grains Marketing Agreement with United Bio Energy Ingredients, LLC pursuant to which United Bio Energy Ingredients, LLC shall have the exclusive right to market the wet and dry distillers grains we produce at the plant. See “Construction and Operation of the Plant—Material Contracts.” United Bio Energy Ingredients, LLC has hired a distillers grains marketer who will be located on-site at our plant.

In addition, the plant is expected to produce approximately 92,000 tons annually of raw carbon dioxide as another by-product of the ethanol production process. We plan to market and distribute the carbon dioxide that will be produced at the plant as a by-product of our ethanol production. The terms of our letter of intent with BOC Group, Inc. provide that it will market and distribute a substantial quantity of our raw carbon dioxide gas and will construct a carbon dioxide liquefaction plant. See “Construction and Operation of the Plant—Material Contracts.”

Corn and Milo Feedstock Supply

We anticipate that our plant will need approximately 13 million bushels of grain per year for its dry milling process. The grain supply for our plant will be obtained pursuant to our Raw Grains Agreement with United Bio Energy Ingredients, LLC. Under the Raw Grains Agreement, United Bio Energy Ingredients, LLC will sell to us and we must buy all of the raw grains we need for our production of ethanol. We will depend heavily on the performance of United Bio Energy Ingredients, LLC for our grain inputs. See “Construction and Operation of the Plant—Material Contracts.”

We will be dependent on the availability and price of corn and milo. Pursuant to the Raw Grains Agreement, the price at which we will purchase grain from United Bio Energy Ingredients, LLC will depend on prevailing market prices. Although the area surrounding the plant produces a significant amount of corn and we do not anticipate problems sourcing grain, there is no assurance that a shortage will not develop, particularly if there is an extended drought or other production problem. In addition, our financial projections assume that we can purchase grain for prices near the ten-year average for corn in the area of the plant. We have determined that the average price of corn in Kansas over the last 10 years has been $2.37 per bushel. We have also determined that the average price of milo in Kansas over the last 10 years has been $2.17 per bushel.

Grain prices are primarily dependent on world feedstuffs supply and demand and on U.S. and global corn crop production, which can be volatile as a result of a number of factors, the most important of which are weather, current and anticipated stocks and prices, export prices and supports and the government’s current and anticipated agricultural policy. The price of grain has fluctuated significantly in the past and may fluctuate significantly in the future. Because the market price of ethanol is not related to grain prices, ethanol producers are generally not able to compensate for increases in the cost of grain feedstock through adjustments in prices charged for their ethanol. We therefore anticipate that our plant’s profitability will be negatively impacted during periods of high corn prices.

Risk Management and Grain Origination Services

We have entered an agreement providing for risk management services with United Bio Energy Trading, LLC. United Bio Energy Trading, LLC may develop price volatility protection through the use of hedging strategies. We expect that United Bio Energy Ingredients, LLC will ensure the consistent scheduling of grain deliveries, establish and fill forward contracts through the grain elevators, and coordinate grain deliveries between the railroad and the participating elevators. We expect to be very dependent upon these companies after we begin operations. As a result, any agreements negotiated will not be arms-length transactions and may not be as favorable as those negotiated with an independent third party. See “Construction and Operation of the Plant—Material Contracts.”

Due to the fluctuations in the price of corn, we anticipate that United Bio Energy Trading, LLC will utilize forward contracting and hedging strategies to manage our commodity risk exposure and optimize finished product pricing on our behalf. We anticipate that most of our grain will be acquired in this manner. We intend to do this to help guard against price movements that often occur in corn markets. Hedging means protecting the price at which we buy corn and the price at which we will sell our products in the future. It is a way to attempt to reduce the risk caused by price fluctuation. The effectiveness of such hedging activities is dependent upon, among other things, the cost of corn and our ability to sell sufficient amounts of ethanol and distillers dried grains. Although we will attempt to link hedging activities to sales plans and pricing activities, such hedging activities themselves can result in costs because price movements in corn contracts are highly volatile and are influenced by many factors that are beyond our control. We may incur such costs and they may be significant.

Ethanol Markets

Ethanol has important applications. Primarily, ethanol can be used as an oxygenate capable of reducing air pollution and improving automobile performance. The ethanol industry is heavily dependent on several economic incentives to produce ethanol. We have entered into an Ethanol Agreement with United Bio Energy Fuels, LLC pursuant to which we expect that

United Bio Energy Fuels, LLC will market all of the fuel-grade ethanol we produce. We will be heavily dependent upon the efforts of United Bio Energy Fuels, LLC for these services.

Local Ethanol Markets

Local markets will be limited and must be evaluated on a case-by-case basis. Although local markets will be the easiest to service, they may be oversold, which depresses the ethanol price.

Regional Ethanol Markets

Typically a regional market is one that is outside of the local market, yet within the neighboring states. This market will likely be serviced by rail, and is within a 450-mile radius of the ethanol plant. The regional markets for our plant in Garnett, Kansas would include Omaha, Kansas City, Denver, Fort Collins, Colorado Springs, and perhaps St. Louis.

We purchased approximately 19 acres of land in Anderson County, Kansas to allow the placement of a railroad spur from the site of the ethanol plant to the existing Union Pacific Railroad track in Garnett, Kansas so that we may reach regional and national markets with our products. We have not yet received approval from Union Pacific Railroad of our track plans and crossings needed. As such, it is unlikely our rail service will be operational when our plant begins production. We will be reliant upon trucks to transport grain and ethanol until our rail service is completed. There is no assurance that the approvals will be given. This may negatively affect our ability to make a profit as transport by trucks is more expensive than rail.

Because ethanol use results in less air pollution than regular gasoline, regional markets typically include large cities that are subject to anti-smog measures as either carbon monoxide or ozone non-attainment areas, such as Kansas City, Chicago, St. Louis, Denver, Las Vegas, and may extend to Phoenix and most of California.

Generally, the regional market is good business to develop. The freight is reasonable, the competition, while aggressive, is not too severe, and the turn-around time on rail cars is favorable if rail transport can be used. In addition, it is often easier to obtain letters of intent to purchase product from regional buyers than from national buyers. These letters, while not binding, tend to raise the comfort level of the financial lending institutions. In a regional market, letters of intent to purchase are taken quite seriously by the buyer.

Regional pricing tends to follow national pricing less the freight difference. As with national markets, the use of a group-marketing program or a broker is advantageous, especially in the first one to three years of operation.

Occasionally there are opportunities to obtain backhaul rates from local trucking companies. These are rates that are reduced since the truck is loaded both ways. Normally the trucks drive to the refined fuels terminals empty and load gasoline product for delivery. A backhaul is the opportunity to load the truck with ethanol to return to the terminal.

National Ethanol Markets

After implementing a methyl tertiary butyl ether (“MTBE”) ban to curtail further water contamination, the states of California, New York and Connecticut now account for more than 1.4 billion gallons of annual ethanol demand. MTBE is a commonly used oxygenate used in fuels for compliance with Federal Clean Air Act mandates, and is a major competitor of ethanol. Ethanol is the most readily available substitute for MTBE in this market. Twenty other state legislatures have phased out MTBE. We expect ethanol to replace MTBE as the oxygenate in the federal reformulated gasoline program, however, other MTBE replacements may capture a portion or all of these potential markets.

In June 2001, California requested a waiver from the reformulated gasoline (“RFG”) oxygenate requirement under the Clean Air Act. This means that rather than using ethanol as an alternative oxygenate to MTBE, California is seeking to be released from federal requirements to use any oxygenates at all. The Environmental Protection Agency (“EPA”) initially denied the request. However, the U.S. Court of Appeals for the Ninth Circuit’s July 2003 decision overturned that denial and remanded the decision back to the EPA for further review. Since the Court’s decision, California has reissued its appeal to the EPA. The EPA has yet to deliver a decision on the California waiver request.

The states of New York and Georgia have also filed requests for waiver of the oxygenate requirement. New York’s request is still pending. The EPA denied Georgia’s request for a waiver. Georgia has appealed the decision in both the district court and the 11th Circuit Court of Appeals. In November 2004, the district court affirmed the EPA’s decision to impose a RFG requirement in Atlanta but stayed the program until the 11th Circuit Court could hear the state’s appeal. The cases have been consolidated and a ruling is anticipated by the end of 2005. Until a ruling is issued, the RFG program in Atlanta will be delayed. Atlanta’s ethanol market is currently estimated to be approximately 250 million gallons per year.

General Demand

Ethanol demand is expected to continue at a very aggressive pace. Today’s demand of more than 3.57 billion gallons per year is expected to grow to 4 billion gallons per year by the year 2012 under current law according to the National Corn Growers Association. This increase in demand does not include implementation of a Renewable Fuels Standard or similar legislation, which could cause the increase to be greater than currently projected. If the use of MTBE is phased out on a national level in the next few years and the RFG oxygenate requirement remains unchanged, the anticipated growth may yield a doubling of ethanol demand much sooner.

A bill (S. 791, 108th Cong.) including provisions known as the Renewable Fuels Standard (“RFS”) was introduced in the United States Senate during the 108th Session, which ended in 2004. If passed, it would have served as a catalyst for investment in renewable fuel processing fuels and new technologies. The former proposed legislation would have determined the specific baseline volume of ethanol to be used in gasoline on a nationwide basis. The bill anticipated that volumes would begin in the year 2003 at 2.3 billion gallons and grow at a rate of approximately 300 million gallons per year to a volume of 5 billion gallons in 2012.

Under the previous proposed legislation, MTBE would have been banned for 4 years after enactment of the RFS, provided that individual states could choose to continue to allow the use of MTBE by notifying the administrator of the EPA. The RFS would have eliminated a requirement under current law for motor fuel to contain oxygenates and would have required that all motor fuels sold by a refiner, blender, or importer contain a minimum volume of renewable fuels. The required volume of renewable fuel would have started at 3.1 billion gallons in 2005 and increased to 5 billion gallons by 2012. This renewable fuels standard would have largely been met by adding ethanol to gasoline. On March 17, 2005, a bipartisan bill containing a proposed Renewable Fuels Standard was introduced in the U.S. Senate. The proposed RFS requires the use of 4 billion gallons of renewable fuels, such as ethanol and biodiesel, in 2006 increasing to 8 billion gallons by 2012. The bill is being co-sponsored by Senators Dick Lugar of Indiana and Tom Harkin of Iowa in addition to 19 other Senators.

The following illustrates United Bio Energy, LLC’s estimated ethanol demand:

Source: United Bio Energy, LLC

Ethanol Pricing

Historical ethanol, corn and gasoline prices are shown in the following chart. Ethanol prices tend to track the wholesale gasoline price plus the federal tax incentive of 51 cents per gallon.

Wholesale Gasoline Data Source: DOE U.S. Refiner Prices of Petroleum Products for Resale

Corn and Sorghum Data Source: USDA

Ethanol Data Source: Hart’s Oxy-Fuel News

In February 2005, the Chicago Board of Trade (“CBOT”) announced that it planned to launch a CBOT Denatured Fuel Ethanol futures contract by April 2005. The new contract is designed to address the growing demand for an effective hedging instrument for domestically produced ethanol. We do not expect to directly use the new ethanol futures contract. However, United Bio Energy Fuels, LLC whom we have engaged to market our ethanol may use the new ethanol futures contract.

Federal Ethanol Supports

Ethanol sales have been favorably affected by the Clean Air Act amendments of 1990, particularly the Federal Oxygen Program which became effective November 1, 1992. The Federal Oxygen Program requires the sale of oxygenated motor fuels during the winter months in certain major metropolitan areas to reduce carbon monoxide pollution. Ethanol use has increased due to a second Clean Air Act program, the Reformulated Gasoline Program. This program became effective January 1, 1995, and required the sale of reformulated gasoline in nine major urban areas to reduce pollutants, including those that contribute to ground level ozone, better known as smog. Reformulated gasoline is currently used in 17 states and the District of Columbia. Approximately 30% of gasoline sold in the United States is reformulated. Increasingly stricter EPA regulations are expected to increase the number of metropolitan areas deemed in non-compliance with Clean Air Standards, which could increase the demand for ethanol.

Federal laws that require the use of oxygenated gasoline encourage ethanol production and use. Ethanol contains 35% oxygen by weight. When combined with gasoline, ethanol acts as an oxygenate. As a result, the gasoline burns cleaner, and releases less carbon monoxide and other exhaust emissions into the atmosphere. The federal government encourages the use of oxygenated gasoline as a measure to protect the environment. Oxygenated gasoline is commonly referred to as reformulated gasoline. According to the Renewable Fuels Association, the production capacity of currently operating ethanol plants exceeds 3.7 billion gallons. Additional plants are under construction that would increase total domestic ethanol production capacity by approximately 689 million gallons per year. Accordingly, fuel ethanol production may exceed required volumes under the proposed legislation in its early stages. If Renewable Fuels Standard legislation is adopted, it may initially yield a lesser demand for our ethanol, but would provide for a substantial long-term market for our ethanol.

The government’s regulation of the environment changes constantly. It is possible that more stringent federal or state environmental rules or regulations could be adopted, which could increase our operating costs and expenses. It also is possible that federal or state environmental rules or regulations could be adopted that could have an adverse effect on the use of ethanol. For example, changes in the environmental regulations regarding the required oxygen content of automobile emissions could have an adverse effect on the ethanol industry. Furthermore, plant operations likely will be governed by the Occupational Safety and Health Administration (“OSHA”). OSHA regulations may change such that the costs of the operation of the plant may increase. Any of these regulatory factors may result in higher costs or other materially adverse conditions effecting our operations, cash flows and financial performance.

The use of ethanol as an oxygenate to blend with fuel to comply with federal mandates also has been aided by federal tax policy. The Energy Tax Act of 1978 exempted ethanol blended gasoline from the federal gas tax as a means of stimulating the development of a domestic ethanol industry and mitigating the country’s dependence on foreign oil. As amended, the federal tax exemption currently allows the market price of ethanol to compete with the price of domestic gasoline. The exemption for a 10% ethanol blend is the equivalent of providing a per gallon “equalization” payment that allows blenders to pay more for ethanol than the wholesale price of gasoline and still retain profit margins equal to those received upon the sale of gasoline that is not blended with ethanol. The federal gasoline tax exemption for a 10% ethanol blend was 5.2 cents per gallon. The exemption was scheduled to gradually drop to 5.1 cents per gallon in 2005. However, this federal tax incentive has been replaced by a new volumetric ethanol excise tax credit.

On October 22, 2004, President Bush signed H.R. 4520, which contained the Volumetric Ethanol Excise Tax Credit (“VEETC”) and amended the federal excise tax structure effective as of January 1, 2005. Prior to VEETC, ethanol-blended fuel was taxed at a lower rate than regular gasoline (13.2 cents on a 10% blend). Under VEETC, the existing ethanol excise tax exemption is eliminated, thereby allowing the full federal excise tax of 18.4 cents per gallon of gasoline to be collected on all gasoline and allocated to the highway trust fund. This is expected to add approximately $1.4 billion to the highway trust fund revenue annually. In place of the current exemption, the bill creates a new volumetric ethanol excise tax credit of 5.2 cents per gallon of ethanol blended at 10%. Refiners and gasoline blenders would apply for this credit on the same tax form as before only it would be a credit from general revenue, not the highway trust fund. Based on volume, the VEETC is expected to allow much greater refinery flexibility in blending ethanol. The VEETC is expected to expire on December 31, 2010.

Project Location and Proximity to Markets

We are building our plant in Garnett, Kansas, in east central Kansas. The actual site is located in the Golden Prairie Industrial Park on the edge of Garnett. We selected Garnett because of its location relative to existing grain production, accessibility to road and rail transportation, and its proximity to major population centers. It is near a rail line service by the Union Pacific Railroad Company which we hope to utilize if we can obtain the necessary approval to do so. In addition, it is also in close proximity to major highways that connect to major population centers such as Kansas City, Missouri; Wichita, Kansas; Tulsa, Oklahoma; and St. Louis, Missouri.

There can be no assurance that we will not encounter hazardous conditions at the plant site. We are relying on ICM, Inc. and Fagen, Inc. to determine the adequacy of the sites for construction of the ethanol plant. We may encounter hazardous conditions at the chosen site that may delay the construction of the ethanol plant. ICM, Inc. is not responsible for any hazardous conditions encountered at the site. Upon encountering a hazardous condition, ICM, Inc. may suspend work in the affected area. If we receive notice of a hazardous condition, we may be required to correct the condition prior to continuing construction. The presence of a hazardous condition will likely delay construction of the ethanol plant and may require significant expenditure of our resources to correct the condition. In addition, it is anticipated that ICM, Inc. will be entitled to an adjustment in price if it has been adversely affected by the hazardous condition. If we encounter any hazardous conditions during construction that require time or money to correct, such event may have a material adverse effect on our operations, cash flows and financial performance.

Transportation and Delivery

We expect that the plant will have the facilities to receive grain by truck and rail and to load ethanol and distillers grains onto trucks and rail cars. We expect that the Union Pacific Railroad will provide rail service directly to the proposed site. We have not yet received approval from Union Pacific Railroad for the proposed track plans and additional crossings we need. It is unlikely that the rail service will be in place before our plant becomes operational. In terms of freight rates, rail is considerably more cost effective than is truck transportation to the more distant markets. However, we will need to rely on truck transportation until our rail service is operational. This may negatively affect our ability to realize a profit. There is no assurance that Union Pacific Railroad will give the approvals we require to begin using rail service.

Utilities

The production of ethanol is a very energy intensive process that uses significant amounts of electricity and natural gas. Water supply and quality are also important considerations. We have entered into some of the agreements we need with local gas, electric, and water utilities to provide our needed energy and water. There can be no assurance that those utilities will be able to reliably supply the gas, electricity, and water that we need.

If there is an interruption in the supply of energy or water for any reason, such as supply, delivery, or mechanical problems, we may be required to halt production. If production is halted for an extended period of time, it may have a material adverse effect on our operations, cash flows, and financial performance.

Natural Gas

The plant will produce process steam from its own boiler system and dry the distillers dried grains by-product via a direct gas-fired dryer. According to engineering specifications produced by the plant designer, ICM, Inc., we anticipate that our plant will require a natural gas supply of approximately 4,000 MMBtu per day when drying. If the direct gas-fired dryer operates 100% of the time for an entire year, the plant could consume 1,440,000 MMBtu per year.

To access sufficient supplies of natural gas to operate the plant, an interconnection will be completed with Southern Star Central Gas Pipeline’s facilities, an interstate natural gas pipeline located on plant property. We have entered into an agreement with Southern Star Central Gas Pipeline to design and build a measurement station capable of flowing natural gas in sufficient hourly quantities to meet the total daily requirements indicated above and to construct, install, operate and maintain the side valve, orifice meter, regulation, flow computer, flow control, SCADA equipment, valves and other appurtenances necessary to tap the main line. We have agreed to pay actual costs of construction estimated at $312,471.

The plant will need natural gas odorization equipment, regulation equipment, and 1,000 feet or less of natural gas fuel line immediately downstream of Southern Star Central Gas Pipeline’s measurement station. We have engaged an engineering firm, Shafer, Kline & Warren, Inc., to design and construct these facilities.

Much of Southern Star Central Gas Pipeline’s pipeline capacity is fully subscribed, which means that the space within their pipeline is under contract with other parties. U.S. Energy Services is working closely with Southern Star Central Gas Pipeline’s business development staff to ensure that if an existing capacity contract should come up for renewal, we will have an opportunity to bid on the contract. Despite the current fully subscribed situation, there are alternative means in which to deliver natural gas to the plant using Southern Star Central Gas Pipeline pipeline. We intend to utilize one or a combination of those means until capacity becomes available to us. However, there can be no assurance that we will be able to obtain a sufficient supply of natural gas or that we will be able to procure alternative sources of natural gas on acceptable terms.

Electricity

Based on engineering specifications produced by ICM, Inc., the proposed plant will require approximately 20,000,000 kilowatt hours per year. We have entered into an agreement with Kansas City Power and Light Company to provide for our electricity needs. Kansas City Power and Light Company has agreed to provide electric utility service for a term of 15 years. They have also agreed to install facilities capable of providing such electrical service on or before May 1, 2005 in exchange for our payment of $515,720, payable in five installments. In addition, we have agreed to pay costs reasonably incurred as a result of discovery of rock, not to exceed $298,117. We expect to qualify for an economic development incentive which is expected to result in a discount on our purchase for electric services for the first five years. Based on an estimate of the load rate and usage we will require, we expect to pay per kWh on average approximately $0.0276 in year 1, $0.0295 in year 2, $0.0314 in year 3, $0.0335 in year 4 and $0.0335 in year 5. After year 5 the discount will no longer apply and we expect to pay $0.0394 per kWh thereafter. The actual amounts we pay may vary from our estimates.

We also intend to execute an agreement with ICM, Inc. for the purchase of a steam turbine generator. We expect to sign a promissory note for $1,760,274 at an interest rate of 1% plus the prime rate payable to ICM, Inc. We believe that the note will call for installment payments with the balance due on July 1, 2008. We also intend to grant ICM, Inc. a security interest in the generator. We expect that the generator will generate approximately 68% of the plant’s electricity needs and anticipate that the generator will result in energy savings.

Water

We will require a significant supply of water. Based upon the results from water quality tests performed by U.S. Water Services/Utility Chemicals, Inc., our plant water requirements are approximately 243 gallons per minute. That is approximately 349,298 gallons per day.

Much of the water used in an ethanol plant is recycled back into the process. There are, however, certain areas of production where fresh water is needed. Those areas include boiler makeup water and cooling tower water. Boiler makeup water is treated on-site to minimize all elements that will harm the boiler and recycled water cannot be used for this process. Cooling tower water is deemed non-contact water because it does not come in contact with the mash, and therefore, can be regenerated back into the cooling tower process. The makeup water requirements for the cooling tower are primarily a result of evaporation. Depending on the type of technology utilized in the plant design, much of the water can be recycled back into the process, which will minimize the discharge water. This will have long-term effect of lowering wastewater treatment costs. Many new plants today are zero or near zero effluent facilities. At most, there should be no more than 56 gallons per minute (80,471 gallons per day) of non-contact cooling water effluent. We anticipate that the City of Garnett will supply our water requirements at a cost of $0.50 per thousand gallons. We have not yet entered into an agreement with the City.

Our Primary Competition

We will be in direct competition with numerous other ethanol producers, many of whom have greater resources than we do. We also expect that additional ethanol producers will enter the market if the demand for ethanol continues to increase. Our plant will compete with other ethanol producers on the basis of price, and to a lesser extent, delivery service. We believe that we can compete favorably with other ethanol producers due to our proximity to ample grain supplies at favorable prices.

According to the Renewable Fuels Association, during the last 20 years, ethanol production capacity in the United States has grown from almost nothing to an estimated 3.7 billion gallons per year. Plans to construct new plants or to expand existing plants have been announced which would increase capacity by approximately 689 million gallons per year. This increase in capacity may continue in the future. We cannot determine the effect of this type of an increase upon the demand or price of ethanol.

The ethanol industry has grown to over 90 production facilities in the United States. The largest ethanol producers include Abengoa Bioenergy Corp., Archer Daniels Midland, Aventine Renewable Energy, Inc., Cargill, Inc., New Energy Corp., and VeraSun Energy Corporation, all of which are capable of producing more ethanol than we expect to produce. In addition, there are several regional entities recently formed, or in the process of formation, of similar size and with similar resources to ours.

The following table identifies most of the producers in the United States along with their production capacities.

U.S. FUEL ETHANOL PRODUCTION CAPACITY

million gallons per year (mmgy)

Company	Location	Feedstock	Current Capacity (mmgy)	Under Construction/ Expansions (mmgy)
Abengoa Bioenergy Corp	York, NE	Corn/milo	55
	Colwich, KS		25
	Portales, NM		15	15
ACE Ethanol, LLC	Stanley, WI	Corn	30
Adkins Energy, LLC*	Lena, IL	Corn	40
AGP*	Hastings, NE	Corn	52
Agra Resources Coop. d.b.a EXOL*	Albert Lea, MN	Corn	40
Agri-Energy, LLC*	Luverne, MN	Corn	21
Alchem Ltd. LLLP	Grafton, ND	Corn	10.5
Al-Corn Clean Fuel*	Claremont, MN	Corn	30
Amaizing Energy, LLC*^	Denison, IA	Corn		40
Archer Daniels Midland	Decatur, IL	Corn
	Cedar Rapids, IA	Corn
	Clinton, IA	Corn
	Columbus, NE	Corn
	Marshall, MN	Corn
	Peoria, IL	Corn
	Wallhalla, ND	Corn/barley	1070
Aventine Renewable Energy, Inc.	Pekin, IL	Corn	100
	Aurora, NE	Corn	40
Badger State Ethanol, LLC*	Monroe, WI	Corn	48
Big River Resources, LLC *	West Burlington, IA	Corn	40
Broin Enterprises, Inc.	Scotland, SD	Corn	9

Company	Location	Feedstock	Current Capacity (mmgy)	Under Construction/ Expansions (mmgy)
Bushmills Ethanol*^	Atwater, MN	Corn		40
Cargill, Inc.	Blair, NE	Corn	85
	Eddyville, IA	Corn	35
Central Iowa Renewable Energy, LLC*^	Goldfield, IA	Corn		50
Central MN Ethanol Coop*	Little Falls, MN	Corn	20.5
Central Wisconsin Alcohol	Plover, WI	Seed corn	4
Chief Ethanol	Hastings, NE	Corn	62
Chippewa Valley Ethanol Co.*	Benson, MN	Corn	45
Commonwealth Agri-Energy, LLC*	Hopkinsville, KY	Corn	23
Corn Plus, LLP*	Winnebago, MN	Corn	44
Dakota Ethanol, LLC*	Wentworth, SD	Corn	50
DENCO, LLC*	Morris, MN	Corn	21.5
East Kansas Agri-Energy, LLC*^	Garnett, KS	Corn		35
ESE Alcohol Inc.	Leoti, KS	Seed corn	1.5
Ethanol2000, LLP*	Bingham Lake, MN	Corn	30
Glacial Lakes Energy, LLC*	Watertown, SD	Corn	50
Golden Cheese Company of California	Corona, CA	Cheese whey	5
Golden Grain Energy L.L.C.*^	Mason City, IA	Corn	40
Golden Triangle Energy, LLC*	Craig, MO	Corn	20
Grain Processing Corp.	Muscatine, IA	Corn	20
Granite Falls Energy, LLC^	Granite Falls, MN	Corn		45
Great Plains Ethanol, LLC*	Chancellor, SD	Corn	50
Hawkeye Renewables, LLC	Iowa Falls, IA	Corn	45
Heartland Corn Products*	Winthrop, MN	Corn	36
Heartland Grain Fuels, LP*	Aberdeen, SD	Corn	8
	Huron, SD	Corn	14
Husker Ag, LLC*	Plainview, NE	Corn	24
Iowa Ethanol, LLC*	Hanlontown, IA	Corn	55
Illinois River Energy, LLC^	Rochelle, IL	Corn		50
James Valley Ethanol, LLC	Groton, SD	Corn	50
KAAPA Ethanol, LLC*	Minden, NE	Corn	40
Land O’ Lakes*	Melrose, MN	Cheese whey	2.6
Lincolnland Agri-Energy, LLC*	Palestine, IL	Corn	40
Lincolnway Energy, LLC*^	Nevada, IA	Corn		50
Liquid Resources of Ohio^	Medina, OH	Waste beverage		4
Little Sioux Corn Processors, LP*	Marcus, IA	Corn	46
Merrick/Coors	Golden, CO	Waste beer	1.5
Michigan Ethanol, LLC	Caro, MI	Corn	50
MGP Ingredients, Inc.	Pekin, IL	Corn/wheat starch	78
	Atchison, KS
Mid-Missouri Energy, Inc.*	Malta Bend, MO	Corn	45
Midwest Grain Processors*	Lakota, IA	Corn	50	45
Midwest Renewable Energy, LLC	Sutherland, NE	Corn	15
Miller Brewing Co.	Olympia, WA	Brewery waste	0.7
Minnesota Energy*	Buffalo Lake, MN	Corn	18
New Energy Corp.	South Bend, IN	Corn	102
Northeast Missouri Grain, LLC*	Macon, MO	Corn	40
Northern Lights Ethanol, LLC*	Big Stone City, SD	Corn	50
Northstar Ethanol, LLC^	Lake Crystal, MN	Corn		50
Otter Creek Ethanol, LLC*	Ashton, IA	Corn	55
Panhandle Energies of Dumas, LP^	Dumas, TX	Corn/Grain Sorghum		30
Parallel Products	Louisville, KY	Beverage Waste	5.4
	R. Cucamonga, CA

Company	Location	Feedstock	Current Capacity (mmgy)	Under Construction/ Expansions (mmgy)
Permeate Refining	Hopkinton, IA	Sugars & starches	1.5
Phoenix Biofuels^	Goshen, CA	Corn		25
Pine Lake Corn Processors, LLC*^	Steamboat Rock, IA	Corn		20
Platte Valley Fuel Ethanol, L.L.C.	Central City, NE	Corn	40
Pro-Corn, LLC*	Preston, MN	Corn	40
Quad-County Corn Processors*	Galva, IA	Corn	23
Reeve Agri-Energy	Garden City, KS	Corn/milo	12
Siouxland Energy & Livestock Coop*	Sioux Center, IA	Corn	22
Sioux River Ethanol, LLC*	Hudson, SD	Corn	55
Tall Corn Ethanol, LLC*	Coon Rapids, IA	Corn	49
Tate & Lyle	Loudon, TN	Corn	67
Trenton Agri Products, LLC	Trenton, NE	Corn	30
Tri-State Ethanol Co., LLC*	Rosholt, SD	Corn	18
United WI Grain Producers, L.L.C.*^	Friesland, WI	Corn		40
U.S. Energy Partners, LLC	Russell, KS	Milo/wheat starch	40
Utica Energy, LLC	Oshkosh, WI	Corn	48
VeraSun Energy Corporation	Aurora, SD	Corn	102
VeraSun Fort Dodge, LLC^	Ft. Dodge, IA	Corn		110
Voyager Ethanol, LLC*	Emmetsburg, IA	Corn	50
Western Plains Energy, LLC*	Campus, KS	Corn	30
Western Wisconsin Renewable Energy, LLC*^	Boyceville, WI	Corn		40
Wyoming Ethanol	Torrington, WY	Corn	5
Total Existing Capacity			3,738.7
Total Under Construction/ Expansions				689.0
Total Capacity			4,427.7

*	farmer-owned	Renewable Fuels Association
^	under construction	Last Updated: February 2005

Competition from Alternative Fuel Additives

Alternative fuels, gasoline oxygenates and ethanol production methods are continually under development by ethanol and oil companies with far greater resources. New ethanol products or methods of ethanol production developed by larger and better-financed competitors could provide them competitive advantages and harm our business.

We will also compete with producers of other gasoline additives having similar octane and oxygenate values as ethanol. Ethers are composed of isobutylene, which is a product of the refining industry, and ethanol or methanol. The products are ethyl tertiary butyl ether (“ETBE”), or methyl tertiary butyl ether (“MTBE”). We expect to compete with producers of MTBE, a petrochemical derived from methanol that costs less to produce than ethanol. MTBE is a commonly used oxygenate used in fuels for compliance with Federal Clean Air Act mandates, and is a major competitor of ethanol. Many major oil companies produce MTBE and because it is petroleum-based, its use is strongly supported by major oil companies. Alternative fuels, gasoline oxygenates and alternative ethanol production methods are also continually under development. The major oil companies have significantly greater resources than we have to market MTBE, to develop alternative products, and to influence legislation and public perception of MTBE and ethanol. Despite this fact, the use of MTBE may become legally restricted as a pollutant in several, and possibly most, states, according to study prepared by the Renewable Fuels Association entitled, “Infrastructure Requirements for an Expanded Ethanol Industry.” California already banned the use of MTBE as of January 1, 2004. Twenty other states have enacted legislation prohibiting the sale of gasoline containing certain levels of MTBE or phasing out the use of MTBE.

California asked for a waiver of federal standards requiring oxygenates in reformulated gasoline, but the waiver was initially denied by the Environmental Protection Agency. This means that rather than using ethanol as an alternative oxygenate to MTBE, California is seeking to be released from federal requirements to use any oxygenates at all. Similarly, New York and Connecticut banned the use of MTBE beginning January 1, 2004. Demand for ethanol is expected to rise, as ethanol is the most readily available substitute for MTBE in these markets. Additional ethanol production capacity would need to come from existing plant expansions and new plant construction. Furthermore, the United States petroleum industry is pursuing a repeal of all federal oxygenated fuel requirements. Under such circumstances, whether limited to or expanded beyond California, the demand for ethanol would not increase and could diminish. These companies also have sufficient resources to begin production of ethanol should they choose to do so. Competition from these companies may have a material adverse effect on our operations, cash flows and financial performance.

ETBE’s advantages over ethanol in a blend include its low affinity for water and low vapor pressure. Because petroleum pipelines and storage tanks contain water in various amounts, ETBE’s low affinity for water allows it to be distributed through existing pipeline systems, as contrasted with ethanol, which is best shipped via transport truck or rail car. In addition, blending ETBE with gasoline reduces the overall vapor pressure of the blend thereby reducing the normal volatile organic compound evaporative emissions. ETBE is not widely commercially available yet, and it may suffer from the same negative environmental effects as MTBE. Scientific research to better define the properties of ETBE as it relates to the environment is underway.

The following tables set forth the historical domestic production of ethanol, storage supplies of ethanol, and the domestic production of MTBE:

Employees

Prior to completion of the plant construction and commencement of operations, we intend to hire approximately 31 full-time employees. Approximately 3 of our employees will be involved primarily in management and administration and the remainder will be involved primarily in plant operations. United Bio Energy Management, LLC has hired and will employ our general manager pursuant to the Management Agreement. United Bio Energy Management, LLC has also hired our plant manager, who will be employed by us. Accordingly, we expect approximately 32 full-time personnel at the ethanol plant, including the general manager.

The following table represents some of the anticipated positions within the plant and the minimum number of individuals we expect will be full-time personnel:

Position	# Full- Time Personnel
General Manager	1
Plant Manager	1
Commodities Manager	1
Controller	1
Lab Manager	1
Lab Technician	2
Secretary/Clerical	4
Shift Supervisors	4
Maintenance Supervisor	1
Maintenance Craftsmen	4
Plant Operators	12
TOTAL	32

Pursuant to our agreement with United Bio Energy Ingredients, LLC, they have hired a distillers grain merchandiser who will work at our plant. The position, titles, job responsibilities and number allocated to each position may differ when we begin to employ individuals for each position.

We intend to enter into written confidentiality and assignment agreements with our officers and employees. Among other things, these agreements will require such officers and employees to keep all proprietary information developed or used by us in the course of our business strictly confidential.

Our success will depend in part on our ability to attract and retain qualified personnel at a competitive wage and benefit level. We must hire qualified managers, accounting, human resources and other personnel. We operate in a rural area with low unemployment. There is no assurance that we will be successful in attracting and retaining qualified personnel at a wage and benefit structure at or below those we have assumed in our project. If we are unsuccessful in this regard, such event may have a material adverse effect on our operations, cash flows, and financial performance.

Strategic Partners and Development Services Team

We entered into a design/build agreement with ICM, Inc. on August 9, 2004 in connection with the design, construction, and operation of the proposed plant. We expect Fagen, Inc. to serve as our primary subcontractor.

ICM, Inc.

ICM, Inc. is a full-service engineering, manufacturing, and merchandising firm based in Colwich, Kansas. It has been involved in the construction of many ethanol plants, generally serving as the principal subcontractor. ICM, Inc. is providing two services for this project. First, ICM, Inc. is acting as general contractor for the project. We have relied on ICM, Inc. to provide us with general guidance, such as providing lists of prospective ethanol and distillers dried grains marketers, rail engineers, and supplying us with the names of resource groups that provide knowledge and services on required air, water, and environmental permitting and other requirements. Second, ICM, Inc. will provide the process engineering operations for the project. ICM, Inc.’s merchandising operation currently procures and markets various grain products.

ICM, Inc. personnel have over 60 years of combined dry and wet mill operation and design experience. They have been involved in the research, design, and construction of ethanol plants for many years. Principals of ICM, Inc. have over 20 years of experience in the ethanol industry and have been involved in the design, fabrication, and operations of many ethanol plants.

We will depend on ICM, Inc. to provide us with guidance and training. ICM, Inc. has extensive experience with ethanol plant construction and commencement of operations, particularly with producer-owned facilities.

Fagen, Inc.

Fagen, Inc. has been involved in the construction of more ethanol plants than any company in the industry and is expected to be our primary subcontractor.

Fagen, Inc.’s understanding of operational efficiencies and integration are essential to our success. Fagen, Inc. also has knowledge and support to assist our management team in executing a successful start-up. Fagen, Inc. is a meaningful project participant because of its investment and desire to facilitate the project’s successful transition from start-up to day-to-day profitable operation.

We have no control over ICM, Inc. or Fagen, Inc., nor do we have knowledge of how many ethanol plants they can simultaneously construct. If ICM, Inc. agrees to construct more ethanol plants at the time it is constructing our plant than it can construct either timely or successfully, then the construction of our plant may be either substantially delayed or cancelled.

United Bio Energy Management, LLC; United Bio Energy Ingredients, LLC; United Bio Energy Trading, LLC; and United Bio Energy Fuels, LLC

We have entered into operating contracts regarding the management of our plant, purchase of raw grains, ethanol marketing, distillers marketing, and risk management services with the above-listed United Bio Energy entities. All of the United Bio Energy entities are wholly owned by affiliates of our general contractor, ICM, Inc. and of our primary subcontractor, Fagen, Inc. Each of the agreements is described in detail in the section entitled “DESCRIPTION OF BUSINESS—CONSTRUCTION AND OPERATION OF THE PLANT—MATERIAL CONTRACTS.”

BOC Group, Inc.

On January 28, 2004, we entered into a letter of intent with BOC Group, Inc. of Murray Hill, New Jersey to market and distribute the carbon dioxide that will be produced by the plant as a byproduct of our ethanol production. The letter of intent provides that BOC Group, Inc. will purchase a substantial quantity of our raw carbon dioxide gas annually and for the construction of a carbon dioxide liquefaction plant. The letter of intent has been extended to March 31, 2005. We expect that this will be extended by agreement of the parties. We expect to lease a parcel of land adjacent to our ethanol plant to BOC Group, Inc. for construction of the liquefaction plant. If we execute a final contract to sell our carbon dioxide gas, the liquefaction plant will need to be constructed. We will not begin selling carbon dioxide gas until the liquefaction plant is completed which will likely not occur until spring 2006.

Construction and Operation of the Project—Material Contracts

Design/Build Agreement

On August 9, 2004, we executed a design/build agreement with ICM, Inc. for various design and construction services.

General Terms and Conditions

We expect to pay ICM, Inc. up to an anticipated maximum of $35,900,000 to design and construct the plant. All drawings, specifications, and other construction-related documents will belong to ICM, Inc. We will be granted a limited license to use such drawings, specifications, and related documents in connection with our occupancy of the plant.

If ICM, Inc. encounters “differing site conditions,” it will expect to be entitled to an adjustment in the contract price and time of performance, if such conditions adversely affect its costs and performance time. By “differing site conditions,” we mean any concealed physical conditions at the site that:

•              Materially differ from the conditions indicated in our geotechnical report; or

•              Any unusual conditions which differ materially from the conditions ordinarily encountered in similar work.

On September 28, 2004, we instructed ICM, Inc. to commence construction and made a progress payment in the amount of $4,000,000. Pursuant to the agreement, ICM, Inc. warrants that the plant will be substantially complete no later than 345 calendar days after this date. By “substantial completion,” we mean when the plant is ready for us to occupy and use the plant to produce ethanol.

In addition to providing the general contracting services, pursuant to the design/build agreement, ICM, Inc. is also responsible for the following:

•                                           Providing all necessary engineering and design services, consistent with applicable law and provided by licensed design professionals;

•                                           Performing all work in accordance with legal requirements;

•                                           Performing its responsibilities in a safe manner so as to prevent damage, injury, or loss;

•                                           Providing us a warranty that the work performed for us is of good quality, conforms to all contract and construction documents, and is free of defect in materials and workmanship;

•                                           Providing assistance in connection with the start-up, testing, refining, and adjusting of any equipment and training staff to operate and maintain the equipment and facility;

•                                           Correcting any defects in materials and equipment and commencing construction of defects within seven days of receipt of notice from us that the work performed was defective for a period of one year after substantial completion;

•                                           Obtaining and providing us with a certificate of insurance covering claims arising from worker’s compensation or disability; claims for bodily injury, sickness, death, or disease, regardless or whether the person injured was an employee of ICM, Inc.; claims for damage or destruction of tangible personal property; claims for damages arising from personal injury, death or property damage resulting from ownership, use, and maintenance of any motor vehicles; claims for professional errors or omissions; or claims pursuant to any duty to indemnify. Such insurance must be maintained through the development and construction of the plant; and

•                                           Indemnifying, defending, holding us, our officers, directors, agents, and employees harmless against any claims, losses, damages, liabilities, including attorney’s fees and expenses, if such arises from the fault of ICM, Inc., its consultants, agents, or employees.

We expect to be responsible for the following:

•                                           Obtaining and maintaining liability insurance to protect us from any claim that may arise from performance of our responsibilities;

•                                           Obtaining and maintaining property insurance for the full insurable value of the plant, including physical loss and damage to the facility, temporary buildings, falsework, all materials and equipment in transit, professional fees and all other expenses incurred to replace or repair the ethanol plant;

•                                           Indemnifying, defending, and holding ICM, Inc., its officers, directors, agents, and employees harmless against any claims, losses, damages, liabilities, including attorney’s fees and expenses, caused by us, our agents, or employees;

•                                           Rough grading the construction site to the specifications of ICM, Inc.;

•                                           Providing at least one access road of sufficient quality to withstand semi-truck traffic;

•                                           Obtaining all permits and licenses related to the construction and operation of the plant, except that ICM, Inc. will be responsible for obtaining building permits, paying all governmental charges and

•                                           Inspection fees necessary for the construction of the plant, and paying for utility connection fees;

•                                           Procuring an Air Pollution Construction and Operation permit;

•                                           Obtaining the necessary Kansas air and water discharge permits;

•                                           Maintaining $250,000 in the budget to cover unforeseen government regulation changes until we have satisfactorily complied with atmospheric emissions regulations;

•                                           Providing a continuous supply of natural gas of at least 1.3 billion cubic feet per year and supply meter and regulators to provide burner tip pressures as specified by ICM, Inc.;

•                                           Providing a continuous supply of electricity of 12,000 kVA, 12,400 volt electrical energy, a high voltage switch, a substation, if required, and meter as specified by the electric company; and

•                                           Providing rail tracks, ties, and ballast to the plant at grades specified by ICM, Inc.

ICM, Inc. will have the right to stop or postpone the work and to reasonably adjust the time for completion of the plant if any of the following occurs:

•                                           We do not provide reasonable evidence indicating that we have adequate funds to fulfill all our contractual obligations or do not pay amounts properly due according to the progress payments, and we do not cure within seven days after we receive notice from ICM, Inc. and work on the plant has stopped;

•                                           Any acts, omissions, conditions, events, or circumstances beyond its control, if the act or omission was not caused by ICM, Inc. or anyone for whom they are responsible. If ICM, Inc.’s delay in performance is caused by us or those under our control, then the contract price may be appropriately adjusted;

•                                           The presence of any hazardous conditions at the construction site. Upon receiving notice of a hazardous condition, we must immediately proceed to correct the condition. After the condition is corrected and all necessary governmental approvals have been obtained, ICM, Inc. should resume work in the effected area. ICM, Inc. may be entitled to an adjustment in price and time for completion of the plant if its price and time for performance has been adversely affected by the hazardous condition;

•                                           Work on the plant has stopped for 90 days, because of any order from us or a court or governmental authority, if such stoppage is not because of any act or omission of ICM, Inc. or because we failed to provide ICM, Inc. with information, permits, or approvals for which we will be responsible; or

•                                           We fail to act on application for payment within 30 days after it is submitted or we fail to pay ICM, Inc. within 30 days after any sum is determined to be due.

•                                           We have the right to terminate the design/build agreement without cause prior to the date on which the concrete is first poured upon providing ICM, Inc. with 20 days prior written notice. In addition, we expect to be required to pay ICM, Inc. for the following:

•                                           Completed and acceptable work including fair and reasonable amounts for overhead and profit;

•                                           Expenses incurred prior to the date of termination in performing services and furnishing labor and materials; and

•                                           Reasonable costs and expenses attributable to the termination, including amounts due to settle terminated contracts with subcontractors and consultants.

•                                           We have the right to terminate the design/build agreement for cause at any time. The following events justify our termination of ICM, Inc. for cause:

•                                           Failing to perform work in accordance with the agreement;

•                                           Intentionally disregarding laws or regulations;

•                                           Materially breaching any provision of the agreement;

•                                           Failing to pay its consultants or subcontractors undisputed amounts;

•                                           Becoming financially insolvent or filing for bankruptcy.

There is no assurance that defects in materials and/or workmanship in the plant will not occur. Under the terms of the design/build agreement, ICM, Inc. would warrant that the material and equipment furnished to build the plant would be new, of good quality, and free from material defects in the material and workmanship at the time of delivery. Though the agreement requires ICM, Inc. to correct all defects in material or workmanship for a period of one year after substantial completion of the plant, material defects in the material or workmanship may still occur. Such defects could cause us to delay the commencement of operations of the plant, or, if such defects are discovered after operations have commenced, to halt or discontinue the plant’s operation. Any such event may have a material adverse effect on our operations, cash flows, and financial performance.

Dispute Resolution

The design/build agreement provides that disputes would first be resolved through submitting the matter to non-binding mediation. In the event that the dispute is not settled through mediation, the matter must be resolved by arbitration in accordance with the Construction Industry Arbitration Rules of the American Arbitration Association, unless the parties agree otherwise. The determination of the arbitrator is expected to be final and may not be appealed to any court. The prevailing party in any arbitration proceeding is entitled to recover reasonable attorneys’ fees and expenses incurred.

Limitation of Consequential Damages

The design/build agreement provides that the maximum amount of damages we may recover from ICM, Inc. for defective construction is $2,500,000.

Management Agreement

On November 12, 2004 we entered into a Management Agreement with United Bio Energy Management, LLC in which United Bio Energy Management, LLC will supervise and direct the general operations of the plant for an anticipated period of at least 5 years. United Bio Energy Management, LLC will provide the services of a full-time general manager to the plant. United Bio Energy Management, LLC is owned by UBE, LLC which is in turn owned by affiliates of ICM, Inc. and Fagen, Inc. Accordingly, we may not be able to negotiate any further transactions at arms’ length, as we would be able to do with an independent party.

United Bio Energy Management, LLC will be responsible for the following duties, among others:

•                                          Hiring, paying, supervising, and discharging all plant employees;

•                                          Contracting for the purchase of all services, grains, supplies, and other materials necessary for the production of ethanol;

•                                          Contracting for the purchase of all fixtures, furnishings, equipment, supplies, tools, vermin extermination, and other services as the manager deems necessary or advisable (excluding electricity, natural gas, water, and waste water);

•                                          Preparing or overseeing the preparation of an annual operating budget;

•                                          Setting up and maintaining accurate and adequate accounting and financial records for the plant;

•                                          Handling our accounts payable and accounts receivable;

•                                          Maintaining insurance policies on the plant; and

•                                          Cooperating with our attorneys and accountants in the preparation of disclosures required by the Securities Act of 1933, the Securities Exchange Act of 1934, and any other securities laws or regulations.

We have agreed to compensate United Bio Energy Management, LLC $250,000 payable in monthly installments for these services, plus an incentive bonus based on the attainment of certain financial benchmarks.

United Bio Energy Management, LLC will appoint a general manager to be based on site at our plant, and to work exclusively for us. It is anticipated that the general manager will be responsible for the following duties, among others:

•                                          Managing all business operations, plant operations, purchasing operations, marketing operations, personnel operations, safety, and any and all other items relating to the plant operations and profitability;

•                                          Administering our wage and benefit package per our approval;

•                                          Arranging repairs and replacement of chemicals, enzymes, supplies, and other items necessary for plant operations;

•                                          Reviewing invoices for repairs and replacement of items;

•                                          Minimizing operational costs;

•                                          Administering the purchase of grains and the marketing of ethanol and by-products to ensure the best pricing scenarios; and

•                                          Performing any and all other duties assigned by United Bio Energy Management, LLC or us.

The Management Agreement provides that we will first attempt to amicably settle any dispute or difference privately between United Bio Energy Management, LLC and us. If we cannot resolve the dispute as a result of the discussions, then we must submit the matter to non-binding mediation. In the event that the dispute is not settled through mediation, the matter must be resolved by non-appealable arbitration in accordance with the rules of the American Arbitration Association as applicable in the state of Kansas. The determination of the arbitrator is expected to be final and may not be appealed to any court. The prevailing party in any arbitration proceeding is entitled to recover reasonable attorneys’ fees and expenses incurred.

Raw Grains Agreement

On November 12, 2004 we entered into a Raw Grains Agreement with United Bio Energy Ingredients, LLC. The Raw Grains Agreement. The Raw Grains Agreement provides for our purchase of all raw grains necessary for ethanol production from United Bio Energy Ingredients, LLC for a period of at least 5 years. Pursuant to the agreement, United Bio Energy Ingredients, LLC will use its best efforts to arrange for the purchase of grain at the lowest price available under prevailing market conditions. For its service, we will pay United Bio Energy Ingredients, LLC the actual cash procurement price and all reasonable and necessary expenses to get the grain to the plant plus a per bushel fee. We will supply all labor and equipment necessary to load or unload trucks or rail cars. The title, risk of loss, and responsibility for the quality of grain will transfer to us when we unload the grain at the plant. Prior to that time, United Bio Energy Ingredients, LLC will bear the risk of loss. All grain delivered to the plant shall meet certain quality standards and we will have the options to reduce the price we pay or fully reject any delivery that fails to conform to these standards, depending upon the severity of the noncompliance.

Distillers Grains Marketing Agreement

On November 12, 2004 we entered into a Distillers Grains Marketing Agreement with United Bio Energy Ingredients, LLC pursuant to which United Bio Energy Ingredients, LLC will purchase all dried and wet distillers grains produced at the plant for a term of 5 years at 98% of the price United Bio Energy Ingredients, LLC charges its buyers of dried distillers grains, and 95% of the price United Bio Energy Ingredients, LLC charges its buyers of wet distillers grains. United Bio Energy Ingredients, LLC has the duty to use its best efforts to obtain the highest prices for our distillers grains that are available under prevailing market conditions. We are responsible for supplying all labor and equipment to load or unload trucks or rail cars without charge to United Bio Energy Ingredients, LLC. We are also required to provide storage for at least 10 days production of wet and dry distillers grains. In addition, our distillers grains must meet quality requirements so that they will meet current industry standards for primary animal feed ingredients. If we fail to supply distillers grains that comply with industry standards, United Bio Energy Ingredients, LLC may reject them.

Trading Agreement

On November 12, 2004 we entered into a Trading Agreement with United Bio Energy Trading, LLC in which United Bio Energy Trading, LLC will provide market information and hedging consulting services for us. We anticipate that the term of the agreement will be for at least 5 years. For these services, we will pay United Bio Energy Trading, LLC a monthly fee of $6,000.

Ethanol Agreement

On November 12, 2004, we entered into an Ethanol Agreement with United Bio Energy Fuels, LLC. . The terms of the agreement provide that United Bio Energy Fuels, LLC will market all fuel-grade ethanol produced at our plant at a price equal to the price United Bio Energy, Fuels, LLC charges its customers less reasonable expenses incurred in connection with the sales and delivery. In exchange, we agreed to pay United Bio Energy Fuels, LLC $0.01 for each gallon of ethanol produced at our plant during the term of the agreement. We expect that the term of the agreement will be at least 5 years. United Bio Energy Fuels, LLC also agreed to use its best efforts to obtain the highest price for ethanol available under prevailing market conditions.

Purchase and Sale of Carbon Dioxide

We also plan to market and distribute the carbon dioxide that will be produced at the plant as a by-product of our ethanol production. On January 28, 2004, we entered in to a letter of intent with BOC Group, Inc. of Murray Hill, New Jersey. The terms of the letter of intent provide that we will make available to BOC Group, Inc. for purchase all of the carbon dioxide produced at the plant. The letter of intent contemplates that BOC Group, Inc. will purchase a substantial quantity of our raw carbon dioxide gas annually and will construct a carbon dioxide liquefaction plant. We expect to lease a parcel of our land adjacent to our ethanol plant to BOC Group, Inc. for construction of the liquefaction plant. The letter of intent was scheduled to expire by its terms on March 31, 2005. We expect that the letter of intent will be extended by agreement of the parties. We are currently negotiating a legally binding contract with BOC Group, Inc. However, there is no guarantee that a final contract will be executed or that it will be executed upon terms as favorable as those currently anticipated. If we do execute a final contract it is unlikely that the liquefaction plant would be completed until at least spring 2006.

Regulatory Permits

We will be subject to extensive air, water, and other environmental regulation and we will need to obtain a number of environmental permits to construct and operate the plant. In addition, it is likely that our senior debt financing will be contingent on our ability to obtain the various required environmental permits. We have engaged the environmental consulting firm of Natural Resource Group of Minneapolis, Minnesota, to coordinate and assist us with obtaining construction and operation permits, and to advise us on general environmental compliance.

The information below is based in part on information provided by the manufacturers of the equipment and other components used in the construction of the plant. We will also need to obtain various other environmental, construction, and operating permits, as discussed below. Pursuant to the design/build agreement, ICM, Inc. is responsible for all necessary construction permits. Of the permits described below, we must obtain the Air Emission Source Construction Permit and the Construction Storm Water Discharge Permit prior to starting construction. We obtained these permits on August 5, 2004 and July 21, 2003 respectively. The Air Emission Source Construction Permit has been modified to allow for our expansion of plant capacity to 35 million gallons of fuel-grade ethanol. The remaining permits will be required before or shortly after we can begin to operate the plant. The remaining permits are expected to cost less than $20,000.

Ethanol production involves the emission of various airborne pollutants, including particulate (“PM10”), carbon monoxide (“CO”), oxides of nitrogen (“NOx”), and volatile organic compounds (“VOCs”). As a result, we will need to obtain an air quality permit from the Kansas Department of Health and Environment (“KDHE”). We obtained the Air Emission Source Construction Permit on August 5, 2004 and gained coverage under the construction storm water general permit program on July 21, 2003. We also applied for a water withdrawal permit, public water supply permit, and a water discharge permit. If for any reason any of these permits are not granted, construction costs for the plant may increase, or the plant may not be constructed at all. In addition, the KDHE and the United States Environmental Protection Agency (“EPA”) could impose conditions or other restrictions in the permits that are detrimental to us or which increase permit requirements or the testing protocols and methods necessary to obtain a permit either before, during, or after the permitting process.  The KDHE and the EPA could also modify the requirements for obtaining a permit. Any such event would likely have a material adverse impact on our operations, cash flows, and financial performance.

Even if we receive all required permits from the KDHE, we may also be subject to regulations on emissions from the EPA. Currently, the EPA’s statutes and rules do not require us to obtain separate EPA approval in connection with the construction and operation of the proposed plant. Additionally, environmental laws and regulations, both at the federal and state level, are subject to change and changes can be made retroactively. Consequently, even if we have the proper permits at the present time, we may be required to invest or spend considerable resources to comply with future environmental regulations or new or modified interpretations of those regulations to the detriment of our financial performance.

Air Emission Source Construction Permit

Our preliminary estimates indicate that this facility will be considered a minor source of regulated air pollutants. There are a number of emission sources that are expected to require permitting. These sources include the boiler, ethanol process equipment, storage tanks, scrubbers, and baghouses. The types of regulated pollutants that are expected to be emitted from our plant include PM10, CO, NOx, and VOCs. The activities and emissions mean that we are expected to obtain an air emission source construction permit for the facility emissions. Because of regulatory requirements, we anticipate that we will agree to limit production levels to a certain amount, which may be slightly higher than the production levels described in this document (currently projected at 35 million gallons per year at the nominal rate with the permit at a slightly higher rate) in order to avoid having to obtain Title V air permits. These production limitations will be a part of the air emission source construction permit. If we exceed these production limitations, we could be subjected to very expensive fines, penalties, injunctive relief, and civil or criminal law enforcement actions. Exceeding these production limitations could also require us to pursue a Title V air permit. There is also a risk that further analysis prior to construction, a change in design assumptions, or a change in the interpretation of regulations may require us to file for a Title V air permit. If we must file to obtain a Title V air permit, then we will experience significantly increased expenses and a significant delay in obtaining a subsequently sought Title V air permit. There is also a risk that the KDHE might reject a Title V air permit application and request additional information, further delaying startup and increasing expenses. Even if we obtain an air pollution construction permit prior to construction, the air quality standards may change, thus forcing us to later apply for a Title V air permit. There is also a risk that the area in which the plant is situated may be determined to be a nonattainment area for a particular pollutant. In this event, the threshold standards that require a Title V permit may be changed, thus requiring us to file for and obtain a Title V air permit. The cost of complying and documenting compliance should a Title V air permit be required is also higher. It is also possible that in order to comply with applicable air regulations or to avoid having to obtain a Title V permit, we would have to install additional air pollution control equipment such as additional or different scrubbers. We modified our application for the permit based on plans for a 35 million gallon ethanol plant on July 22, 2004 with the KDHE, and received it on August 5, 2004. The permit will be valid until the plant is modified or until there is a process change that changes air emissions.

Air Pollution Standard

There are a number of standards which may effect the construction and operation of the plant going forward. The Prevention of Significant Deterioration (“PSD”) regulation creates more stringent and complicated permit review procedures for construction permits. It is possible but not expected that the plant may exceed applicable PSD levels for NOx, CO, and VOCs.

National Pollutant Discharge Elimination System Permit (Individual NPDES Permit)

We expect that we will use water to cool our closed circuit systems in the proposed plant. Although the water in the cooling system will be re-circulated to decrease facility water demands, a certain amount of water will be continuously replaced to make-up for evaporation and to maintain a high quality of water in the cooling tower. In addition, there will be occasional blowdown water that will have to be discharged. It is anticipated that the facility will also require a reverse osmosis system and water softeners to provide makeup water for the boiler. Reject water from the reverse osmosis system and water softener regeneration water will also be discharged. Depending on the water quality and atmospheric conditions, approximately 164,000 gallons of water per day could potentially be discharged. This figure represents peak water discharge for the facility. An application for an individual NPDES permit was submitted to the KDHE on April 28, 2004.

Storm Water Discharge Permit and Storm Water Pollution Prevention Program (General NPDES Permits)

On April 30, 2004, we submitted a notice of intent to obtain coverage under the KDHE’s construction storm water permit (“General Permit No. 2”). To comply with permit conditions, Natural Resource Group developed a Construction Storm Water Pollution Prevention Plan for the proposed facility. The plan outlines various measures that will be developed for the proposed facility, which outlines various measures that will be implemented during construction to mitigate erosion and minimize storm water pollution. A separate application will be required for storm water discharges from the facility during operations. It is anticipated that the facility will gain coverage under KDHE General Permit No. 1 for industrial storm water discharges; however, an individual industrial storm water permit could be required by the KDHE, stipulating additional permit requirements not identified in the general permit. The application for the General Permit No. 1 must be filed 24 hours prior to the start of operations. We anticipate that we will be able to obtain a General Permit No. 1 storm water discharge permit, but there can be no assurances of this. In either case, an Industrial Storm Water Pollution Prevention Plan will be required for plant operation.

New Source Performance Standards

The plant will be subject to New Source Performance Standards for both the ethanol plant’s distillation processes, and the storage of volatile organic compounds used in the denaturing process. These duties include initial notification, emissions limits, compliance, and monitoring requirements, and record keeping requirements.

Spill Prevention, Control, and Countermeasures Plan

Before we can begin operations, we must prepare and implement a Spill Prevention Control and Countermeasure (“SPCC”) plan in accordance with the guidelines contained in 40 CFR § 112. This plan will address oil pollution prevention regulations and must be reviewed and certified by a professional engineer. The SPCC must be reviewed and updated every three years.

Bureau of Alcohol, Tobacco, and Firearms Requirements

Before we can begin operations, we must comply with applicable Bureau of Alcohol, Tobacco, and Firearms regulations. These regulations require that we first make application for and obtain an alcohol fuel producer’s permit pursuant to 27 CFR § 19.915. The application must include information identifying the principal persons involved in our venture and a statement as to whether any of them have ever been convicted of a felony or misdemeanor under federal or state law. The term of the permit is indefinite until terminated, revoked, or suspended. The permit also requires that we maintain certain security measures. We must also secure an operations bond pursuant to 27 CFR § 19.957. There are other taxation requirements related to special occupational tax and a special stamp tax. We are in the process of preparing an application for an alcohol fuel producer’s permit.

Risk Management Plan

We are currently in the process of determining whether anhydrous ammonia or aqueous ammonia will be used in our production process. Pursuant to § 112(r)(7) of the Clean Air Act, stationary sources with processes that contain more than a threshold quantity of a regulated substance are required to prepare and implement a Risk Management Plan. If we use anhydrous ammonia, we must establish a plan to prevent spills or leaks of the ammonia and an emergency response program in the event of spills, leaks, explosions, or other events that may lead to the release of the ammonia into the surrounding area. The same requirement may also be true for denaturant. This determination will be made as soon as the exact chemical makeup of the denaturant is obtained. We will need to conduct a hazardous assessment and prepare models to assess the impact of an ammonia and/or denaturant release into the surrounding area. The program will be presented at one or more public meetings. However, if we use aqueous ammonia, the risk management program will only be needed for the denaturant. In addition, it is likely that we will have to comply with the prevention requirements under OSHA’s Process Safety Management Standard. These requirements are similar to the Risk Management Plan requirements. The Risk Management Plan should be filed before use.

Environmental Protection Agency

Even if we receive all Kansas environmental permits for construction and operation of the plant, we will also be subject to oversight activities by the EPA. There is always a risk that the EPA may enforce certain rules and regulations differently than Kansas’s environmental administrators. Kansas or EPA rules and regulations are subject to change, and any such changes may result in greater regulatory burdens.

Nuisance

Ethanol production has been known to produce an odor to which surrounding residents could object. Ethanol production may also increase dust in the area due to operations and the transportation of grain to the plant and ethanol and distillers dried grains from the plant. Such activities may subject us to nuisance, trespass, or similar claims by employees or property owners or residents in the vicinity of the plant. To help minimize the risk of nuisance claims based on odors related to the production of ethanol and its by-products, we intend to install a thermal oxidizer in the plant. See “DESCRIPTION OF BUSINESS—Thermal Oxidizer” for additional information. Nonetheless, any such claims or increased costs to address complaints may have a material adverse effect on us, our operations, cash flows, and financial performance.

We are not currently involved in any litigation involving nuisance or any other claims.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our operating agreement provides that the initial board of directors will be comprised of no fewer than 7 and no more than 11 members. The board of directors was elected at the first annual meeting of members by the affirmative vote of members holding a majority of the outstanding membership units. At a special meeting of the members held on September 16, 2004, the members voted to approve amendments to our operating agreement to provide that ICM, Inc. and Fagen, Inc. shall appoint 3 of the directors upon their purchase of an additional combined 6,250 units. ICM, Inc. and Fagen, Inc. have appointed these 3 directors.

The initial board of directors will serve until one year after substantial completion of the ethanol plant plus the time that it takes to elect a successor director provided that the directors appointed by ICM and Fagen shall serve at the pleasure of ICM and Fagen until we redeem the units. We anticipate that we will commence operations in the summer of 2005. The operating agreement further provides for a staggered board of directors, where, upon the expiration of the initial term ending in 2005, the first group of directors shall serve for one year, the second group shall serve for two years, and the third group shall serve for three years. The successors for each group of directors shall be elected for a 3-year term and at that point, one-third of the total number of directors will be elected by the members each year. The directors shall be placed into groups by resolution of the board of directors prior to the expiration of the initial term. Because the determination of which directors will serve in each respective class will take place at a later date, each director’s group is not known at this time.

Identification of Directors, Executive Officers and Significant Employees

The following table shows the directors and officers of East Kansas Agri-Energy, L.L.C. as of the date of this prospectus:

Board Member	Role
William R. Pracht	Director and Chairman/President
Roger Brummel	Director and Vice Chairman/Vice President
Jill A. Zimmerman	Director and Treasurer
Daniel V. Morgan	Director and Secretary
Scott A. Burkdoll	Director
Glenn A. Caldwell	Director
Daniel L. Guetterman	Director
Donald S. Meats	Director
Brian Thome	Director
Dave Vander Griend	Director
Jerry Jones	Director

Most of our directors have held their positions since the formation of the Company. All officers have been elected to serve until the next succeeding annual meeting following substantial completion of the plant and until their successors have been elected and qualified.

Business Experience of Directors and Officers

The following is a brief description of the business experience and background of our officers and directors.

William R. Pracht, Director, Chairman, and President, Age 47—20477 SW Florida Rd., Westphailia, Kansas 66093

Mr. Pracht is a farmer/rancher working near Westphalia, Kansas and is one of the community leaders of the Cherry Mound 4-H Club as well as a member of the Anderson County Fair Board. He has served on the Kansas Livestock Association Board of Directors and Chairman of the Tax Committee.

Mr. Pracht has served as a director since our inception. Pursuant to our operating agreement, he will serve until 1 year after substantial completion of the construction of the ethanol plant and until a successor is elected and qualified, or until the earlier death, resignation, removal or disqualification of such director.

Roger Brummel, Director, Vice Chairman, and Vice President, Age 45—802 S. Oak, Garnett, Kansas 66032

Mr. Brummel has been the manager of the family owned business, Brummel Farm Service, since 1995.

Mr. Brummel, has served as a director since our inception. Pursuant to our operating agreement, he will serve until 1 year after substantial completion of the construction of the ethanol plant and until a successor is elected and qualified, or until the earlier death, resignation, removal or disqualification of such director.

Jill A. Zimmerman, Director and Treasurer, Age 31—420 S. Cottonwood, Garnett, Kansas 66032

Ms. Zimmerman has been employed as our equity drive coordinator since February 10, 2003. Previously, she was the Director of Value-Added Programs for the Kansas Corn Growers Association in Garnett since January 2002. From May 1996 to January 2002, Ms. Zimmerman was the County Extension Agent, Agriculture for Kansas State Research and Extension, Anderson County. In addition, Ms. Zimmerman is a partner with her brother in Zimmerman Farms, a small grain farming operation consisting of wheat and grain sorghum in Sumner County, Kansas.

Ms. Zimmerman has served as a director since our inception. Pursuant to our operating agreement, she will serve until 1 year after substantial completion of the construction of the ethanol plant and until a successor is elected and qualified, or until the earlier death, resignation, removal or disqualification of such director.

Daniel V. Morgan, Director and Secretary, Age 33—196 Texas Rd., Greeley, Kansas 66033

Mr. Morgan is co-owner of H&M Angus Farms, Inc., a registered Angus seedstock producer in eastern Kansas. He is also a certified crop advisor and shares a Pioneer Seed dealership with his father. He is a director of United Cooperatives and currently is its board secretary.

Mr. Morgan has served as a director since our inception. Pursuant to our operating agreement, he will serve until 1 year after substantial completion of the construction of the ethanol plant and until a successor is elected and qualified, or until the earlier death, resignation, removal or disqualification of such director.

Scott A. Burkdoll, Director, Age 48—3939 Ellis Rd., Rantoul, Kansas 66079

Mr. Burkdoll, is an owner and operator of Burkdoll Bros., Inc. a Kansas family farm corporation. Mr. Burkdoll has served as Vice President for this company since 1978. He is part owner and has served since 1989 as Secretary/Treasurer of Sunflower Pork, Inc., which produces 75,000 head of market hogs annually. Mr. Burkdoll has been President of BG-5, an oil and gas production company in east central Kansas, since 1994. Mr. Burkdoll is an owner and has served since 1998 as managing member of J-6 Cattle Ranch LLC. He is also an owner and managing member of Sunflower Central, LLC.

Mr. Burkdoll has served as a director since our inception. Pursuant to our operating agreement, he will serve until 1 year after substantial completion of the construction of the ethanol plant and until a successor is elected and qualified, or until the earlier death, resignation, removal or disqualification of such director.

Glenn A. Caldwell, Jr., Director, Age 57—P.O. Box 181, Garnett, Kansas 66032

Mr. Caldwell has been the Vice-President of Caldwell Enterprises Inc. since 1980 and, in that capacity, oversees the operation of crude oil production on several oil leases in two counties. In 1982, he became President of Caldwell Farms, Inc. operating several thousand tillable acres in 3 counties.

Mr. Caldwell has served as a director since our inception. Pursuant to our operating agreement, he will serve until 1 year after substantial completion of the construction of the ethanol plant and until a successor is elected and qualified, or until the earlier death, resignation, removal or disqualification of such director.

Daniel L. Guetterman, Director, Age 53—P.O. Box 32, Bucyrus, Kansas 66013

Mr. Guetterman has been farming in northeast Kansas since 1969 and has been the owner/operator of DKG Farms, Inc. since 1999. In 1978, he formed Guetterman Brothers Elevator and built a grain elevator in Bucyrus. Some of his duties consisted of buying and selling grain, fertilizer, seed and chemicals. Mr. Guetterman served 9 years on the board of the Kansas Soybean Association and is currently serving his fourth year on the Kansas Corn Commission as treasurer.

Mr. Guetterman has served as a director since our inception. Pursuant to our operating agreement, he will serve until 1 year after substantial completion of the construction of the ethanol plant and until a successor is elected and qualified, or until the earlier death, resignation, removal or disqualification of such director.

Donald S. Meats, Director, Age 61—1724 2nd Rd. S.E., Neosho Falls, Kansas 66758

Mr. Meats lives on a farm near LeRoy, Kansas and operates a stocker program. He retired in 2001 from the LeRoy Coop after 36 years of employment; 33 years as general manager. He is currently employed by the First National Bank of LeRoy as an Agriculture Loan Officer.

Mr. Meats has served as a director since our inception. Pursuant to our operating agreement, he will serve until 1 year after substantial completion of the construction of the ethanol plant and until a successor is elected and qualified, or until the earlier death, resignation, removal or disqualification of such director.

Dave Vander Griend, Age 52—310 N. First Street, P.O. Box 397, Colwich, Kansas 67030

Mr. Vander Griend has been the Chief Executive Officer, President and majority owner of ICM, Inc. for the past ten years. He also serves as director for Western Plains Energy, LLC.

Mr. Vander Griend was appointed as a director to our board by Fagen, Inc. and ICM, Inc. on February 1, 2005. Pursuant to our operating agreement, Mr. Vander Griend will serve at the pleasure of Fagen, Inc. and ICM, Inc. until the number of directors Fagen, Inc. and ICM, Inc. are entitled to appoint is reduced or eliminated by our redemption of their units.

Jerry Jones, Director, Age 54—310 N. First Street, P.O. Box 397, Colwich, Kansas 67030

Mr. Jones has served as the Chief Financial Officer for ICM, Inc. since July 2000. Previously, he was the controller for PPI, Inc.

Mr. Jones was appointed as a director to our board by Fagen, Inc. and ICM, Inc. on February 1, 2005. Pursuant to our operating agreement, Mr. Jones will serve at the pleasure of Fagen, Inc. and ICM, Inc. until the number of directors Fagen, Inc. and ICM, Inc. are entitled to appoint is reduced or eliminated by our redemption of their units.

Brian D. Thome, Director, Age 31—501 West Highway 212, P.O. Box 159, Granite Falls, Minnesota 56241

Mr. Thome is the Director of Financial Investments for Fagen, Inc. where he has been employed since December 2004. Prior to his employment at Fagen Inc., he served as Second Vice President to First National Bank of Omaha.

Mr. Thome was appointed as a director to our board by Fagen, Inc. and ICM, Inc. on February 1, 2005. Pursuant to our operating agreement, Mr. Thome will serve at the pleasure of Fagen, Inc. and ICM, Inc. until the number of directors Fagen, Inc. and ICM, Inc. are entitled to appoint is reduced or eliminated by our redemption of their units.

Involvement in Certain Legal Proceedings

One of our directors, Donald Meats, is subject to a continuing Cease and Desist Order originally entered by the State of Kansas Securities Commissioner on November 27, 1996. This order required him to cease and desist from the sale of unregistered securities. Mr. Meats, along with others, was found to have participated in a program several years before his involvement with our organization which was determined to have violated the securities laws of the State of Kansas as it constituted the unlawful sale of unregistered securities. Mr. Meats cooperated in the investigation of this matter and no further action was taken against him. Mr. Meats did not participate in the sale of our membership units during our original offering and will not participate in the sale of our membership units for this offering.

Significant Employees

General Manager

Pursuant to the Management Agreement we entered into with United Bio Energy Management, LLC dated effective as of November 12, 2004, United Bio Energy Management, LLC will supervise and direct the general operations of the plant, including providing the services of a full-time general manager, who will be based on site at our plant, and who will work exclusively for us. Accordingly, the general manager will not be an employee of ours. The general manager has been hired by United Bio Energy Management, LLC. For more information about the Management Agreement, see “Construction and Operation of the Project—Material Contracts.”

EXECUTIVE COMPENSATION

William Pracht is currently serving as our President and Roger Brummel is currently serving as our Vice President. Jill Zimmerman is our Treasurer, and Daniel Morgan is our Secretary. Jill Zimmerman has also been hired as our equity drive coordinator.

As of May 2003, each board member began accruing compensation in the amount of $100 per month for their service on our board. We pay this accrued compensation to the directors in the discretion of our board. Jill Zimmerman also receives compensation from us pursuant to a written employment contract.

The table below summarizes the compensation of our President, William Pracht.

2002	2003	2004
$0	$800	$1,200

Employment Agreements

Other than the employment agreement we entered into with Jill Zimmerman, we have no employment agreements with any executive officer or director. Other than our directors, we have no promoters, as that term is defined in Rule 405 of Regulation C of the Securities Act of 1933. In the future, we may enter into employment agreements with our executive officers or other employees that we may hire.

Reimbursement of Expenses

We reimburse our officers and directors for expenses incurred in connection with their service. Our reimbursement policy is to reimburse our officers and directors for out-of-pocket expenses.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our operating agreement provides that none of our directors or members will be liable to us for any breach of their duty of care. This could prevent both us and our unit holders from bringing an action against any director for monetary damages arising out of a breach of that director’s duty of care or grossly negligent business decisions. This provision does not affect possible injunctive or other equitable remedies to enforce a director’s duty of loyalty for acts or omissions not taken in good faith, involving willful misconduct or a knowing violation of the law, or for any transaction from which the director derived an improper financial benefit. It also does not eliminate or limit a director’s liability for participating in unlawful payments or distributions or redemptions, or for violations of state or federal securities laws. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is contrary to public policy as expressed in the Securities Act of 1933, and is therefore unenforceable.

Under Kansas law, no member or director will be liable for any of our debts, obligations, or liabilities merely because he or she is a member or director. In addition, Kansas law permits and our operating agreement contains extensive indemnification provisions which require us to indemnify any officer or director who was or is party, or who is threatened to be made a party to a current or potential legal action because he or she is our director or officer. We must also indemnify against expenses, including attorneys’ fees, judgments, claims, costs, and liabilities actually and reasonably incurred by these individuals in connection with any legal proceedings, including legal proceedings based upon violations of the Securities Act of 1933 or state securities laws. Our indemnification obligations may include criminal or other proceedings.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

On August 9, 2004, we executed a design/build agreement with ICM, Inc. to design and build our ethanol plant using Fagen, Inc. as principal subcontractor. ICM, Inc. is majority owned and controlled by Dave Vander Griend and Fagen, Inc. is owned and controlled by Ron Fagen. Dave Vander Griend and Ron Fagen through their respective companies, each owns 24.5% of our outstanding units. See “Security Ownership of Certain Beneficial Owners.” Pursuant to the terms of the design/build agreement, we will pay ICM, Inc. $35,900,000 to design and build our ethanol plant and we expect a significant portion of the contract price to be paid by ICM, Inc. to Fagen, Inc. for its work as our principal subcontractor.

We have entered into several operating contracts with various companies owned by United Bio Energy, LLC, of Wichita, Kansas. United Bio Energy, LLC is majority owned by Dave Vander Griend through ICM Marketing, Inc. and by Ron Fagen through Fagen Management, LLC. See “Security Ownership of Certain Beneficial Owners” on page 17. Under the terms of these agreements, we will be paying subsidiaries of United Bio Energy, LLC a significant amount in fees for the management of our plant, marketing of our ethanol and distillers grains and overall risk management services. See “MANAGEMENT’S DISCUSSION AND ANALYSIS AND PLAN OF OPERATIONS—Plan of Operations for the Next 12 Months—Startup of Plant Operations.”

On October 11, 2004, we executed a Unit Purchase and Redemption Agreement with ICM, Inc. and Fagen, Inc. in which we agreed to issue a total of 6,250 units to them in exchange for their combined capital contribution of $6,250,000. In connection with this capital contribution, we amended our operating agreement to allow ICM, Inc. and Fagen, Inc. to appoint a total of 3 directors to our board of directors, subject to our ability to terminate one of their director positions for every $2,000,000 in redemption payments made to either or both of ICM, Inc. and Fagen, Inc. ICM, Inc. and Fagen, Inc. have appointed Dave Vander Griend, Jerry Jones and Brian Thome to our board of directors. Dave Vander Griend is Chief Executive Officer, President and majority owner of ICM, Inc. Jerry Jones is Chief Financial Officer of ICM, Inc. Brian Thome is the director of financial investments for Fagen, Inc. We have agreed to redeem all 6,250 units from ICM, Inc. and Fagen, Inc. using the proceeds from the sales of units registered in this offering or, to the extent this offering is unsuccessful, from net cash flow generated by operations subject to certain loan covenants, restrictions and tax distributions. The redemption price will be $1,100 per unit if we are able to raise at least $6,875,000 in this offering. Otherwise, the redemption price will be based on the current fair market value of the units.

DESCRIPTION OF MEMBERSHIP UNITS

An investor in us is both a holder of units and a member of the limited liability company at the time of acceptance of the investment. As a unit holder, an investor will be entitled to certain rights, such as the right to the distributions that accompany the units. As a member of the limited liability company, an investor will be entitled to certain other rights, such as the right to vote at our member meetings. Although an investor will usually play both the role of member and unit holder, these roles may be separated upon termination of membership in the limited liability company. The separation of such roles includes the loss of certain rights, such as voting rights.

Membership Units

Ownership rights in us are evidenced by units. There is one class of membership unit in our Company. Each unit represents a pro rata ownership interest in our capital, profits, losses, and distributions and the right to vote and participate in our management as provided in the operating agreement. We maintain a membership register at our principal office setting forth the name, address, capital contribution and number of units held by each member.

Restrictive Legend on Membership Certificate

We will place restrictive legends on your membership certificate or any other document evidencing ownership of our units. The language of the legend will be similar to the following:

The transferability of the units represented by this certificate is restricted. Such units may not be sold, assigned, or transferred, nor will any assignee, vendee, transferee, or endorsee thereof be recognized as having acquired any such units for any purposes, unless and to the extent such sale, transfer, hypothecation or assignment is permitted by, and is completed in strict accordance with, applicable state and federal law and the terms and conditions set forth in the Amended and Restated Operating Agreement and agreed to by each member.

The securities represented by this certificate may not be sold, offered for sale, or transferred in the absence of an effective registration under the Securities Act of 1933, as amended, and under applicable state securities laws, or an opinion of counsel satisfactory to the Company that such transaction is exempt from registration under the Securities Act of 1933, as amended, and under applicable state securities laws.

Maximum Ownership Percentage

Under our operating agreement, no member may own more than 25% of the total issued and outstanding units of the Company. The calculation of a 25% limitation includes the number of units owned by the investor and his or her spouse, children, parents, brothers and sisters, and any units owned by any corporation, partnership, or other entity in which the investor or his /her family members owns or controls a majority of the voting power. The maximum ownership percentage serves to delay or prevent a change in control of the Company.

Voting Limitations

Each member is entitled to one vote per unit owned. Members may vote units in person or by proxy at a meeting of the unit holders, on all matters coming before a member vote. Members do not have cumulative voting or pre-emptive rights.

Separable Interests

Although we are managed by our directors, our operating agreement provides that certain transactions, such as amending our operating agreement or dissolving the Company, require member approval. Each member has the following rights:

•                                           To receive a share of our profits and losses;

•                                           To receive distributions of our assets, if and when declared by our directors;

•                                           To participate in the distribution of our assets in the event we are dissolved or liquidated;

•                                           To access information concerning our business and affairs at our place of business; and

•                                           To vote on matters coming before a vote of the members.

Our operating agreement provides that if your membership is terminated, regardless of whether you transfer your units or we submit a substitute member, then you will lose all your rights to vote your units and the right to access information concerning our business and affairs at our place of business. Under our operating agreement, information that will be available exclusively to members includes state and federal tax returns and a current list of the names, addresses, and capital account information of each member and unit holder. This information is available upon request by a member for purposes reasonably related to that person’s interest as a member. In addition, a member’s use of this information is subject to certain safety, security, and confidentiality procedures established by us.

Unit holders who are not members will continue to have the right to a share of our profits and losses and the right to receive distributions of our assets and to participate in the distribution of our assets in the event we are dissolved or liquidated. Unit holders will also have access to company information that is periodically submitted to the Securities and Exchange Commission.  See DESCRIPTION OF BUSINESS.

Your membership interest in the Company may be terminated if you:

•                                          Voluntarily withdraw from the Company;

•                                          Assign your units for the benefit of creditors;

•                                          Assign your units, and the individual or entity to which you assigned your units is admitted as a member;

•                                          File a voluntary petition in bankruptcy;

•                                          Become subject to an order for relief under the federal bankruptcy laws;

•                                          File a petition or answer seeking reorganization, liquidation, dissolution, or similar relief;

•                                          Seek or consent to the appointment of a trustee or receiver over all or substantially all of your property;

•                                          Are subject to an involuntary proceeding seeking reorganization, liquidation, dissolution, or other similar relief and at least 120 days has elapsed since such proceeding was commenced; or

•                                          Are subject to an involuntary appointment, by a court, of a trustee or receiver over all or substantially all of your property and at least 120 days has passed since such appointment and such appointment has not been postponed or vacated.

In addition, if you are an individual, you will cease to be a member upon your death or if you have been declared incompetent by a court of law. If you are a corporation, trust, limited liability company, or partnership, you will cease to be a member at the time your existence is terminated. If you are an estate, then your membership will terminate when the fiduciary of the estate distributes all of your units. Accordingly, it is possible to be a unit holder of the Company, but not a member.

If you transfer your units, and the transfer is permitted by the operating agreement, or has been approved by the board of directors, then the transferee will be admitted as a new member of the Company only if the transferee:

•                                          Agrees to be bound by our operating agreement;

•                                          Pays or reimburses us for legal, filing, and publication costs that we incur relating to admitting such transferee as a new member, if any;

•                                          Delivers, upon our request, any evidence of the authority such person or entity has to become a member of the Company; and

•                                          Delivers, upon our request, any other materials needed to complete transferee’s transfer.

The board of directors, in its discretion, may prohibit the transferee from becoming a member if he or she does not comply with these requirements.

Distributions

Distributions are payable at the discretion of our board of directors, subject to the provisions of the Kansas Revised Limited Liability Act, our operating agreement, our obligation to redeem units from ICM, Inc. and Fagen, Inc., and the requirements of our creditors. The Board has no obligation to distribute profits, if any, to members. We have not declared or paid any distributions on our units.

Unit holders are entitled to receive distributions of cash or property if and when a distribution is declared by our directors. Distributions will be made to investors in proportion to the number of units investors own as compared to all of our units that are then issued and outstanding. Our directors have the sole authority to authorize distributions based on available cash (after payment of expenses and resources), however, we will attempt to distribute an amount approximating the additional federal and state income tax attributable to investors as a result of profits allocated to investors.

To the extent that we obtain proceeds exceeding the minimum offering amount but less than $6,875,000, we are required to redeem units from ICM, Inc. and Fagen, Inc. through a distribution of our net cash flow from operations at a redemption price equal to the fair market value of the units as of the date of the redemption. The amount of yearly net cash flow available for redemption will be subject to a reduction due to distributions to our members (including ICM, Inc. and Fagen, Inc.) in an aggregate amount equal to 40% of our net income for the purpose of paying income taxes related to the ownership of our units. The amount of yearly net cash flow available for redemption will be further reduced by an amount equal to the greater of 75% of any Commodity Credit Corporation Bio Energy program payments we receive during such year or 25% of our free cash flow. Any redemption of the units is further subject to the terms and conditions of our debt financing agreements.

We will not generate revenues until the proposed ethanol plant is operational, which we expect will occur in summer of 2005. After operation of the proposed ethanol plant begins, we anticipate, subject to any loan covenants or restrictions with our senior and subordinated lenders, distributing a portion of our available cash to our members in proportion to the units held and in accordance with our operating agreement. By net cash flow, we mean our gross cash proceeds received, less any portion, as determined by our directors in their sole discretion, used to pay or establish reserves for our expenses, debt payments, capital improvements, replacements and contingencies. If our financial performance and loan covenants permit, our directors will try to make cash distributions at times and in amounts that will permit unit holders to make income tax payments. However, we may not ever be able to make any cash distributions. Any distributions are to be made as the board of directors determines are appropriate. The board of directions has complete discretion whether to make any payments at all, and for various reasons, distributions may never occur. As a result, you could owe more in taxes due to your share of the Company’s profits, than cash distributions received by you from us in any taxable year. The board may elect to retain future profits to provide operational financing for the plant, debt retirement and possible plant expansion.

We do not know the amount of cash that we will generate, if any, once we begin operations. At the start, we will generate no revenues and do not expect to generate any operating revenue until the proposed ethanol plant is operating fully. Cash distributions are not assured, and we may never be in a position to make distributions. Whether we will be able to generate sufficient cash flow from our business to make distributions to members will depend on numerous factors, including:

•                                          Successful and timely completion of construction since we will not generate any revenue until our plant is constructed and operational;

•                                          Required principal and interest payments on any debt and compliance with applicable loan covenants which will reduce the amount of cash available for distributions;

•                                          Our obligation to redeem units from ICM, Inc. and Fagen, Inc.;

•                                          Our ability to operate our plant at full capacity which directly impacts our revenues;

•                                          Adjustments and amounts of cash set aside for reserves and unforeseen expenses; and

•                                          State and federal regulations and subsidies, and support for ethanol generally which can impact our profitability and the cash available for distributions.

Capital Accounts and Contributions

The purchase price paid for our units constitutes a capital contribution for purposes of becoming a unit holder and will be credited to your capital account. As a unit holder, your capital account will be increased according to your share of our profits and other applicable items of income or gain specially allocated to you pursuant to the special allocation rules described below. In addition, we will increase your capital account for the amount of any of our liabilities that are assumed by you or are secured by any property which we distribute to you. We will decrease your capital account for your share of our losses and other applicable items of expenses or losses specially allocated to you pursuant to the special allocation rules described below. We will also decrease your capital account in an amount equal to the value of any property we distribute to you. In addition, we will decrease your capital account for the amount of any of your liabilities that are assumed by us or are secured by property you have contributed to us. In the event you transfer your units and we have approved such transfer, then your capital account, to the extent it relates to the units transferred, will be transferred to the transferee. Our operating agreement does not require you to make additional capital contributions to us. Interest will not accrue on your capital contributions, and you have no right to withdraw or be repaid your capital contributions made to us.

Allocation of Profits and Losses

Except as otherwise provided in the special allocation rules described below, profits and losses that we recognize will be allocated to you in proportion to the number of units you hold. Our profits and losses will be determined by our directors on either a daily, monthly, quarterly or other basis permitted under the Internal Revenue Code, as amended, and corresponding Treasury Regulations.

Special Allocation Rules

The amount of profits and losses that we allocate to you is subject to a number of exceptions referred to as special allocations. These include special allocations required by the Internal Revenue Code and Treasury Regulations aimed at highly leveraged limited liability companies that allocate taxable losses in excess of a unit holder’s actual capital contributions. Our operating agreement also requires that our directors make offsetting special allocations in any manner they deem appropriate that, after such offsetting allocations are made, each Unit holder’s capital account balance is equal to the capital account balance that that unit holder would have had if special allocations required by the Internal Revenue Code and Treasury Regulations were not made to that unit holder’s capital account.

Restrictions on Transfers of Units

The units will be subject to certain restrictions on transfers pursuant to our operating agreement. In addition, transfers of the units may be restricted by state securities laws. As a result, investors may not be able to liquidate their investments in the units and therefore may be required to assume the risks of investing in us for an indefinite period of time. Investment in us should be undertaken only by those investors who can afford an illiquid investment. See “SUMMARY OF OUR OPERATING AGREEMENT.”

We have restricted the ability to transfer units to ensure that the Company is not deemed a “publicly traded partnership” and thus taxed as a corporation. Under the operating agreement, no transfer may occur without the approval of the board of directors. The board of directors will only permit transfers that fall within “safe harbors” contained in the publicly traded partnership rules under the Internal Revenue Code, to include the following:

•                                          Transfers by gift to the member’s descendants;

•                                          Transfers upon the death of a member;

•                                          Certain other transfers provided that for the applicable tax year, the transfers in the aggregate do not exceed 2% of the total outstanding units.

Any transfer in violation of the publicly traded partnership requirements or our operating agreement will be null and void. Furthermore, there is no public or other market for these securities. We do not anticipate such a market will develop.

The units are unsecured equity interests in the Company and are subordinate in right of payment to all of our current and future debt. In the event of our insolvency, liquidation, dissolution, or other winding up of our affairs, all of our debts, including winding-up expenses, must be paid in full before any payment is made to the unit holders. There is no assurance that there would be any remaining funds for distribution to the unit holders, after the payment of all of our debts.

SUMMARY OF OUR OPERATING AGREEMENT

Binding Nature of the Agreement

We will be governed primarily according to the provisions of our operating agreement and the Kansas Revised Limited Liability Company Act. Among other items, our operating agreement contains provisions relating to the election of directors, restrictions on transfers, unit holder voting, and other Company governance matters. If you invest in the Company, you will be bound by the terms of this agreement. Its provisions may not be amended without the approval of the holders of a majority of the units.

Statements contained in this section of the prospectus regarding the contents of the operating agreement are not necessarily complete, and reference is made to the copy of the operating agreement filed as exhibit B to this prospectus.

Management

At least 7, but no more than 11 directors will manage the Company. This means that you will not have any direct control over the management or operation of our business. The current directors and their business experience are set out in full detail in “DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS.”

No matter may be submitted to unit holders for approval without the prior approval of the board of directors. This means that the board of directors controls virtually all of our affairs. We do not expect to develop a vacancy on the board of directors until one year after substantial completion of the plant.

Our operating agreement is unlike the articles of incorporation or bylaws of typical public companies whose shares trade on NASDAQ or a stock exchange. Our units do not trade on an exchange and we are not governed by the rules of NASDAQ or a stock exchange concerning company governance.

The directors must elect a chairman who will preside over any meeting of the board of directors, and a vice-chairman who shall assume the chairman’s duties in the event the chairman is unable to act.

According to our operating agreement, the directors may not take the following actions without the unanimous consent of the members:

•                                          Cause or permit the Company to engage in any activity that is inconsistent with our purposes;

•                                          Knowingly act in contravention or the operating agreement or act in a manner that would make it impossible for us to carry on our ordinary business, except as otherwise provided in the operating agreement;

•                                          Possess our property or assign rights in specific Company property other than for the Company’s purpose; or

•                                          Cause us to voluntarily take any action that would cause our bankruptcy.

In addition, without the consent of a majority of the membership voting interests the directors do not have the authority to cause the Company to:

•                                          Merge, consolidate, exchange, or otherwise dispose of at one time, all or substantially all of our property, except for a liquidating sale of the property in connection with our dissolution;

•                                          Confess a judgment against us in an amount in excess of $500,000;

•                                          Issue units at a purchase price of less than $500 per unit;

•                                          Issue more than 40,000 units;

•                                          Elect to dissolve the Company; or

•                                          Cause the Company to acquire any equity or debt securities of any director or any of his or her affiliates, or otherwise make loans to any director or his or her affiliates.

Replacement of Directors

Our board or directors is presently controlled by our founders, and replacing the directors may be difficult to accomplish under our operating agreement. Pursuant to the operating agreement, the present members of the board of directors are to serve until one year after substantial completion of the plant. Thus, their initial terms of service may not expire until the 2006 meeting of the Company’s members.

Our operating agreement defines a procedure to replace the board in staggered terms. These procedures provide that replacement directors may be nominated either by the board of directors or by the unit holders upon timely delivery of a petition signed by investors holding at least 5% of the outstanding units, provided that the unit holders also meet other requirements, all of which are described in our operating agreement. In order for a petition to be considered timely, it must be delivered to the secretary of the Company not more than 90 days, nor less than 30 days prior to the annual meeting of our members.

Pursuant to the Unit Purchase and Redemption Agreement we entered into with ICM, Inc. and Fagen, Inc., ICM, Inc. and Fagen, Inc. have the right to appoint a maximum of 3 directors to the board of directors. Those directors serve at the pleasure of ICM, Inc. and Fagen, Inc., acting jointly for as long as they own units. In addition, for each $2,000,000 in units that we redeem from Fagen, Inc. and ICM, Inc., they will have the right to appoint one less director. The 3,125 units purchased by ICM, Inc. and the 3,125 units purchased by Fagen, Inc. shall not be voted in the election of the remainder of directors to the Company’s board of directors. ICM, Inc. and Fagen, Inc. will otherwise have the same rights as other unit holders.

Unit Holders

There will be an annual meeting of members at which the board of directors will give our annual Company report. Members will address any appropriate business including the election of directors to those director seats becoming vacant under the then adopted staggered term format. In addition, the investors owning an aggregate of 30% of the units may demand in writing that the board call a special meeting of members for the purpose of addressing appropriate member business. The board of directors may also call a special meeting of members at any time.

Member meetings shall be at the place designated by the board. Members of record will be given notice of member meeting neither more than 60 days nor less than 10 days in advance of such meetings.

Unit holders do not have dissenter’s rights. This means that in the event we merge, consolidate, exchange, or otherwise dispose of all or substantially all of our property, unit holders do not have the right to dissent and seek payment for their units.

We will maintain our books, accountings, and records at our principal office. A unit holder may inspect them during normal business hours. Our books and accountings will be maintained in accordance with generally accepted accounting principles.

Dissolution

Our operating agreement provides that a voluntary dissolution of the Company may be affected only upon the prior approval of a 75% majority of all units entitled to vote.

PLAN OF DISTRIBUTION

Before purchasing any units, an investor must execute a subscription agreement, a promissory note and security agreement, and sign our operating agreement. The subscription agreement will contain, among other provisions, an acknowledgement that the investor received a prospectus, such as this, and that the investor agrees to be bound by our operating agreement. All subscriptions are subject to approval by our directors and we reserve the right to reject any subscription agreement.

The Offering

We are hereby offering, on a best efforts basis, a maximum of 9,091 units and a minimum of 1,819 units at an offering price of $1,100 per unit. Our offering will commence on April 20, 2005. The offering price for the units was determined arbitrarily by our board of directors, without any consultation with third parties. There is no underwriter for the offering or for establishing an offering price. The offering price of the units is not, therefore, based on customary valuation or pricing techniques for new issuances. The units will be sold by our directors who are listed on page 4 of this prospectus. Our directors listed on page 4 of this prospectus are relying upon an exemption from registration as broker dealers provided by Rule 3a4-1 of the Securities Exchange Act of 1934. We will not pay commissions to our directors for these sales. Our directors listed on page 4 of this prospectus may be deemed to be underwriters of this offering under the Securities Act of 1933. We intend to rely upon exemptions from registration as broker-dealers or issuer-dealers in Kansas and Missouri, the states in which we intend to make offers and sales. If we make offers or sales in other states we intend to rely on similar exemptions. We intend to use the proceeds of this offering to redeem units from ICM, Inc. and Fagen, Inc. who contributed additional equity to help fund expansion of our plant.

We require a minimum purchase of 10 units for a minimum investment of $11,000. You may purchase any number of additional units. The price of the units is $1,100 per unit. Our minimum offering amount is $2,000,900 and our maximum offering amount is $10,000,100. The offering will close upon the earliest occurrence of (1) our acceptance of subscriptions for units equaling the maximum amount of $10,000,100; or (2) on April 20, 2006. However, at any time after the acceptance of subscriptions for units equaling the minimum amount of $2,000,900 we may release the funds from escrow. After the offering there will be 30,048 units issued and outstanding if we sell the maximum number of units offered in this offering and 22,776 units issued and outstanding if we sell the minimum number of units offered in this offering. This includes the 6,250 units issued to ICM, Inc. and Fagen, Inc. You will not be allowed to withdraw your investment unless we do not sell at least 1,819 units and the offering fails.

Our directors and officers will be allowed to purchase the units that are being offered, subject to the limitation in our operating agreement that no member can own more than 25% of the total issued and outstanding units. Our current members may also purchase units on the same terms as other investors. These units may be purchased for the purpose of satisfying the minimum amount of units required to close the offering. Units purchased by these individuals and entities will be subject to the same restrictions regarding transferability as described in this prospectus and our operating agreement, and will, therefore, be purchased for investment, rather than resale.

Investors should not assume that we will sell the $2,000,900 minimum only to unaffiliated third party investors. We may sell units to affiliated or institutional investors that may acquire enough units to influence the manner in which the Company is managed. These investors may influence the business in a manner more beneficial to them than to other investors.

Subject to the requirements of the Securities Act of 1933 and other state securities laws, we plan to promote this offering by advertising in newspapers, over the radio and by direct mail to residents of Kansas and Missouri. We also plan to hold informational meetings in the states of Kansas and Missouri.

We plan to register the offering only with the Kansas and Missouri state securities regulatory bodies. We may also offer or sell our units in other states in reliance on exemptions from the registration requirements of the laws of those other states. However, generally we may not solicit investors in any jurisdictions other than Kansas and Missouri. This limitation may result in the offering being unsuccessful.

We are expecting to incur offering expenses in the amount of approximately $160,000 to complete this offering.

Suitability of Investors

Investing in the units offered hereby involves a high degree of risk. Accordingly, the purchase of units is suitable only for persons of substantial financial means that have no need for liquidity in their investments and can bear the economic risk of loss of any investment in the units. Units will be sold only to persons that meet these and other requirements. You cannot invest in this offering unless you meet one of the following 5 suitability tests: (1) You participate in physical labor, operations or management of a farming operation and file a Schedule F as part of your annual Form 1040 or 1041 filing with the Internal Revenue Service; (2) You are a duly authorized officer of a family farm corporation, member or manager of a family farm limited liability company, general manager of a family farm limited partnership or trustee of a family trust actively engaged in farming; (3) You own agricultural land and receive, as rent, a share of the crops or the animals raised on the land; (4) You have annual income from whatever source of at least $45,000; or (5) You have a net worth of at least $150,000 exclusive of home, furnishings and automobiles. No investor may invest more than 10% of his or her net worth (exclusive of home, furnishings or automobiles) in our units. For married persons, the tests will be applied on a joint husband and wife basis regardless of whether the purchase is made by one spouse or the husband and wife jointly. Even if you represent that you meet the suitability standards set forth above, the board of directors reserves the right to reject any subscription for any reason, including if the board determines that the units are not a suitable investment for you.

Each subscriber must make written representations that:

•                                          He is purchasing such units for the purpose of investment and not for resale;

•                                          He has been encouraged to rely upon the advice of his legal counsel and accountants or other financial advisers with respect to the tax and other considerations relating to the purchase of units; and

•                                          The units being acquired will be acquired for his own account without a view to public distribution or resale and that he has no contract, undertaking, agreement or arrangement to sell or otherwise transfer or dispose of any units or any portion thereof to any other person.

Subscription Period

The offering will close upon the earliest occurrence of (1) our acceptance of subscriptions for units equaling the maximum amount of $10,000,100; or (2) April 20, 2006. We will admit to the Company as members and continue to offer any remaining units to reach the maximum number to be sold until the offering closes. We reserve the right to cancel or modify the offering, to reject subscriptions for units in whole or in part and to waive conditions to the purchase of units. Additionally, in our sole discretion, we may also determine that it is not necessary to sell all available units.

This offering may be terminated for a variety of reasons, most of which are discussed in detail in the section entitled “RISK FACTORS.” In the event of termination of this offering prior to its successful closing, funds invested with us will be returned with interest, less escrow fees. We intend to return those funds by the close of the next business day or as soon as possible after the termination of the offering.

Subscription Procedures

Before purchasing any units, investors must complete the subscription agreement included as exhibit C to this prospectus, draft a check payable to “The Mission Bank, Escrow Agent for East Kansas Agri-Energy, L.L.C.” in the amount of not less than 10% of the amount due for the units for which subscription is sought, which amount will be deposited in the escrow account; sign a full recourse promissory note and security agreement; and deliver to us these items and an executed copy of the signature page of our operating agreement. In the subscription application, an investor must make representations to us concerning, among other things, that he or she has received our prospectus and any supplements, agrees to be bound by the operating agreement and understands that the units are subject to significant transfer restrictions. The subscription application also requires information about the nature of your desired ownership, your state of residence, and your taxpayer identification or social security number. We encourage you to read the subscription agreement carefully.

The promissory note and security agreement will obligate the investor to pay the balance of the amount due for the units within 20 days of the Company’s written demand for payment. It will also grant the Company a security interest in the investor’s units. Once we receive subscriptions for the minimum amount of the offering, we will give investors written notice by mail that payment is due. Investors that participate in the offering after this event will, upon acceptance of the subscription application, be given notice that full payment is due upon subscription.

All subscriptions are subject to approval by our directors and we reserve the right to reject any subscription agreement. The initial closing date for the offering will be April 20, 2006 unless sooner completed upon our acceptance of subscriptions for units equaling the maximum amount of $10,000,100. We are offering units to investors without an underwriter and on a best efforts basis.

We might not consider acceptance or rejection of your application until after we have received applications totaling at least $2,000,900 from investors or until a future date near the end of this offering. Upon acceptance of a subscription by the directors, the funds accompanying the request will be deposited in an escrow account and credited to the investor’s capital account in accordance with the terms of this prospectus. If we accept your application, we will issue a certificate signifying your membership units and send you notice of such issuance, but, pursuant to the security agreement, we will retain the certificate as collateral until the amount due on the promissory note is satisfied. The certificate will be the exclusive collateral for the note, but we may take recourse against you or your assets for nonperformance. If we reject your subscription, we will return your application, check, and signature page within 30 days of rejection.

Funds submitted in satisfaction of the promissory notes will be deposited in the escrow account until those funds are released from escrow. Amounts due under the promissory note that are not timely paid will accrue interest at a rate of 12% per year, and each investor will agree to reimburse the Company for amounts expended in collecting these amounts. In the event that a subscriber defaults on the promissory note, we intend to pursue that defaulting subscriber for payments of the amount due by any legal means, including, but not limited to, retention of the initial 10% payment and acquisition of a judgment against the subscriber.

If we acquire sufficient equity proceeds to release funds from escrow prior to your initial investment, you must complete the subscription agreement, draft a check payable to East Kansas Agri-Energy, L.L.C. for the full amount due for the units for which subscription is sought, and deliver to us these items and an executed copy of the signature page to our operating agreement to participate in the offering.

Changes in the offering’s material terms after the Registration Statement’s effectiveness will terminate the original offer and subscribers would then be entitled to a refund. Material changes include the following: (1) extension of the offering beyond the year currently contemplated; (2) change in the offering price other than that disclosed in this prospectus; (3) change in the minimum purchase required of investors; (4) change in the amount of proceeds necessary to release the proceeds in escrow; and (5) material change in the application of proceeds.

Investors who are deemed the beneficial owners of 5% or more of our issued and outstanding units may have reporting obligations under Section 13 and Section 16 of the Securities and Exchange Act. A beneficial owner of 5% or more of our outstanding units should consult legal counsel to determine what filing and reporting obligations may be required under the federal securities laws.

Escrow Procedures

Proceeds from subscriptions for the units will be deposited in an interest-bearing escrow account that we have established with the Mission Bank, as escrow agent under a written escrow agreement. We will not release funds from the escrow account until specific conditions are satisfied. Those conditions are (1) the subscription proceeds in the escrow account equals or exceeds $2,000,900, exclusive of interest; (2) we elect, in writing, to terminate the escrow agreement; and (3) release is approved by the Kansas Securities Commission and the Missouri Securities Division. If our offering is successful and we release funds from escrow, any interest on your investment will be retained by us as earnings and will not be returned to you.

We will invest the escrow funds in short-term certificates of deposit issued by a bank, short-term securities issued by the United States government, money market funds, or other financial vehicles including those available through the escrow agent. Even if we are successful in releasing funds from escrow, we intend to allow the offering to continue until April 20, 2006 or some earlier date, at our discretion. We may terminate the offering prior to closing the offering in which event we will return your investment, with interest, less escrow fees, by the close of the next business day or as soon as possible after the termination of the offering under the following scenarios:

•                       If we determine in our sole discretion to terminate the offering prior to April 20, 2006.

•                       If we do not raise the $2,000,900 minimum by April 20, 2006.

Delivery of Certificates

If we satisfy all offering conditions, upon releasing funds from escrow, we will issue certificates for the units subscribed in the offering. Unless otherwise specifically provided in the subscription agreement, we will issue certificates for any subscription signed by more than one subscriber as joint tenants with full rights of survivorship. We will imprint the certificates with a conspicuous legend referring to the restrictions on transferability and sale of the units. See “DESCRIPTION OF MEMBERSHIP UNITS—Restrictive Legend on Membership Certificates.”

Summary of Promotional and Sales Material

In addition to and apart from this prospectus, we may use certain sales material in connection with this offering. The material may include a brochure, question-and-answer booklet, speech for public seminars, invitations to seminars, news articles, public advertisements, and audio-visual materials. In certain jurisdictions, such sales materials may not be available. This offering is made only by means of this prospectus and other than as described herein, we have not authorized the use of any other sales material. Although the information contained in such sales materials does not conflict with any of the information contained in this prospectus, such material does not purport to be complete and should not be considered as a part of this prospectus or of the registration statement of which this prospectus is a part, or as incorporated in this prospectus or the registration statement by reference.

FEDERAL INCOME TAX CONSEQUENCES OF OWNING OUR UNITS

This section of the prospectus describes some of the more important federal income tax risks and consequences of your participation in our company. No information regarding state and local taxes is provided. EACH PROSPECTIVE MEMBER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR CONCERNING THE IMPACT THAT HIS OR HER INVESTMENT IN THE COMPANY MAY HAVE ON HIS OR HER FEDERAL INCOME TAX LIABILITY AND THE APPLICATION OF STATE AND LOCAL INCOME AND OTHER TAX LAWS TO HIS OR HER INVESTMENT IN THE COMPANY. Although we will furnish unit holders with such information regarding the Company as is required for income tax purposes, each unit holder will be responsible for preparing and filing his or her own tax returns.

The following summary of the tax aspects is based on the Internal Revenue Code of 1986, as amended (the “Code”), existing Treasury Department regulations (“Regulations”), and administrative rulings and judicial decisions interpreting the Code. Significant uncertainty exists regarding certain tax aspects of limited liability companies. Such uncertainty is due, in part, to continuing changes in federal tax law that have not been fully interpreted through regulations or judicial decisions. Tax legislation may be enacted in the future that will affect the company and a unit holder’s investment in the company. Additionally, the interpretation of existing law and regulations described here may be challenged by the Internal Revenue Service during an audit of our information return. If successful, such a challenge likely would result in adjustment of a unit holder’s individual return.

The tax opinion contained in this section and the opinion attached as Exhibit 8.1 to the registration statement constitutes the opinion of our tax counsel, Brown, Winick, Graves, Gross, Baskerville & Schoenebaum, P.L.C., regarding our classification for federal income tax purposes. An opinion of legal counsel represents an expression of legal counsel’s professional judgment regarding the subject matter of the opinion. It is neither a guarantee of any indicated result nor an undertaking to defend any indicated result should that result be challenged by the Internal Revenue Service. This opinion is in no way binding on the Internal Revenue Service or on any court of law.

In the opinion attached as Exhibit 8.1 to the registration statement, our tax counsel has also confirmed as correct their representation to us that the statements and legal conclusions contained in this section regarding general federal income tax consequences of owning our units as a result of our partnership tax classification are accurate in all material respects. The tax consequences to us and our members are highly dependent on matters of fact that may occur at a future date and are not addressed in our tax counsel’s opinion. With the exception of our tax counsel’s opinion that we will be treated as a partnership for federal income tax purposes, this section represents an expression of our tax counsel’s professional judgment regarding general federal income tax consequences of owning our units, insofar as it relates to matters of law and legal conclusions. This section is based on the assumptions and qualifications stated or referenced in this section. It is neither a guarantee of the indicated result nor an undertaking to defend the indicated result should it be challenged by the Internal Revenue Service. No rulings have been or will be requested from the IRS concerning any of the tax matters we describe. Accordingly, you should know that the opinion of our tax counsel does not assure the intended tax consequences because it is in no way binding on the Internal Revenue Service or any court of law. The IRS or a court may disagree with the following discussion or with any of the positions taken by us for federal income tax reporting purposes, and the opinion of our tax counsel may not be sufficient for an investor to use for the purpose of avoiding penalties relating to a substantial understatement of income tax under Section 6662(d). See “FEDERAL INCOME TAX CONSEQUENCES OF OWNING OUR UNITS—Interest on Underpayment of Taxes; Accuracy-Related Penalties; Negligence Penalties” below.

Investors are urged to consult their own tax advisors with specific reference to their own tax and financial situations, including the application and effect of state, local, and other tax laws, and any possible changes in the tax laws after the date of this prospectus. This section is not to be constructed as a substitute for careful tax planning.

Partnership Status

Our tax counsel has opined that, assuming we do not elect to be treated as a corporation, we will be treated as a partnership for federal income tax purposes. This means that we will not pay any federal income tax and the unit holders will pay tax on their shares of our net income. Under recently revised Treasury regulations, known as “check-the-box” regulations, an unincorporated entity such as a limited liability company will be taxed as partnership unless the entity is considered a publicly traded limited partnership or the entity affirmatively elects to be taxed as a corporation.

We will not elect to be taxed as a corporation and will endeavor to take steps as are feasible and advisable to avoid classification as a publicly traded limited partnership. Congress has shown no inclination to adopt legislation that would jeopardize the tax classification of the many entities that have acted in reliance on the check-the-box regulations.

As a partnership, if we fail to qualify for partnership taxation, we would be treated as a “C corporation” for federal income tax purposes. As a C corporation, we would be taxed on our taxable income at corporate rates, currently at a maximum rate of 35%. Distributions would generally be taxed again to unit holders as corporate dividends. In addition, unit holders would not be required to report their shares of our income, gains, losses, or deductions on their tax returns until such are distributed. Because a tax would be imposed upon us as a corporate entity, the cash available for distribution to unit holders would be reduced by the amount of tax paid, in which case the value of the units would be reduced.

Publicly Traded Partnership Rules

To qualify for taxation as a partnership, we cannot be a publicly traded partnership under Section 7704 of the Internal Revenue Code. Generally, Section 7704 provides that a publicly traded partnership will be taxed as a corporation if its interests are:

•                                          Traded on an established securities market; or

•                                          Readily tradable on a secondary market or the substantial equivalent.

Although there is no legal authority on whether a limited liability company is subject to these rules, in the opinion of our counsel, it is probable that we are subject to the publicly traded partnership rules because we elected to be classified and taxed as a partnership.

We will seek to avoid being treated as a publicly traded partnership. Under Section 1.7704-1(d) of the Treasury Regulations, interests in a partnership are not considered traded on an established securities market or readily tradable on a secondary market unless the partnership participates in the establishment of the market or the inclusion of its interests in a market, or the partnership recognizes any transfers made on the market by redeeming the transferor partner or admitting transferee as a partner.

We do not intend to list the units on the New York Stock Exchange, or the NASDAQ Stock Market, or any other stock exchange. In addition, our operating agreement prohibits any transfer of units without the approval of our directors. Our directors intend to approve transfers that fall within safe harbor provisions of the Treasury Regulations, so that we will not be classified as a publicly traded partnership. These safe harbor provisions generally provide that the units will not be treated as readily tradable on a secondary market, or the substantial equivalent, if the interests are transferred:

•                                          In “private” transfers;

•                                          Pursuant to a qualified matching service; or

•                                          In limited amounts that satisfy a 2% test.

•                                          Private transfers include, among others:

•                                          Transfers by gifts in which the transferee’s tax basis in the units is determined by reference to the transferor’s tax basis in the interests transferred;

•                                          Transfers at death, including transfers from an estate or testamentary trust;

•                                          Transfers between members of a family as defined in Section 267(c)(4) of the Internal Revenue Code;

•                                          Transfers from retirement plans qualified under Section 401(a) of the Internal Revenue Code or an IRA; and

•                                          “Block transfers.” A block transfer is a transfer by a unit holder and any related persons as defined in the Internal Revenue Code in one or more transactions during any thirty-calendar-day period of units that in the aggregate represents more than 2% of the total interests in partnership capital or profits.

Transfers through a qualified matching service are also disregarded in determining whether interests are readily tradable. A matching service is qualified only if:

•                                          It consists of a computerized or printed system that lists customers’ bid and/or ask prices in order to match unit holders who want to sell with persons who want to buy;

•                                          Matching occurs either by matching the list of interested buyers with the list of interested sellers or through a bid and ask process that allows interested buyers to bid on the listed interest;

•                                          The seller cannot enter into a binding agreement to sell the interest until the 15th calendar day after his interest is listed, which time period must be confirmable by maintenance of contemporaneous records;

•                                          The closing of a sale effectuated through the matching service does not occur prior to the 45th calendar day after the interest is listed;

•                                          The matching service displays only quotes that do not commit any person to buy or sell an interest at the quoted price (nonfirm price quotes), or quotes that express an interest in acquiring an interest without an accompanying price (nonbinding indications of interest), and does not display quotes at which any person is committed to buy or sell an interest at the quoted price;

•                                          The seller’s information is removed within 120 days of its listing and is not reentered into the system for at least 60 days after its deletion; and

•                                          The sum of the percentage interests transferred during the entity’s tax year, excluding private transfers, cannot exceed 10% of the total interests in partnership capital or profits.

In addition, interests are not treated as readily tradable if the sum of the percentage of the interests transferred during the entity’s tax year, excluding private transfers, do not exceed 2% of the total interests in partnership capital or profits. We expect to use a combination of these safe harbor provisions to avoid being treated as a publicly traded partnership.

Tax Treatment of our Operation Flow-Through Taxable Income and Loss; Use of Calendar Year

We will pay no federal income tax. Instead, as unit holders, investors will be required to report on their income tax return their allocable share of the income, gains, losses, and deductions we have recognized without regard to whether they receive cash distributions.

Because we will be taxed as a partnership, we will have our own taxable year that is separate from the taxable years of our unit holders. Unless a business purpose can be established to support a different taxable year, a partnership must use the “majority interest taxable year” which is the taxable year that conforms to the taxable year of the holders of more than 50% of its interests. In this case, the majority interest taxable year is the calendar year.

Tax Consequences to Our Unit Holders

As a unit holder, for your taxable year with which or within which our taxable year ends you will be required to report on your own income tax return, your distributive share of our income, gains, losses and deductions regardless of whether you receive any cash distributions. To illustrate, a unit holder reporting on a calendar year basis will include his or her share of our 2004 taxable income or loss on his or her 2004 income tax return. A unit holder with a June 30 fiscal year will report his share of our 2004 taxable income or loss on his income tax return for the fiscal year ending June 30, 2005. We will provide each unit holder with an annual Schedule K-1 indicating such holder’s share of our income, loss and separately stated components.

Tax Treatment of Distributions

Distributions made by us to a unit holder generally will not be taxable to the unit holder for federal income tax purposes as long as distributions do not exceed the unit holder’s basis in his units immediately before the distribution. Cash distributions in excess of unit basis, which is unlikely to occur, are treated as gain from the sale or exchange of the units under the rules described below for unit dispositions.

Initial Tax Basis of Units and Periodic Basis Adjustments

Under Section 722 of the Internal Revenue Code, investors’ initial basis in the units investors purchase will be equal to the sum of the amount of money investors paid for investors’ units. Here, an investor’s initial basis in each unit purchased will be $1,100.

An investor’s’ initial basis in the units will be increased to reflect the investor’s distributive share of our taxable income, tax-exempt income, gains, and any increase in the investor’s share of recourse and qualified non-recourse indebtedness. If the investor makes additional capital contributions at any time, the adjusted basis of the investor’s units will be increased by the amount of any cash contributed or the adjusted basis in any property contributed if additional units are not distributed to investors.

The basis of an investor’s units will be decreased, but not below zero, by:

•                                          The amount of any cash we distribute to the investors;

•                                          The basis of any other property distributed to the investor; and

•                                          The investor’s distributive share of losses and nondeductible expenditures that are “not properly chargeable to capital account”; and

•                                          Any reduction in the investor’s share of certain items of Company debt.

The unit basis calculations are complex. A member is only required to compute unit basis if the computation is necessary to determine his tax liability, but accurate records should be maintained. Typically, basis computations are necessary at the following times:

•                                          The end of a taxable year during which we suffered a loss, for the purpose of determining the deductibility of the member’s share of the loss;

•                                          Upon the liquidation or disposition of a member’s interest, or

•                                          Upon the non-liquidating distribution of cash or property to an investor, in order to ascertain the basis of distributed property or the taxability of cash distributed.

Except in the case of a taxable sale of a unit or the Company’s liquidation, exact computations usually are not necessary. For example, a unit holder who regularly receives cash distributions that are less than or equal to his or her share of our taxable income will have a positive unit basis at all times. Consequently, no computations are necessary to demonstrate that cash distributions are not taxable under Section 731(a)(1) of the Internal Revenue Code. The purpose of the basis adjustments is to keep track of a member’s tax investment in us, with a view toward preventing double taxation or exclusion from taxation of income items upon ultimate disposition of the units.

Tax Credits to Unit Holders

Small Ethanol Producer Tax Credit

“Small Ethanol Producers” are allowed a 10-cents-per-gallon production income tax credit on up to 15 million gallons of production annually. Under current law, small ethanol producers are those ethanol producers producing less than 30 million gallons per year. Based upon the opinion of our counsel, we do not expect to be classified as a small ethanol producer for purposes of the tax credit because we expect to produce approximately 35 million gallons of ethanol per year.

Although we do not qualify to receive the credit under current law, federal tax legislation has been introduced, which, if enacted, would change the definition of a “Small Ethanol Producer.” Specifically, producers producing up to 60 million gallons of ethanol per year would become eligible to receive the credit. If the tax legislation were enacted, we would expect to become able to receive the credit for our first 15 million gallons of annual production. If we do become eligible to receive the credit, because we expect to be classified as a partnership for tax purposes, we would expect to pass the tax credits through to our unit holders. Unit holders would then be able to report and utilize the tax credits on their own income tax returns. However, there is no assurance that the tax legislation will be passed by the Congress or enacted into law by the President.

Under current law, the small ethanol producer tax credit is a “passive” credit. This means that unit holders will be able to utilize the tax credits only to reduce the tax on passive activity income. See “FEDERAL INCOME TAX CONSEQUENCES OF OWNING OUR UNITS—Passive Activity Income.” Although we would generate passive income for our unit holders, there can be no assurance when, if ever, we will generate passive income allowing the use of credits. Further, each unit holder may have other sources of passive activity income or loss that will affect the ability to utilize the credits. Unused credits may be carried forward to offset tax on passive activity income in future years. However, if the proposed tax legislation were enacted, unit holders would be allowed to utilize the tax credits to reduce their tax on income from other than passive sources. However, there is no assurance that the tax legislation will be passed by the Congress or enacted into law by the President.

Historically, the small ethanol producer tax credit did not apply to reduce the alternative minimum tax, “AMT.” As a result, although the tax credit would otherwise apply, certain unit holders did not realize the full benefit of the tax credit due to the application of the AMT. The American Jobs Creation Act of 2004 changed the tax law for tax years beginning after December 31, 2004 to allow the credit to reduce the AMT.

Under current law, unit holders utilizing the small ethanol producer tax credit would be required to increase taxable income by the amount of the credit in their gross income before utilizing the credit to reduce any tax on their passive income. This means that although the credits may reduce the tax liability resulting from a unit holder’s passive income, the net result would not reduce the unit holder’s total tax liability on a dollar-for-dollar basis. Instead, the net-benefit would be a lesser amount. Unit holders in higher marginal income tax brackets generally would benefit less than unit holders in lower marginal tax brackets. The proposed tax legislation, if enacted, would repeal the present rule requiring the amount of the credit to be included in income. However, there is no assurance that the tax legislation will be passed by the Congress or enacted into law by the President.

The small ethanol producers tax credit originally scheduled to expire in 2007 has been extended through 2010. Although Congress may further extend or make permanent the credit, there is no assurance that the tax credit will be extended beyond 2010.

Deductibility of Losses; At-Risk Passive Loss Limitations

Generally, a unit holder may deduct losses allocated to him, subject to a number of restrictions. An investor’s ability to deduct any losses we allocate to the investor is determined by applying the following three limitations dealing with basis, at-risk and passive losses:

•                                          Basis.  An investor may not deduct an amount exceeding the investor’s adjusted basis in the investor’s units pursuant to Internal Revenue Code Section 704(d). If the investor’s share of the Company’s losses exceed the investor’s basis in the investor’s units at the end of any taxable year, such excess losses, to the extent that they exceed the investor’s adjusted basis, may be carried over indefinitely and deducted to the extent that at the end of any succeeding year the investor’s adjusted basis in the investor’s units exceeds zero.

•                                          At-Risk Rules.  Under the “at-risk” provisions of Section 465 of the Internal Revenue Code, if an investor is an individual taxpayer, including an individual partner in a partnership, or a closely-held corporation, the investor may deduct losses and tax credits from a trade or business activity, and thereby reduce the investor’s taxable income from other sources, only to the extent the investor is considered “at risk” with respect to that particular activity. The amount an investor is considered to have “at risk” includes money contributed to the activity and certain amounts borrowed with respect to the activity for which the investor may be liable.

•                                          Passive Loss Rules.  Section 469 of the Internal Revenue Code may substantially restrict an investor’s ability to deduct losses and tax credits from passive activities. Passive activities generally include activities conducted by pass-through entities, such as a limited liability company, certain partnerships, or S corporations, in which the taxpayer does not materially participate. Generally, losses from passive activities are deductible only to the extent of the taxpayer’s income from other passive activities. Passive activity losses that are not deductible may be carried forward and deducted against future passive activity income or may be deducted in full upon disposition of a unit holder’s entire interest in us to an unrelated party in a fully taxable transaction. It is important to note that “passive activities” do not include dividends and interest income that normally is considered to be “passive” in nature. For unit holders who borrow to purchase their units, interest expense attributable to the amount borrowed will be aggregated with other items of income and loss from passive activities and subjected to the passive activity loss limitation. To illustrate, if a unit holder’s only passive activity is our limited liability company, and if we incur a net loss, no interest expense on the related borrowing would be deductible. If that unit holder’s share of our taxable income were less than the related interest expense, the excess would be nondeductible. In both instances, the disallowed interest would be suspended and would be deductible against future passive activity income or upon disposition of the unit holder’s entire interest in our limited liability company to an unrelated party in a fully taxable transaction.

Passive Activity Income

If we are successful in achieving our investment and operating objectives, investors may be allocated taxable income from us. To the extent that an investor’s share of our net income constitutes income from a passive activity, as described above, such income may generally be offset by the investor’s net losses and credits from investments in other passive activities.

Alternative Minimum Tax

Individual taxpayers are subject to an “alternative minimum tax” if such tax exceeds the individual’s regular income tax. Generally, alternative minimum taxable income is the taxpayer’s adjusted gross income increased by the amount of certain preference items less certain itemized deductions. We may generate certain preference items. Depending on a member’s other items of income, gain, loss, deduction and credit, the impact of the alternative minimum tax on a member’s overall federal income tax liability may vary from no impact to a substantial increase in tax. Accordingly, each prospective investor should consult with his tax advisor regarding the impact of an investment in our Company on the calculation of his alternative minimum tax, as well as on his overall federal income tax liability.

Allocations of Income and Losses

Your distributive share of our income, gain, loss, or deduction for federal income tax purposes generally is determined in accordance with our operating agreement. Under Section 704(b) of the Internal Revenue Code, however, the IRS will respect our allocation, or a portion of it, only if it either has “substantial economic effect” or is in accordance with the “partner’s interest in the partnership.” If the allocation or portion thereof contained in our operating agreement does not meet either test, the IRS may reallocate these items in accordance with its determination of each member’s economic interest in us. Treasury Regulations contain guidelines as to whether partnership allocations have substantial economic effect. The allocations contained in the operating agreement are intended to comply with the Treasury Regulations’ test for having substantial economic effect. New unit holders will be allocated a proportionate share of income or loss for the year in which they became unit holders. The operating agreement permits our directors to select any method and convention permissible under Internal Revenue Code Section 706(d) for the allocation of tax items during the time any person is admitted as a unit holder. In addition, the operating agreement provides that upon the transfer of all or a portion of a unit holder’s units, other than at the end of the fiscal year, the entire year’s net income or net loss allocable to the transferred units will be apportioned between the transferor and transferee.

Tax Consequences Upon Disposition of Units

Gain or loss will be recognized on a sale of our units equal to the difference between the amount realized and the unit holder’s basis in the units sold. The amount realized includes cash and the fair market value of any property received plus the member’s share of our debt. Although unlikely, since debt is included in an investor’s basis, it is possible that an investor could have a tax liability upon the sale of the investor’s units that exceeds the proceeds of sale.

Gain or loss recognized by a unit holder on the sale or exchange of a unit held for more than one year generally will be taxed as long-term capital gain or loss. A portion of this gain or loss, however, will be separately computed and taxed as ordinary income or loss under Internal Revenue Code Section 751 to the extent attributable to depreciation recapture or other “unrealized receivables” or “substantially appreciated inventory” owned by us. We will adopt conventions to assist those members that sell units in apportioning the gain among the various categories.

Effect of Tax Code Section 754 Election on Unit Transfers

The adjusted basis of each unit holder in his units, “outside basis” initially will equal his proportionate share of our adjusted basis in our assets, “inside basis.” Over time, however, it is probable that changes in unit values and cost recovery deductions will cause the value of a unit to differ materially from the unit holder’s proportionate share of the inside basis. Section 754 of the Internal Revenue Code permits a partnership to make an election that allows a transferee who acquires units either by purchase or upon the death of a unit holder to adjust his share of the inside basis to fair market value as reflected by the unit price in the case of a purchase or the estate tax value of the unit in the case of an acquisition upon death of a unit holder. Once the amount of the transferee’s basis adjustment is determined, it is allocated among our various assets pursuant to Section 755 of the Internal Revenue Code.

A Section 754 election is beneficial to the transferee when his outside basis is greater than his proportionate share of the entity’s inside basis. In this case, a special basis calculation is made solely for the benefit of the transferee that will determine his cost recovery deductions and his gain or loss on disposition of property by reference to his higher outside basis. The Section 754 election will be detrimental to the transferee if his outside basis is less than his proportionate share of inside basis.

If we make a Section 754 election, Treasury regulations require us to make the basis adjustments. In addition, these regulations place the responsibility for reporting basis adjustments on us. We must report basis adjustments by attaching statements to our partnership returns. In addition, we are required to adjust specific partnership items in light of the basis adjustments. Consequently, amounts reported on the transferee’s Schedule K-1 are adjusted amounts.

Transferees are subject to an affirmative obligation to notify us of their bases in acquired interests. To accommodate concerns about the reliability of the information provided, we are entitled to rely on the written representations of transferees concerning either the amount paid for the partnership interest or the transferee’s basis in the partnership interest under Section 1014 of the Internal Revenue Code, unless clearly erroneous.

Our operating agreement provides our directors with authority to determine whether or not a Section 754 election will be made. Depending on the circumstances, the value of units may be affected positively or negatively by whether or not we make a Section 754 election. If we decide to make a Section 754 election, the election will be made on a timely filed partnership income tax return and is effective for transfers occurring in the taxable year of the return in which the election is made. Once made, the Section 754 election is irrevocable unless the Internal Revenue Service consents to its revocation.

Our Dissolution and Liquidation may be Taxable to Investors, Unless our Properties are Distributed In-Kind

Our dissolution and liquidation will involve the distribution to investors of the assets, if any, remaining after payment of all of our debts and liabilities. Upon dissolution, investors’ units may be liquidated by one or more distributions of cash or other property. If investors receive only cash upon the dissolution, gain would be recognized by investors to the extent, if any, that the amount of cash received exceeds investors’ adjusted bases in investors’ units. We will recognize no gain or loss if we distribute our own property in a dissolution.  However, since our primary asset will likely be the ethanol plant, it is unlikely that we will make a distribution in kind.

Reporting Requirements

The IRS requires a taxpayer who sells or exchanges a membership unit to notify the Company in writing within 30 days, or for transfers occurring on or after December 16 of any year, by January 15 of the following year. Although the IRS reporting requirement is limited to Section 751(a) exchanges, it is likely that any transfer of a Company membership unit will constitute a Section 751(a) exchange. The written notice required by the IRS must include the names and addresses of both parties to the exchange, the identifying numbers of the transferor, and if known, of the transferee, and the exchange date. Currently the IRS imposes a penalty of $50 for failure to file the written notice unless reasonable cause can be shown.

Tax Information to Members

We will annually provide each member with a Schedule K-1 (or an authorized substitute). Each member’s Schedule K-1 will set out the holder’s distributive share of each item of income, gain, loss, deduction or credit to be separately stated. Each member must report all items consistently with Schedule K-1 or, if an inconsistent position is reported, must notify the IRS of any inconsistency by filing Form 8062 “Notice of Inconsistent Treatment or Administrative Adjustment Request” with the original or amended return in which the inconsistent position is taken.

Audit of Income Tax Returns

The IRS may audit our income tax returns and may challenge positions taken by us for tax purposes and may seek to change our allocations of income, gain, loss, and deduction to investors. If the IRS were successful in challenging our allocations in a manner that reduces loss or increases income allocable to investors, investors may have additional tax liabilities. In addition, such an audit could lead to separate audits of an investor’s tax returns, especially if adjustments are required, which could result in adjustments on an investors’ tax returns. Any of these events could result in additional tax liabilities, penalties and interest to investors, and the cost of filing amended tax returns.

Generally, investors are required to file their tax returns in a manner consistent with the information returns filed by us, such as Schedule K-1, or investors may be subject to possible penalties, unless they file a statement with their tax returns describing any inconsistency. In addition, we will select a “tax matters member” who will have certain responsibilities with respect to any IRS audit and any court litigation relating to us. Investors should consult their tax advisors as to the potential impact these procedural rules may have on them.

Prior to 1982, regardless of the size of a partnership, adjustments to a partnership’s items of income, gain, loss, deduction, or credit had to be made in separate proceedings with respect to each partner individually. Because a large partnership sometimes had many partners located in different audit districts, adjustments to items of income, gains, losses, deductions, or credits of the partnership had to be made in numerous actions in several jurisdictions, sometimes with conflicting outcomes. The Tax Equity and Fiscal Responsibility Act of 1982 (“TEFRA”) established unified audit rules applicable to all but certain small partnerships. These rules require the tax treatment of all “partnership items” to be determined at the partnership, rather than the partner, level. Partnership items are those items that are more appropriately determined at the partnership level than at the partner level, as provided by regulations. Since we will be taxed as a partnership, the TEFRA rules are applicable to our members and us.

The IRS may challenge the reporting position of a partnership by conducting a single administrative proceeding to resolve the issue with respect to all partners. But the IRS must still assess any resulting deficiency against each of the taxpayers who were partners in the year in which the understatement of tax liability arose. Any partner of a partnership can request an administrative adjustment or a refund for his own separate tax liability. Any partner also has the right to participate in partnership-level administrative proceedings. A settlement agreement with respect to partnership items binds all parties to the settlement. The TEFRA rules establish the “Tax Matters Member” as the primary representative of a partnership in dealings with the IRS. The Tax Matters Member must be a “member-manager” which is defined as a company member who, alone or together with others, is vested with the continuing exclusive authority to make the management decisions necessary to conduct the business for which the organization was formed. In our case, this would be a member of the board of directors who is also a unit holder of the company. Our operating agreement provides for board designation of the Tax Matters Member. Currently, William R. Pracht is serving as our Tax Matters Member. The IRS generally is required to give notice of the beginning of partnership-level administrative proceedings and any resulting administrative adjustment to all partners whose names and addresses are furnished to the IRS.

Interest on Underpayment of Taxes; Accuracy-Related Penalties; Negligence Penalties

If we incorrectly report an investor’s distributive share of our net income, such may cause the investor to underpay his taxes. If it is determined that the investor underpaid his taxes for any taxable year, the investor must pay the amount of taxes he underpaid plus interest on the underpayment and possibly penalties from the date the tax was originally due. Under recent law changes, the accrual of interest and penalties may be suspended for certain qualifying individual taxpayers if the IRS does not notify an investor of amounts owing within 18 months of the date the investor filed his income tax return. The suspension period ends 21 days after the IRS sends the required notice. The rate of interest is compounded daily and is adjusted quarterly.

Under Section 6662 of the Internal Revenue Code, penalties may be imposed relating to the accuracy of tax returns that are filed. A 20% penalty is imposed with respect to any “substantial understatement of income tax” and with respect to the portion of any underpayment of tax attributable to a “substantial valuation misstatement” or to “negligence.” All those penalties are subject to an exception to the extent a taxpayer had reasonable cause for a position and acted in good faith.

The IRS may impose a 20% penalty with respect to any underpayment of tax attributable to negligence. An underpayment of taxes is attributable to negligence if such underpayment results from any failure to make a reasonable attempt to comply with the provisions of the Code, or any careless, reckless, or intentional disregard of the federal income tax rules or regulations. In addition, regulations provide that the failure by a taxpayer to include on a tax return any amount shown on an information return is strong evidence of negligence. The disclosure of a position on the taxpayer’s return will not necessarily prevent the imposition of the negligence penalty.

State and Local Taxes

In addition to the federal income tax consequences described above, investors should consider the state and local tax consequences of an investment in us. This prospectus makes no attempt to summarize the state and local tax consequences to an investor. Investors are urged to consult their own tax advisors regarding state and local tax obligations.

LEGAL MATTERS

The validity of the issuance of the units offered will be passed upon for us by Brown, Winick, Graves, Gross, Baskerville & Schoenebaum, P.L.C.

The Company is not a party to any pending legal proceedings.

EXPERTS

Eide Bailly LLP, independent registered public accounting firm, has audited our financial statements at December 31, 2003 and December 31, 2004 as set forth in its report appearing in this prospectus and registration statement. We have included our financial statements in the prospectus and elsewhere in this registration statement in reliance on the report from Eide Bailly LLP given on its authority as experts in accounting and auditing.

TRANSFER AGENT

We will serve as our transfer agent and registrar.

ADDITIONAL INFORMATION

We filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form SB-2 (the “Registration Statement”) under the Securities Act, with respect to the offer and sale of membership units pursuant to this prospectus. This prospectus, filed as a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules thereto in accordance with the rules and regulations of the Commission and no reference is hereby made to such omitted information. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of the terms of such contracts, agreements or documents and are not necessarily complete. Reference is made to each such exhibit for a more complete description of the matters involved and such statements shall be deemed qualified in their entirety by such reference. The registration statement and the exhibits and schedules thereto filed with the Commission may be inspected, without charge, and copies may be obtained at prescribed rates, at the public reference facility maintained by the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.  The Commission also maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

We are required to file periodic reports with the Securities and Exchange Commission (“SEC”) pursuant to Section 15 of the Securities Exchange Act of 1934. Our quarterly reports are made on Form 10-QSB, and our annual reports are made on Form 10-KSB. As of the date of this prospectus, our filings are made pursuant to Regulation S-B for small business filers. We also make current reports on Form 8-K. Except for our duty to deliver audited annual financial statements to our members pursuant to our operating agreement, we are not required to deliver an annual report to security holders and currently have no plan to do so. However, each filing we make with the SEC is immediately available to the public for inspection and copying at the Commission’s public reference facilities and the web site of the Commission referred to above or by calling the SEC at 1-800-SEC-0330.

EAST KANSAS AGRI-ENERGY, LLC

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee

East Kansas Agri-Energy, LLC

Garnett, Kansas

We have audited the accompanying balance sheets of East Kansas Agri-Energy, LLC (a development stage limited liability company) as of December 31, 2004 and 2003, and the related statements of operations, members’ equity and cash flows for the years then ended and for the period from January 3, 2001 (inception) through December 31, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based upon our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of East Kansas Agri-Energy, LLC as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years ended December 31, 2004 and 2003, and for the period from January 3, 2001 (inception) through December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ Eide Bailly LLP

Minneapolis, Minnesota
March 10, 2005

EAST KANSAS AGRI-ENERGY, LLC

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

DECEMBER 31, 2004 AND 2003

	2004	2003
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$6,210,819	$42,587
Grant receivable	54,906	27,059
Prepaid offering costs	64,518	262,869
Prepaid expense	4,938	1,419
Total current assets	6,335,181	333,934

PROPERTY, PLANT AND EQUIPMENT
Office equipment	16,998	16,490
Land	170,011	—
Construction in progress	16,366,365	74,695
	16,553,374	91,185
Less accumulated depreciation	6,818	3,494
	16,546,556	87,691
OTHER ASSETS
Land option	—	10,000
Financing costs	552,385	—
	552,385	10,000
Total assets	$23,434,122	$431,625

LIABILITIES AND MEMBERS’ EQUITY

CURRENT LIABILITIES
Current portion of long-term debt	$—	$75,000
Accounts payable
Trade	384,287	45,309
Related party	9,837,189	25,200
Accrued payroll, taxes, and withholdings	7,365	5,928
Accrued taxes	17,262	—
Accrued interest	—	813
Total current liabilities	10,246,103	152,250

MEMBERS’ EQUITY
Capital contributions, 40,000 and 20,000 units authorized, 14,707 and 1,220 units issued and outstanding as of December 31, 2004 and 2003, respectively	14,707,000	1,220,000
Deficit accumulated during the development stage	(1,518,981)	(940,625)
Total members’ equity	13,188,019	279,375
Total liabilities and equity	$23,434,122	$431,625

See Notes to Financial Statements

EAST KANSAS AGRI-ENERGY, LLC

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

	Year Ended December 31, 2004	Year Ended December 31, 2003	From January 3, 2001 (Date of Inception) to December 31, 2004
REVENUE	$—	$—	$—
OPERATING EXPENSES
Organizational expenses	—	—	3,643
Start-up expenses	357,591	159,262	677,672
	357,591	159,262	681,315
OTHER INCOME (expense)
Interest income	47,020	1,773	53,648
Interest expense	(3,656)	(1,131)	(4,787)
Other income	—	—	2,000
	43,364	642	50,861
NET LOSS	$(314,227)	$(158,620)	$(630,454)
BASIC AND DILUTED LOSS PER UNIT	$(29)	$(130)
WEIGHTED AVERAGE UNITS OUTSTANDING, BASIC AND DILUTED	10,662	1,220

See Notes to Financial Statements

EAST KANSAS AGRI-ENERGY, LLC

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

	Units	Contributed Capital	Deficit Accumulated During the Development Stage	Total
Balance, January 3, 2001 (Date of inception)	—	$—	$—	$—
Net loss for the period ended December 31, 2001	—	—	(30,484)	(30,484)

Balance as of December 31, 2001	—	—	(30,484)	(30,484)
Units issued	1,220	610,000	—	610,000
Impact of units issued at a discount	—	610,000	(610,000)	—
Cost of raising capital	—	—	(14,398)	(14,398)
Net loss for the year ended December 31, 2002	—	—	(127,123)	(127,123)

Balance as of December 31, 2002	1,220	1,220,000	(782,005)	437,995
Units issued	—	—	—	—
Impact of units issued at a discount	—	—	—	—
Cost of raising capital	—	—	—	—
Net loss for the year ended December 31, 2003	—	—	(158,620)	(158,620)

Balance as of December 31, 2003	1,220	1,220,000	(940,625)	279,375
Units issued	13,457	13,457,000	—	13,457,000
Units issued for compensation	30	30,000	—	30,000
Cost of raising capital	—	—	(264,129)	(264,129)
Net loss for the year ended December 31, 2004	—	—	(314,227)	(314,227)
	14,707	$14,707,000	$(1,518,981)	$13,188,019

See Notes to Financial Statements

EAST KANSAS AGRI-ENERGY, LLC

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

	Year Ended December 31, 2004	Year Ended December 31, 2003	From January 3, 2001 (Date of Inception) to December 31, 2004
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(314,227)	$(158,620)	$(630,454)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	3,324	3,096	6,818
Noncash compensation for capital units	30,000	—	30,000
Increase in current assets
Grant receivable	(27,847)	(27,059)	(54,906)
Prepaid expense	(3,519)	(1,419)	(4,938)
Increase (decrease) in current liabilities
Accounts payable	36,452	5,384	106,961
Accrued payroll, taxes and withholdings	1,437	4,520	7,365
Accrued taxes	17,262	—	17,262
Accrued interest	(813)	813	—
Net cash used in operating activities	(257,931)	(173,285)	(521,892)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of equipment	(508)	(11,470)	(16,998)
Purchase of land and land option payments	(160,011)	(5,000)	(170,011)
Construction in process	(6,241,673)	(6,271)	(6,316,368)
Net cash used in investing activities	(6,402,192)	(22,741)	(6,503,377)

CASH FLOWS FROM FINANCING ACTIVITIES
Cost of raising capital	(1,260)	(135,577)	(278,527)
Payment of financing costs	(552,385)	—	(552,385)
Proceeds from notes payable	—	—	137,000
Repayment of notes payable	—	—	(137,000)
Proceeds from long-term debt	—	—	75,000
Repayment of long-term debt	—	—	(75,000)
Capital contributions	13,457,000	—	14,067,000
Net cash provided by (used in) financing activities	12,828,355	(135,577)	13,236,088

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	6,168,232	(331,603)	6,210,819

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	42,587	374,190	—

CASH AND CASH EQUIVALENTS, END OF PERIOD	$6,210,819	$42,587	$6,210,819

STATEMENTS OF CASH FLOWS—Page 2

	Year Ended December 31, 2004	Year Ended December 31, 2003	From January 3, 2001 (Date of Inception) to December 31, 2004
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$3,338	$318	$3,656

NON CASH INVESTING AND FINANCING ACTIVITIES
Deferred offering costs incurred	$64,518	$9,649	$64,518

Property, plant and equipment costs incurred	$10,049,997	$17,621	$10,049,997

Cost of raising capital reclassified to members’ equity	$264,129	$—	$264,129

Capital contributions issued at discount	$—	$—	$610,000
Capital contributions issued for compensation expensed during the year ended December 31, 2004	$15,000	$—	$15,000
Liability converted into capital units	15,000	—	15,000
	$30,000	$—	$30,000

See Notes to Financial Statements

EAST KANSAS AGRI-ENERGY, LLC

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

East Kansas Agri-Energy, LLC, (a development stage Kansas limited liability company) to be located in Garnett, Kansas, was organized to pool investors to build a 20 million gallon ethanol plant with distribution within the United States. East Kansas Agri-Energy, LLC (the Company) anticipates completing construction by the summer of 2005. As of December 31, 2004, the Company is in the development stage with its efforts being principally devoted to financing and construction activities.

The Company was formally organized as a limited liability company as of October 16, 2001. Prior to that date the Company operated as a general partnership with no formal partnership agreement.

Basis of Accounting

The Company uses the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America. This method recognizes revenues as earned and expenses as incurred.

Revenue Recognition

Revenue from the production of ethanol and related products will be recorded upon delivery to customers. Interest income is recognized as earned.

Prepaid Offering Costs

Costs incurred related to the sale of units are recorded as prepaid offering costs until the related units are issued. Upon issuance of units offering costs are deducted from additional paid-in capital, with any remaining amount applied to retained earnings (deficit accumulated during the development stage). Offering costs include direct costs related to the offering such as legal fees, cost of meetings and materials and related costs associated with the Company’s private offering and initial public offering.

Property and Equipment

Property and equipment are stated at cost. Significant additions are capitalized, while expenditures for maintenance, repairs and minor renewals are charged to operations when incurred. Office equipment is depreciated over the estimated useful life of 5 to 10 years on a straight-line basis.

Construction in progress consists of amounts incurred for the construction of buildings, processing equipment and other related construction activities including capitalized interest and other costs that meet capitalization criteria.

The Company reviews its property and equipment for impairment whenever events indicate that the carrying amount of the asset may not be recoverable. An impairment loss is recorded when the sum of the future cash flows is less than the carrying amount of the asset. The amount of the loss is determined by comparing the fair market value of asset to the carrying amount of the asset.

Other Income

Other income consists of amounts received from unaffiliated organizations to assist in the organization and development of the Company. Amounts are recorded as other income when there is no obligation to assist in the organization and development of the Company.

Organization and Start-up Costs

Organizational and start-up costs are expensed as incurred. Organizational costs consist of amounts related to the formation of the company. Start-up costs consist of amounts incurred during the development stage related to the operation and management of the Company, which do not qualify as capitalized costs.

Grants and Bargain Purchases

Amounts received as grants are recorded as a reduction of the expense or cost for which the grant was provided. Amounts received as a bargain purchase are recorded as a reduction of the cost basis of the asset.

Financing Costs

Costs incurred related to origination of debt financing are recorded as an asset and amortized to interest capitalized during construction or interest expense over the expected term of the debt.

Estimates

Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses. Actual results could differ from the estimates used.

Income Taxes

The Company is organized as a limited liability under state law and is treated as a partnership for income tax purposes. Under this type of organization, the Company’s earnings pass through to the partners and are taxed at the partner level. Accordingly, no income tax provision has been calculated.  Differences between financial statement basis of assets and tax basis of assets is related to capitalization and amortization of organizational and start-up costs for tax purposes, whereas these costs are expensed for financial statement purposes.

Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Earnings Per Unit

Earnings per unit are calculated based on the period of time units have been issued and outstanding. For purposes of calculating diluted earnings per capital unit, units subscribed for but not issued are included in the computation of outstanding capital units. As of December 31, 2004, the Company had no subscribed units. As of December 31, 2003, there was not a difference between basic and diluted earnings per unit since calculation of diluted earnings per unit for the effect of units subscribed but not issued would have been anti-dilutive.

Stock Based Compensation

The Company records stock based compensation based on the fair value of the units issued for the compensation.

NOTE 2—NOTES PAYABLE—UNSECURED CREDITORS

During 2001, the Company borrowed $1,000 each from 137 unsecured creditors. The amounts were received from the creditors as investments at risk, with no guarantee of repayment and no interest due on repayment. During the year ended December 31, 2002, the Company repaid the remaining balance of these notes payable.

NOTE 3—LONG-TERM DEBT

Long-term obligations of the Company are summarized as follows at December 31, 2004 and 2003, respectively.

	2004	2003
Note payable to Kansas Department of Commerce and Housing (KDOCH). Repayment is contingent on the escrow related to the Company’s initial public offering being broken. If the escrow is broken by October 31, 2003, the Company will repay the amount within seven days. In the event escrow is broken after October 31, 2003, within seven days of that date, the Company will repay $75,000 plus 6.50% simple interest compounded annually from October 31, 2003.	$—	$75,000
Less: Current portion	—	75,000
Long-term portion	$—	$—

During 2004, the Company repaid the above note payable.

Management estimates that the fair value of the above debt instrument was approximately $75,000 at December 2003.

NOTE 4—MEMBER’S EQUITY

As specified in the Company’s Operating Agreement, voting rights are one vote for each voting unit registered in the name of such Member as shown on the Membership Registration maintained by the Company. No Member shall directly or indirectly own or control more than 25% of the issued and outstanding voting membership interest in the Company at any time.

Income and losses of the Company shall be allocated among the Members in proportion to each Member’s respective percentage of Units when compared with the total Units issued.

The Company’s cash flow shall first be applied to the payment of the Company’s operating expenses (including debt service) and then to maintenance of adequate cash reserves as determined by the Board of Directors in its sole discretion, shall be distributed from time to time to the Members in proportion to their respective percentage Units. No member has the right to demand and receive any distribution from the Company other than in cash. No distribution shall be made if, as a result thereof, the Company would be in violation of any loan agreement, or if the Company’s total assets would be less than the sum of its total liabilities.

Transfer, disposition or encumbrance of Capital Units is subject to certain restrictions, including approval by the Board of Directors.

Initial investors purchased their units at $500 per unit subject to a private placement memorandum. As part of the Company’s initial public offering, units have been offered at a minimum of $1,000 per unit. The difference has been reflected as a discount on the units and has been recorded as a distribution.

Upon completion of the private placement memorandum, costs related to the issuance of the units of $14,398 were charged to members’ equity.

In addition to transactions discussed in Note 2, the Company issued during 2004, a total of 30 units for compensation. The former project coordinator received 15 units in exchange for amounts previously owed for services.

The current project coordinator and treasurer (who are full time employees of the Company) received a total of 15 units as a bonus for their services related to the development and financing of the Company. Compensation expense related to this bonus totaled $15,000 for the year ended December 31, 2004.

During September 2004, the Company amended its Operating Agreement whereby the number of authorized units was increased from 20,000 to 40,000 units. In addition, the amendments to the Operating Agreement provide for two classes of members of the Board of Directors, Class A and Class B. Class A members of the Board of Directors consist of previously existing members of the Board of Directors, prior to amendment. Up to (3) Class B members of the Board of Directors may be appointed by Fagen, Inc., ICM, Inc., or both of these parties in conjunction with their agreement to purchase units.

The Company has entered into a Unit Purchase and Redemption Agreement for membership units with Fagen, Inc. and ICM, Inc. The total number of units subject to the agreement shall not exceed 6,250 units at $1,000 per unit, for total proceeds of $6,250,000. The Company also has an obligation to repurchase the units from the proceeds of a proposed equity offering at a rate of $1,100 per unit, or a total $6,875,000 or from the cash flow provided by the operations of the ethanol plant. For each $2,000,000 of units related to this agreement, ICM, Inc. and Fagen, Inc. are entitled to one board member. As the units are repurchased by the Company, the number of Class B Board members is reduced by one for each $2,000,000 of units repurchased. Because of the Company’s obligation to repurchase the units, the amount received will be recorded as a liability for financial statement purposes.

Upon issuance of the units related to the initial public offering, costs related to the issuance of the units of $264,129 were charged to members’ equity.

NOTE 5—CONCENTRATION OF CREDIT RISK

The Company maintains cash balances at a financial institution in its trade area. The account is secured by the Federal Deposit Insurance Corporation up to $100,000. At times, the Company’s bank balance may exceed $100,000.

NOTE 6—GRANT INCOME

The Company received grants as follows during the period ended December 31, 2001:

Kansas Grain Sorghum Commission	$5,000
Kansas Corn Commission	7,000
Kansas Cooperative Development Center	5,000
$17,000

Each of the above grants was provided to the Company for purposes of funding a feasibility study. As of December 31, 2002, all of the above grants were received. The grants have been deducted from the costs related to the feasibility study incurred and deducted from start-up expenses.

NOTE 7—RELATED PARTY TRANSACTIONS

The former project coordinator (Note 8) purchased membership units during the period ended December 31, 2002.

Of the previously unsecured creditors (Note 2), 122 are members of record as of December 31, 2003, owning 10 units each.

Other agreements with related parties and affiliates are discussed in Note 8.

NOTE 8—COMMITMENTS AND CONTINGENCIES

The Company has entered into an option agreement to purchase approximately 10 acres of land. The option was originally purchased for $5,000, plus $5,000 for an extension during 2003, and provides for a purchase price of $9,000 per acre, plus the cost to replace boundary fencing and relocate an existing structure along with water and electric utilities. The option was extended to September 1, 2004 and the Company paid an additional $5,000 for the extension. On September 1, 2004, the option was extended until such time as closing on the property would occur. The purchase price of the land will be reduced by amounts previously paid for the option and extension.

On November 18, 2004, the Company exercised the land option and purchased approximately 19 acres of real estate in Anderson County, Kansas. The Company paid $170,010, which excluded the cost to replace boundary fencing and relocate an existing structure along with water and electric utilities. Previous deposits totaling $20,000 were applied to the purchase price and a sum of $150,010 was paid at closing.

On May 14, 2002, the Company entered into an option to purchase real property for the plant site with a fair value of approximately $172,500. The option was for the purchase of approximately 23 acres within the Golden Prairie Industrial Park of the City of Garnett, Kansas for $1. On May 27, 2004, to Company gave notice of exercise of the option, and received title to the property on September 1, 2004.

During the year ended December 31, 2003, the Company terminated its agreement with Value Added Ventures, LLC (VAV). The Company has been notified by VAV requesting payment for services from the inception of the contract through the date of termination totaling $33,380. The Company and VAV are negotiating settlement of this contract. The Company has a liability related to this agreement of $5,847 as of December 31, 2004 and 2003.

During the year ended December 31, 2003, the Company negotiated with a board member to perform certain consulting services, which were to begin on October 1, 2003. The parties did not execute a contract for these services. Subsequent to December 31, 2003, the board member resigned and the Company received a claim for the payment of approximately $50,000, consisting of approximately $2,000 and 48 Units of the Company. The Company contends that since a contract was not executed and services were not performed related to the proposed agreement, no liability exists. The Company intends to vigorously defend itself against the claim.

The Company completed its initial public offering and escrow was broken in March 2004. A total of 13,457 units were subscribed and paid for during the year ended December 31, 2004.

The Company has increased its expected annual production of fuel grade ethanol from 25 million gallons to 35 million gallons. Based on the increased capacity of the ethanol plant, the Company expects that the project will cost approximately $48,000,000 instead of the $37,000,000 previously planned.

The Company has entered into a design-build contract with ICM, Inc. for a fixed price of $35,900,000 excluding certain owner furnished costs, pursuant to an agreement for the construction of the 35 million gallon annual capacity ethanol plant. As of December 31, 2004, the remaining obligation on the contract was approximately $20,825,000 and the Company had incurred costs of $9,800,391 included in accounts payable.

On November 12, 2004, the Company entered into a Trading Agreement with United Bio Energy Trading, LLC, an affiliated related party, in which United Bio Energy Trading, LLC will provide market information and consulting services for the Company. The Company anticipates that the term of the agreement will be for at least five years and will pay a monthly fee of $6,000.

On November 12, 2004, the Company entered into a Distiller’s Grains Marketing Agreement with United Bio Energy Ingredients, LLC, an affiliated related party, pursuant to which United Bio Energy Ingredients, LLC will purchase all dried and wet distiller’s grains produced at the plant for a term of five years at a price of a percentage of the price United Bio Energy Ingredients, LLC charges its buyers of dried distiller’s grains, and 95% of the price United Bio Energy Ingredients, LLC charges its buyers of wet distiller’s grains. The Company is responsible for supplying all labor and equipment to load or unload trucks or rail cars without charge to United Bio Energy Ingredients, LLC and is required to provide storage for at least 10 days production of wet and dry distiller’s grains. In addition, the distiller’s grains must meet quality requirements so that they will meet current industry standards for primary animal feed ingredients. If the Company fails to supply distiller’s grains that comply with industry standards, United Bio Energy Ingredients, LLC may reject them.

On November 12, 2004, the Company entered into a Raw Grains Agreement with United Bio Energy Ingredients, LLC, an affiliated related party. The Raw Grains Agreement provides for the Company to purchase all raw grains necessary for ethanol production from United Bio Energy Ingredients, LLC for a period of at least five years. Pursuant to the agreement, United Bio Energy Ingredients, LLC will use its best efforts to arrange for the purchase of grain at the lowest price available under prevailing market conditions and we will supply all labor and equipment necessary to load or unload trucks or rail cars. For its service, the Company will pay United Bio Energy Ingredients, LLC the actual cash procurement price and all reasonable and necessary expenses to get the grain to the plant plus a per bushel fee. The title, risk of loss and responsibility for the quality of grain will transfer to the Company when it unloads the grain at the plant. Prior to that time, United Bio Energy Ingredients, LLC will bear the risk of loss. All grain delivered to the plant shall meet certain quality standards and the Company will have the option to reduce the price the Company will pay or fully reject any delivery that fails to conform to these standards, depending upon the severity of the noncompliance.

On November 12, 2004, the Company also entered into an Ethanol Agreement with United Bio Energy Fuels, LLC, an affiliated related party. The terms of the agreement provide that United Bio Energy Fuels, LLC will market all fuel-grade ethanol produced at our plant. In exchange, the Company agreed to pay United Bio Energy Fuels, LLC a fee for each gallon of ethanol produced at the Company’s plant during the term of the agreement. The Company expects that the term of the agreement will be at least five years. United Bio Energy Fuels, LLC also agreed to use its best efforts to obtain the highest price for ethanol available under prevailing market conditions.

On November 12, 2004, the Company entered into a Management Agreement with United Bio Energy Management, LLC, a related party, in which United Bio Energy Management, LLC will supervise and direct the general operations of the plant for an anticipated period of at least five years. United Bio Energy Management, LLC will provide the services of a full-time general manager to the plant. United Bio Energy Management, LLC is wholly owned by ICM, Inc. and Fagen, Inc. Accordingly, the Company may not be able to negotiate any further transactions at arms length, as the Company would be able to do with an independent party. The Company has agreed to compensate United Bio Energy Management, LLC an annual fee of $250,000 for these services payable in monthly installments of $20,833, plus an incentive bonus based on the attainment of certain financial benchmarks. United Bio Energy Management, LLC will appoint a general manager to be based on site at our plant, and shall work exclusively for us. In the event of a dispute, the Management Agreement provides that the Company will first attempt to amicably settle any dispute or difference privately between United Bio Energy Management, LLC and the Company. If the Company cannot resolve the dispute as a result of the discussions, then the Company must submit the matter to non-binding mediation. In the event that the dispute is not settled through mediation, the matter must be resolved by non-appealable arbitration in accordance with the rules of the American Arbitration Association as applicable in the State of Kansas. The determination of the arbitrator is expected to be final and may not be appealed to any court. The prevailing party in any arbitration proceeding is entitled to recover reasonable attorneys’ fees and expenses incurred.

On November 23, 2004, the Company entered into a Credit Agreement with Home Federal Savings Bank, establishing a construction loan facility for the construction of a 35 million gallon per year ethanol plant. The construction financing is in the amount of $26,000,000 consisting of a $21,000,000 conventional term loan and a $5,000,000 USDA 80% guaranteed loan, and is secured by substantially all of our assets.

During the construction phase, the Company will make monthly payments of interest only at a variable interest rate equal to prime plus 1.75% with a floor of 6%. The construction phase shall end no later than September 1, 2005. Following construction completion, the loan will be segmented into two loans (1) a $5,000,000 USDA 80% guaranteed loan, and (2) a $21,000,000 conventional term loan. The $5,000,000 USDA guaranteed loan will have an amortization period and maturity date of ten years. The Company will make monthly payments of principal and interest on the $5,000,000 loan at a variable interest rate of prime plus 1.25%. This variable rate will be adjusted quarterly. The $21,000,000 conventional loan will have an amortization period of ten years but will mature at the end of five years. The Company will make monthly payments of principal and interest on the $21,000,000 loan at a variable rate equal to prime plus 1.75% with a floor of 6%.

The Company will pay a $30,000 annual administration fee related to the credit facility. The credit facility is secured by a mortgage on our real property and a security interest in all personal and intangible assets of the Company, including assignment of all material contracts.

During the construction phase, a 1% prepayment penalty of the total construction loan of $26,000,000 will be assessed if the loan is placed with a lender other than Home Federal Savings Bank. After the construction phase, the $5,000,000 USDA 80% guaranteed loan will impose a prepayment penalty depending on the year of refinancing starting with the 5% penalty in year one and decreasing to 1% in year five. With respect to the $21,000,000 conventional loan, a prepayment penalty will be imposed starting with a 3% penalty in year one and decreasing to 1% in year three.

During the term of the loan, all deposit accounts related to the Company must be maintained at Home Federal Savings Bank. The Company will also be subject to certain financial loan covenants consisting of minimum working capital, minimum fixed coverage, minimum current ratio, minimum net worth and maximum debt/net worth covenants during the term of the loan. The Company will also be prohibited from making distributions to their members, however, the Company will be allowed to distribute 40% of our net income to our members after our lender has received audited financial statements for the fiscal year. The Company must be in compliance with all financial ratio requirements and loan covenants before and after any distributions to the members.

After the construction phase, the Company will only be allowed to make annual capital expenditures up to $400,000 annually without the lender’s prior approval. During the term of the loan, the Company is required to pay to the lender an annual amount equal to the greater of (1) 75% of any Commodity Credit Corporation Bio-Energy income payments received during the year or (2) 25% of the Company’s free cash flow for each year. Payments consisting of USDA Commodity Credit Corporation Bio-Energy income must be paid to the lender within 15 days of receipt of any such payments. These payments will continue until an aggregate sum of $7,500,000 has been received by the lender.

The Company has entered into a letter of agreement with Southern Star Central Gas Pipeline to estimate the construction costs to design and build a measurement station capable of flowing natural gas in sufficient hourly quantities to meet the total daily requirements, which the design specifications requested by the Company were 4,000 MMBtu per day (167 Mcf per hour) at a minimum of 60 PSIG at the outlet of Southern Star Central Pipeline’s measurement station. The Company has paid a fee of $25,000 for the development of this analysis and agreed to pay an additional $15,000 prior to commencement of any work associated with the estimation along with an additional $5,000 per month for two months. The $25,000 payment for this analysis will be applied to the costs of constructing and installing the facilities if both parties agree to go forward with the natural gas pipeline.

NOTE 9—VALUE ADDED GRANT

During the year ended December 31, 2003, the Company received notification of award of a United States Department of Agriculture Value-Added Agricultural Product Market Development Grant (the Grant) for approximately $450,000. The Grant can be used to pay for certain organizational, offering and start-up costs related to the formation and capitalization of the Company. For the years ended December 31, 2004 and 2003, the Company qualified for reimbursement of $173,253 and $119,387, respectively, of which $1,409 and $34,240, respectively, related to cost of raising capital. For the period from inception though December 31, 2004, the Company qualified for reimbursement of $450,000 of costs, of which $61,602 related to cost of raising capital and $333,492 was recorded as a reduction of start-up costs, and $54,906 reduced loan origination fees.

NOTE 10—INCOME TAXES

As of December 31, 2004 and 2003, the tax basis of assets exceeded the book basis of assets by approximately $670,000 and $278,000, respectively.

NOTE 11—SUBSEQUENT EVENTS

In February 2005, the Company entered into a real estate contract with an unrelated party to purchase land in Anderson County, Kansas. The sum of $90,083 is anticipated to be paid at the time of closing, estimated to occur about March 18, 2005.

Subsequent to December 31, 2004, the Company entered into agreement for construction of facilities for the delivery of natural gas and electricity totaling approximately $830,000.

In addition, the Company entered into an agreement for the purchase of water treatment chemicals. The agreement commences when the plant begins producing ethanol and ends three years after that date. Monthly payments under the agreement are approximately $7,050, for a total obligation under the agreement of approximately $254,000.

Exhibit A

ARTICLES OF ORGANIZATION

OF

EAST KANSAS AGRI-ENERGY, L.L.C.

Pursuant to Section 17-7673 of the Kansas Revised Limited Liability Company Act, the undersigned person forms a limited liability company by adopting the following Articles of Organization for such limited liability company:

ARTICLE I

The name of this limited liability company is East Kansas Agri-Energy, L.L.C.

ARTICLE II

The street address of the initial registered office of this limited liability company in the State of Kansas is 20477 Florida Rd., Westphalia, Kansas 66093 and the name of its initial registered agent at such address is William R. Pracht.

ARTICLE III

The duration of this limited liability company shall be perpetual unless dissolved: (1) as provided in the operating agreement of the limited liability company or (2) as provided by operation of law.

ARTICLE IV

The management of this limited liability company shall be vested in its manager or managers, who shall be selected in the manner described in the operating agreement of this limited liability company.  The members of this limited liability company are not agents of this limited liability company for the purpose of its business or affairs or otherwise.  No member or  manager of this limited liability company shall bind this limited liability company except as may be expressly authorized by the operating agreement of this limited liability company.

ARTICLE V

A member’s interest in this limited liability company shall be evidenced by a certificate of membership interest issued by this limited liability company.  No member shall transfer a membership interest except in compliance with the terms of the operating agreement of this limited liability company.

1

Dated October 11, 2001.

/s/ Bill Pracht

STATE OF KANSAS		)
) ss.
COUNTY OF	Anderson	)

On this 11th day of October, 2001, before me, the undersigned, a Notary Public in and for said state, personally appeared William R. Pracht, to me known to be the identical person named in and who executed the foregoing Articles of Organization, and acknowledged that he executed the same as his voluntary act and deed.

/s/ Evelyn L. Shaffer
Notary Public in and for the State of Kansas
My commission expires:5-20-04

2

Exhibit B

AMENDED AND RESTATED

OPERATING AGREEMENT

OF

EAST KANSAS AGRI-ENERGY, L.L.C.

Dated March 13, 2002

EAST KANSAS AGRI-ENERGY, L.L.C.

AMENDED AND RESTATED OPERATING AGREEMENT

TABLE OF CONTENTS

SECTION 1: THE COMPANY
1.1 Formation
1.2 Name
1.3 Purchase; Powers
1.4 Principal Place of Business
1.5 Term
1.6 Agent For Service of Process
1.7 Title to Property
1.8 Payment of Individual Obligations
1.9 Independent Activities; Transactions With Affiliates
1.10 Definitions

SECTION 2. CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS
2.1 Original Capital Contributions
2.2 Additional Capital Contributions; Additional Units
2.3 Capital Accounts

SECTION 3. ALLOCATIONS
3.1 Profits
3.2 Losses
3.3 Special Allocations
3.4 Curative Allocations
3.5 Loss Limitation
3.6 Other Allocation Rules
3.7 Tax Allocations: Code Section 704(c)
3.8 Tax Credit Allocations

SECTION 4. DISTRIBUTIONS
4.1 Net Cash Flow
4.2 Amounts Withheld
4.3 Limitations on Distributions

SECTION 5. MANAGEMENT
5.1 Directors
5.2 Election of Directors
5.3 Committees
5.4 Authority of Directors
5.5 Director as Agent
5.6 Restriction on Authority of Directors

2

5.7 Director Actions
5.8 Duties and Obligations of Directors
5.9 Chairman and Vice Chairman
5.10 President and Chief Executive Officer
5.11 Chief Financial Officer
5.12 Secretary; Assistant Secretary
5.13 Vice President
5.14 Delegation
5.15 Execution of Instruments
5.16 Limitation of Liability; Indemnification of Directors
5.17 Compensation; Expenses of Directors
5.18 Loans

SECTION 6. ROLE OF MEMBERS
6.1 Rights of Powers
6.2 Voting Rights
6.3 Member Meetings; Quorum and Proxies
6.4 Termination of Membership
6.5 Continuation of the Company
6.6 No Obligation to Purchase Membership Interest
6.7 Waiver of Dissenters Rights
6.8 Limitation on Ownership

SECTION 7. ACCOUNTING, BOOKS AND RECORDS
7.1 Accounting, Books and Records
7.2 Reports
7.3 Tax Matters
7.4 Delivery to Members and Inspection

SECTION 8. AMENDMENTS
8.1 Amendments

SECTION 9. TRANSFERS
9.1 Restrictions on Transfers
9.2 Permitted Transfers
9.3 Conditions to Permitted Transfers
9.4 Prohibited Transfers
9.5 Rights of Unadmitted Assignees
9.6 Admission of Substituted Members
9.7 Representations Regarding Transfers
9.8 Distribution and Allocation in Respect of Transferred Units
9.9 Additional Members

SECTION 10. DISSOLUTION AND WINDING UP
10.1 Dissolution
10.2 Winding Up

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10.3 Compliance with Certain Requirements of Regulations; Deficit Capital Accounts
10.4 Deemed Distribution and Recontribution
10.5 Rights of Unit Holders
10.6 Allocations During Period of Liquidation
10.7 Character of Liquidating Distributions
10.8 The Liquidator
10.9 Forms of Liquidating Distributions

SECTION 11. MISCELLANEOUS
11.1 Notices
11.2 Binding Effect
11.3 Construction
11.4 Headings
11.5 Severability
11.6 Incorporation By Reference
11.7 Variation of Terms
11.8 Governing Law
11.9 Waiver of Jury Trial
11.10 Counterpart Execution
11.11 Specific Performance

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AMENDED AND RESTATED OPERATING AGREEMENT

OF

EAST KANSAS AGRI-ENERGY, L.L.C.

THIS OPERATING AGREEMENT (the “Agreement”) is entered into and shall be effective as of the Effective Date, by and among EAST KANSAS AGRI-ENERGY, L.L.C., a Kansas limited liability company (the “Company”), each of the Persons who are identified as Members on the attached Exhibit A and who have executed a counterpart of this Agreement and a Subscription Agreement, and any other Persons as may from time-to-time be subsequently admitted as a Member of the Company in accordance with the terms of this Agreement. Capitalized terms not otherwise defined herein shall have the meaning set forth in Section 1.10.

WHEREAS, the initial Members of the Company have adopted an Operating Agreement of the Company dated October 16, 2001, pursuant to the Kansas Revised Limited Liability Company Act (the “Act”); and

WHEREAS, the Members desire to amend and restate the Operating Agreement to revise and set forth the respective rights, duties, and responsibilities with respect to the Company and its business and affairs.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  THE COMPANY

1.1           Formation.  The initial Members formed the Company as a Kansas limited liability company by filing Articles of Organization with the Kansas Secretary of Sate on October 16, 2001 pursuant to the provisions of the Act.  To the extent that the rights or obligations of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provisions, this Agreement shall, to the extent permitted by the Act, control.

1.2           Name.   The name of the Company shall be “East Kansas Agri-Energy, L.L.C.” and all business of the Company shall be conducted in such name.

1.3           Purchase; Powers.   The nature of the business and purposes of the Company are (i) to own, construct, operate, lease, finance, contract with, and/or invest in ethanol production and co-product production facilities as permitted under the applicable laws of the State of Kansas; (ii) to engage in the processing of corn, grains and other feedstocks into ethanol and any and all related co-products, and the marketing of all products and co-products from such processing; and (iii) to engage in any other business and investment activity in which an Kansas limited liability company may lawfully be engaged, as determined by the Directors.  The Company has the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to

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or in furtherance of the purpose of the Company as set forth in this Section 1.3 and has, without limitation, any and all powers that may be exercised on behalf of the Company by the Directors pursuant to Section 5 hereof.

1.4           Principal Place of Business.   The Company shall continuously maintain an office in Kansas. The principal office of the Company shall be at 20477 S.W. Florida Road, Westphalia, Kansas 66093, or elsewhere as the Directors may determine. Any documents required by the Act to be kept by the Company shall be maintained at the Company’s principal office.

1.5           Term.   The term of the Company commenced on the date the Articles of Organization (the “Articles”) of the Company were filed with the office of the Kansas Secretary of State, and shall continue until the winding up and liquidation of the Company and its business is completed following a Dissolution Event as provided in Section 10 hereof.

1.6           Agent For Service of Process.   The name and address of the agent for service of process on the Company in the State of Kansas shall be William R. Pracht, 20477 S.W. Florida Rd., Westphalia, KS 66093, or any successor as appointed by the Directors.

1.7           Title to Property.   All Property owned by the Company shall be owned by the Company as an entity and no Member shall have any ownership interest in such Property in its individual name.  Each Member’s interest in the Company shall be personal property for all purposes.  At all times after the Effective Date, the Company shall hold title to all of its Property in the name of the Company and not in the name of any Member.

1.8           Payment of Individual Obligations.   Company’s credit and assets shall be used solely for the benefit of the Company, and no asset of the Company shall be Transferred or encumbered for, or in payment of, any individual obligation of any Member.

1.9           Independent Activities; Transactions With Affiliates.   The Directors shall be required to devote such time to the affairs of the Company as may be necessary to manage and operate the Company, and shall be free to serve any other Person or enterprise in any capacity that the Director may deem appropriate in its discretion.  Neither this Agreement nor any activity undertaken pursuant hereto shall (i) prevent any Member or Director or their Affiliates, acting on their own behalf, from engaging in whatever activities they choose, whether the same are competitive with the Company or otherwise, and any such activities may be undertaken without having or incurring any obligation to offer any interest in such activities to the Company or any Member, or (ii) require any Member or Director to permit the Company or Director or Member or its Affiliates to participate in any such activities, and as a material part of the consideration for the execution of this Agreement by each Member, each Member hereby waives, relinquishes, and renounces any such right or claim of participation.  To the extent permitted by applicable law and subject to the provisions of this Agreement, the Directors are hereby authorized to cause the Company to purchase Property from, sell Property to or otherwise deal with any Member (including any Member who is also a Director), acting on its own behalf, or any Affiliate of any Member; provided that any such purchase, sale or other transaction shall be made on terms and conditions which are no less favorable to the Company than if the sale, purchase or other transaction had been made with an independent third party.

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1.10         Definitions.   Capitalized words and phrases used in this Agreement have the following meanings:

(a)           “Act” means the Kansas Revised Limited Liability Company Act, as amended from time to time (or any corresponding provision or provisions of any succeeding law).

(b)           “Adjusted Capital Account Deficit” means, with respect to any Unit Holder, the deficit balance, if any, in such Unit Holder’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments: (i) Credit to such Capital Account any amounts which such Unit Holder is deemed to be obligated to restore pursuant to the next to the last sentences in Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and (ii) Debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6) of the Regulations.  The foregoing definition is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

(c)           “Affiliate” means, with respect to any Person (i) any Person directly or indirectly controlling, controlled by or under common control with such Person (ii) any officer, director, general partner, member or trustee of such Person or (iii) any Person who is an officer, director, general partner, member or trustee of any Person described in clauses (i) or (ii) of this sentence. For purposes of this definition, the terms “controlling,” “controlled by” or “under common control with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person or entity, whether through the ownership of voting securities, by contract or otherwise, or the power to elect at least 50% of the directors, members, or persons exercising similar authority with respect to such Person or entities.

(d)           “Agreement” means this Operating Agreement of East Kansas Agri-Energy, L.L.C., as amended from time to time.

(e)           “Articles” means the Articles of Organization of the Company filed with the Kansas Secretary of State, as same may be amended from time-to-time.

(f)            “Assignee” means a transferee of Units who is not admitted as a substituted member pursuant to Section 9.6.

(g)           “Capital Account” means the separate capital account maintained for each Unit Holder in accordance with Section 2.3.

(h)           “Capital Contributions” means, with respect to any Member, the amount of money (US Dollars) and the initial Gross Asset Value of any assets or property (other than money) contributed by the Member (or such Member’s predecessor in interest) to the Company (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Code Section 752) with respect to the Units in the Company held or purchased by such Member, including additional Capital Contributions.

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(i)            “Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

(j)            “Company” means East Kansas Agri-Energy, L.L.C., a Kansas limited liability company.

(k)           “Company Minimum Gain” has the meaning given the term “partnership minimum gain” in Sections 1.704-2(b)(2) and 1.704-2(d) of the Regulations.

(l)            “Debt” means (i) any indebtedness for borrowed money or the deferred purchase price of property as evidenced by a note, bonds, or other instruments, (ii) obligations as lessee under capital leases, (iii) obligations secured by any mortgage, pledge, security interest, encumbrance, lien or charge of any kind existing on any asset owned or held by the Company whether or not the Company has assumed or become liable for the obligations secured thereby, (iv) any obligation under any interest rate swap agreement, (v) accounts payable and (vi) obligations under direct or indirect guarantees of (including obligations (contingent or otherwise) to assure a creditor against loss in respect of) indebtedness or obligations of the kinds referred to in clauses (i), (ii), (iii), (iv) and (v), above provided that Debt shall not include obligations in respect of any accounts payable that are incurred in the ordinary course of the Company’s business and are not delinquent or are being contested in good faith by appropriate proceedings.

(m)          “Depreciation” means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Directors.

(n)           “Directors” means any Person who (i) is referred to as such in Section 5.1 of this Agreement or has become a Director pursuant to the Terms of this Agreement, and (ii) has not ceased to be a Director pursuant to the terms of this Agreement.  “Directors” means all such Persons.  For purposes of the Act, the Directors shall be deemed to be the “managers” (as such term is defined and used in the Act) of the Company. Unless otherwise stated in this Agreement, any action taken by the Directors shall require the affirmative vote of a majority of the Directors present at a meeting of the Directors (in person or by telephonic or other electronic means as more specifically described in Section 5.7 and entitled to vote thereat.

(o)           “Dissolution Event” means (i) The affirmative vote of a 75% majority in interest of the Members to dissolve, wind up, and liquidate the Company; or (ii) The entry of a decree of judicial dissolution pursuant to the Act.

(p)           “Effective Date” means March 13, 2002.

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(q)           “Facilities” shall mean the ethanol production and co-product production facilities near Garnett, Kansas or such other location as may be determined by the Directors to be constructed and operated by the Company pursuant to the Business Plan.

(r)            “Financing Closing” means the actual closing (execution and delivery of all required documents) by the Company with its project lender(s) providing for all debt financing, including senior and subordinated debt and any other project financing characterized by debt obligations and repayable as debt which is required by the project lender(s) or which is deemed necessary or prudent in the sole discretion of the Directors.

(s)           “Fiscal Quarter” means (i) any three-month period commencing on each of January 1, April 1, July 1 and October 1 and ending on the last date before the next such date and (ii) the period commencing on the immediately preceding January 1, April 1, July 1, or October 1, as the case may be, and ending on the date on which all Property is distributed to the Unit Holders pursuant to Section 10 hereof.

(t)            “Fiscal Year” means (i) any twelve-month period commencing on January 1 and ending on December 31 and (ii) the period commencing on the immediately preceding January 1 and ending on the date on which all Property is distributed to the Unit Holders pursuant to Section 10 hereof, or, if the context requires, any portion of a Fiscal Year for which an allocation of Profits or Losses or a distribution is to be made.

(u)           “GAAP” means generally accepted accounting principles in effect in the United States of America from time to time.

(v)           “Gross Asset Value” means with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows: (i) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the Directors provided that the initial Gross Asset Values of the assets contributed to the Company pursuant to Section 2.1 hereof shall be as set forth in such section; (ii) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values (taking Code Section 7701(g) into account), as determined by the Directors as of the following times: (A) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (B) the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an interest in the Company; and (C) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), provided that an adjustment described in clauses (A) and (B) of this paragraph shall be made only if the Directors reasonably determine that such adjustment is necessary to reflect the relative economic interests of the Members in the Company; (iii) The Gross Asset Value of any item of Company assets distributed to any Member shall be adjusted to equal the gross fair market value (taking Code Section 7701(g) into account) of such asset on the date of distribution as determined by the Directors; and (iv) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in

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determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and subparagraph (vi) of the definition of “Profits” and “Losses” or Section 3.3(c) hereof; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (iv) to the extent that an adjustment pursuant to subparagraph (ii) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv). If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraph (ii) or (iv), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset, for purposes of computing Profits and Losses.

(w)          “Issuance Items” has the meaning set forth in Section 3.3(f) hereof.

(x)            “Liquidation Period” has the meaning set forth in Section 10.6 hereof.

(y)           “Liquidator” has the meaning set forth in Section 10.8 hereof.

(z)            “Losses” has the meaning set forth in the definition of “Profits” and “Losses.”

(aa)         “Member” means any person (i) whose name is set forth as such on Exhibit “A” initially attached hereto or has become a Member pursuant to the terms of this Agreement, and (ii) who is the owner of one or more Units.

(bb)         “Members” means all such Members.

(cc)         “Membership Economic Interest” means collectively, a Member’s share of “Profits” and “Losses,” the right to receive distributions of the Company’s assets, and the right to information concerning the business and affairs of the Company provided by the Act. The Membership Economic Interest of a Member is quantified by the unit of measurement referred to herein as “Units.”

(dd)         “Membership Interest” means collectively, the Membership Economic Interest and Membership Voting Interest.

(ee)         “Membership Register” means the membership register maintained by the Company at its principal office or by a duly appointed agent of the Company setting forth the name, address, the number of Units, and Capital Contributions of each Member of the Company, which shall be modified from time to time as additional Units are issued and as Units are transferred pursuant to this Agreement.

(ff)           “Membership Voting Interest” means collectively, a Member’s right to vote as set forth in this Agreement or required by the Act. The Membership Voting Interest of a Member shall mean as to any matter to which the Member is entitled to vote hereunder or as may be required under the Act, the right to one (1) vote for each Unit registered in the name of such Member as shown in the Membership Register.

(gg)         “Net Cash Flow” means the gross cash proceeds of the Company less the portion thereof used to pay or establish reserves for all Company expenses, debt payments, capital

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improvements, replacements, and contingencies, all as reasonably determined by the Directors. “Net Cash Flow” shall not be reduced by depreciation, amortization, cost recovery deductions, or similar allowances, but shall be increased by any reductions of reserves previously established.

(hh)         “Nonrecourse Deductions” has the meaning set forth in Section 1.704-2(b)(1) of the Regulations.

(ii)           “Nonrecourse Liability” has the meaning set forth in Section 1.704-2(b)(3) of the Regulations.

(jj)           “Officer” or “Officers” has the meaning set forth in Section 5.14 hereof.

(kk)         “Permitted Transfer” has the meaning set forth in Section 9.2 hereof.

(ll)           “Person” means any individual, partnership (whether general or limited), joint venture, limited liability company, corporation, trust, estate, association, nominee or other entity.

(mm)       “Profits and Losses” mean, for each Fiscal Year, an amount equal to the Company’s taxable income or loss for such Fiscal Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication): (i) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be added to such taxable income or loss; (ii) Any expenditures of the Company described in Code Section 705(a)(2)(b) or treated as Code Section 705(a)(2)(b) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be subtracted from such taxable income or loss; (iii) In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraphs (ii) or (iii) of the definition of Gross Asset Value, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the asset) or an item of loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; (iv) Gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Gross Asset Value; (v) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year, computed in accordance with the definition of Depreciation; (vi) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) is required, pursuant to Regulations Section 1.704-(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Unit Holder’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and (vii) Notwithstanding any

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other provision of this definition, any items which are specially allocated pursuant to Section 3.3 and Section 3.4 hereof shall not be taken into account in computing Profits or Losses. The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Sections 3.3 and Section 3.4 hereof shall be determined by applying rules analogous to those set forth in subparagraphs (i) through (vi) above.

(nn)         “Property” means all real and personal property acquired by the Company, including cash, and any improvements thereto, and shall include both tangible and intangible property.

(oo)         “Regulations” means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations are amended from time to time.

(pp)         “Regulatory Allocations” has the meaning set forth in Section 3.4 hereof.

(qq)         “Related Party” means the adopted or birth relatives of any Person and such Person’s spouse (whether by marriage or common law), if any, including without limitation great-grandparents, grandparents, children (including stepchildren and adopted children), grandchildren, and great-grandchildren thereof, and such Person’s (and such Person’s spouse’s) brothers, sisters, and cousins and their respective lineal ancestors and descendants, and any other ancestors and/or descendants, and any spouse of any of the foregoing, each trust created for the exclusive benefit of one or more of the foregoing, and the successors, assigns, heirs, executors, personal representatives and estates of any of the foregoing.

(rr)           “Securities Act” means the Securities Act of 1933, as amended.

(ss)         “Subsidiary” means any corporation, partnership, joint venture, limited liability company, association or other entity in which such Person owns, directly or indirectly, fifty percent (50%) or more of the outstanding equity securities or interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such entity.

(tt)           “Tax Matters Member” has the meaning set forth in Section 7.3 hereof.

(uu)         “Transfer” means, as a noun, any voluntary or involuntary transfer, sale, pledge or hypothecation or other disposition and, as a verb, voluntarily or involuntarily to transfer, give, sell, exchange, assign, pledge, bequest or hypothecate or otherwise dispose of.

(vv)         “Units or Unit” means an ownership interest in the Company representing a Capital Contribution made as provided in Section 2 in consideration of the Units, including any and all benefits to which the holder of such Units may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement.

(ww)       “Unit Holders” means all Unit Holders.

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(xx)          “Unit Holder” means the owner of one or more Units.

(yy)         “Unit Holder Nonrecourse Debt” has the same meaning as the term “partner nonrecourse debt” in Section 1.704-2(b)(4) of the Regulations.

(zz)          “Unit Holder Nonrecourse Debt Minimum Gain” means an amount, with respect to each Unit Holder Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Unit Holder Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Regulations.

(aaa)       “Unit Holder Nonrecourse Deductions “ has the same meaning as the term “partner nonrecourse deductions” in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Regulations.

SECTION 2.  CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS

2.1           Original Capital Contributions.  The name, address, original Capital Contribution, and initial Units quantifying the Membership Interest of each initial Member are set out in Exhibit A attached hereto, and shall also be set out in the Membership Register along with those Members admitted after to the Effective Date.

2.2           Additional Capital Contributions; Additional Units.   No Unit Holder shall be obligated to make any additional Capital Contributions to the Company or to pay any assessment to the Company, other than any unpaid amounts on such Unit Holder’s original Capital Contributions, and no Units shall be subject to any calls, requests or demands for capital. Subject to Section 5.6, additional Membership Economic Interests quantified by additional Units may be issued in consideration of Capital Contributions as agreed to between the Directors and the Person acquiring the Membership Economic Interest quantified by the additional Units. Each Person to whom additional Units are issued shall be admitted as a Member in accordance with this Agreement. Upon such Capital Contributions, the Directors shall cause Exhibit A and the Membership Register to be appropriately amended.

2.3           Capital Accounts.   A Capital Account shall be maintained for each Unit Holder in accordance with the following provisions:

(a)          To each Unit Holder’s Capital Account there shall be credited (i) such Unit Holder’s Capital Contributions, (ii) such Unit Holder’s distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to Section 3.3 and Section 3.4, and (iii) the amount of any Company liabilities assumed by such Unit Holder or which are secured by any Property distributed to such Unit Holder;

(b)         To each Unit Holder’s Capital Account there shall be debited (i) the amount of money and the Gross Asset Value of any Property distributed to such Unit Holder pursuant to any provision of this Agreement, (ii) such Unit Holder’s distributive share of Losses and any items in the nature of expenses or losses which are specially allocated

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pursuant to Section 3.3 and 3.4 hereof, and (iii) the amount of any liabilities of such Unit Holder assumed by the Company or which are secured by any Property contributed by such Unit Holder to the Company;

(c)          In the event Units are Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Transferred Units; and

(d)         In determining the amount of any liability for purposes of subparagraphs (a) and (b) above there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Directors shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company or any Unit Holders), are computed in order to comply with such Regulations, the Directors may make such modification, provided that it is not likely to have a material effect on the amounts distributed to any Person pursuant to Section 10 hereof upon the dissolution of the Company. The Directors also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Unit Holders and the amount of capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).

SECTION 3.  ALLOCATIONS

3.1           Profits.   After giving effect to the special allocations in Section 3.3 and Section 3.4 hereof, Profits for any Fiscal Year shall be allocated among the Unit Holders in proportion to Units held.

3.2           Losses.   After giving effect to the special allocations in Section 3.3 and 3.4 hereof, Losses for any Fiscal Year shall be allocated among the Unit Holders in proportion to Units held.

3.3           Special Allocations.   The following special allocations shall be made in the following order:

(a)           Minimum Gain Chargeback.  Except as otherwise provided in Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this Section 3, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Unit Holder shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Unit Holder’s share of the net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). Allocations

14

pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unit Holder pursuant thereto. The items to be so allocated shall be determined in accordance with sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Regulations. This Section 3.3(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

(b)           Unit Holder Minimum Gain Chargeback.  Except as otherwise provided in Section 1.704-2(i)(4) of the Regulations, notwithstanding any other provision of this Section 3, if there is a net decrease in Unit Holder Nonrecourse Debt Minimum Gain attributable to a Unit Holder Nonrecourse Debt during any Fiscal Year, each Unit Holder who has a share of the Unit Holder Nonrecourse Debt Minimum Gain attributable to such Unit Holder Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Unit Holder’s share of the net decrease in Unit Holder Nonrecourse Debt Minimum Gain, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unit Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Regulations. This Section 3.3(b) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

(c)           Qualified Income Offset.  In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6) of the Regulations, items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit as soon as practicable, provided that an allocation pursuant to this Section 3.3(c) shall be made only if and to the extent that the Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 3 have been tentatively made as if this Section 3.3(c) were not in the Agreement.

(d)           Gross Income Allocation.  In the event any Member has a deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of (i) the amount such Member is obligated to restore pursuant to any provision of this Agreement, and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations, each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 3.3(d) shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Section 3 have been made as if Section 3.3(c) and this Section 3.3(d) were not in this Agreement.

(e)           Nonrecourse Deductions.  Nonrecourse Deductions for any Fiscal Year or other period shall be specially allocated among the Members in proportion to Units held.

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(f)            Unit Holder Nonrecourse Deductions.  Any Unit Holder Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Unit Holder who bears the economic risk of loss with respect to the Unit Holder Nonrecourse Debt to which such Unit Holder Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).

(g)           Section 754 Adjustments.  To the extent an adjustment to the adjusted tax basis of any Company asset, pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Unit Holder in complete liquidation of such Unit Holder’s interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Unit Holders in accordance with their interests in the Company in the event Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Unit Holder to whom such distribution was made in the event Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

(h)           Allocations Relating to Taxable Issuance of Company Units.  Any income, gain, loss or deduction realized as a direct or indirect result of the issuance of Units by the Company to a Unit Holder (the “Issuance Items”) shall be allocated among the Unit Holders so that, to the extent possible, the net amount of such Issuance Items, together with all other allocations under this Agreement to each Unit Holder shall be equal to the net amount that would have been allocated to each such Unit Holder if the Issuance Items had not been realized.

3.4           Curative Allocations.   The allocations set forth in Sections 3.3(a), 3.3(b), 3.3(c), 3.3(d), 3.3(e), 3.3(f), 3.3(g), 3.3(h) and 3.5 (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 3.4. Therefore, notwithstanding any other provision of this Section 3 (other than the Regulatory Allocations), the Directors shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Sections 3.1, 3.2, and 3.3(h).  In exercising their discretion under this Section 3.4, the Directors shall take into account future Regulatory Allocations under Sections 3.3(a) and 3.3(b) that, although not yet made, are likely to offset other Regulatory Allocations previously made under Sections 3.3(e) and 3.3(f).

3.5           Loss Limitation.   Losses allocated pursuant to Section 3.2 hereof shall not exceed the maximum amount of Losses that can be allocated without causing any Unit Holder to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. In the event some but not all of the Unit Holders would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to Section 3.2 hereof, the limitation set forth in this Section 3.5 shall be applied on a Unit Holder by Unit Holder basis and Losses not allocable to any Unit Holder as a result of such limitation shall be allocated to the other Unit Holders in accordance

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with the positive balances in such Unit Holder’s Capital Accounts so as to allocate the maximum permissible Losses to each Unit Holder under Section 1.704-1(b)(2)(ii)(d) of the Regulations.

3.6           Other Allocation Rules.   (a) For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Directors using any permissible method under Code Section 706 and the Regulations thereunder. (b) The Unit Holders are aware of the income tax consequences of the allocations made by this Section 3 and hereby agree to be bound by the provisions of this Section 3 in reporting their shares of Company income and loss for income tax purposes. (c) Solely for purposes of determining a Unit Holder’s proportionate share of the “excess nonrecourse liabilities” of the Company within the meaning of Regulations Section 1.752-3(a)(3), the Unit Holders’ aggregate interests in Company profits shall be deemed to be as provided in the capital accounts. To the extent permitted by Section 1.704-2(h)(3) of the Regulations, the Directors shall endeavor to treat distributions of Net Cash Flow as having been made from the proceeds of a Nonrecourse Liability or a Unit Holder Nonrecourse Debt only to the extent that such distributions would cause or increase an Adjusted Capital Account Deficit for any Unit Holder. (d) Generally, allocations of Profits and Losses to the Unit Holders shall be allocated among them in the ratio which each Unit Holder’s Units bears to the total number of Units issued and outstanding.

3.7           Tax Allocations:  Code Section 704(c).   In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any Property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Unit Holders so as to take account of any variation between the adjusted basis of such Property to the Company for federal income tax purposes and its initial Gross Asset Value (computed in accordance with the definition of Gross Asset Value). In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (ii) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder. Any elections or other decisions relating to such allocations shall be made by the Directors in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 3.7 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Unit Holder’s Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

3.8           Tax Credit Allocations.  All credits against income tax with respect to the Company’s property or operations, including the Small Ethanol Producer Credit (as defined in the Code), if available, shall be allocated among the Members in accordance with their respective membership interests in the Company for the Fiscal Year during which the expenditure, production, sale, or other event giving rise to the credit occurs.  This Section 3.8 is intended to comply with the applicable tax credit allocation principles of section 1.704-1(b)(4)(ii) of the Regulations and shall be interpreted consistently therewith.

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SECTION 4.  DISTRIBUTIONS

4.1           Net Cash Flow.  Except as otherwise provided in Section 10 hereof, Net Cash Flow, if any, shall be distributed to the Unit Holders in proportion to Units held subject to, and to the extent permitted by, any loan covenants or restrictions on such distributions agreed to by the Company in any loan agreements with the Company’s lenders from time to time in effect. In determining Net Cash Flow, the Directors shall endeavor to provide for cash distributions at such times and in such amounts as will permit the Unit Holders to make timely payment of income taxes.

4.2           Amounts Withheld.   All amounts withheld pursuant to the Code or any provision of any state, local or foreign tax law with respect to any payment, distribution or allocation to the Company or the Unit Holders shall be treated as amounts paid or distributed, as the case may be, to the Unit Holders with respect to which such amount was withheld pursuant to this Section 4.2 for all purposes under this Agreement. The Company is authorized to withhold from payments and distributions, or with respect to allocations to the Unit Holders, and to pay over to any federal, state and local government or any foreign government, any amounts required to be so withheld pursuant to the Code or any provisions of any other federal, state or local law or any foreign law, and shall allocate any such amounts to the Unit Holders with respect to which such amount was withheld.

4.3           Limitations on Distributions.   The Company shall make no distributions to the Unit Holders except as provided in this Section 4 and Section 10 hereof.  Notwithstanding any other provision, no distribution shall be made if it is not permitted to be made under the Act.

SECTION 5.  MANAGEMENT

5.1           Directors.   The Directors shall direct the business and affairs of the Company, and shall exercise all of the powers of the Company except such as are by this Agreement conferred upon or reserved to the Members. The Directors shall adopt such policies, rules, regulations, and actions not inconsistent with law or this Agreement as it may deem advisable. The management of the business and affairs of the Company shall be directed by the Directors and not by its Members. The Directors of the Company shall consist of a minimum of seven (7) and a maximum of eleven (11) members, and the number of Directors may be fixed or changed from time to time, within that variable range, by the Directors, in accordance with the provisions of this Section 5.1.  The Members may increase or decrease the number of Directors last approved and may change from a variable range to a fixed number or visa versa by majority vote at any annual or special meeting.  Subject to Section 5.4 hereof or any other express provisions hereof, the business and affairs of the Company shall be managed by or under the direction of the Directors.  The amendment or repeal of this section or the adoption of any provision inconsistent therewith shall require the approval of the Unit Holders representing at least a majority of the outstanding Units.

5.2           Election of Directors.   The initial Directors, appointed by the initial Members, shall be the individuals set forth on Exhibit “B” attached hereto.  The initial Directors shall each serve as

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Directors for an initial term ending one (1) year after substantial completion of the construction of the Facilities, and in all cases until a successor is elected and qualified, or until the earlier death, resignation, removal or disqualification of such Director.  After the expiration of the initial terms of the Directors, at each annual meeting of the Members, Directors shall be elected by the Members for staggered terms of three (3) years and until a successor is elected and qualified. The terms of Class I Directors shall expire first, followed by those of Class II Directors, and Class III Directors, respectively.  One or more nominees for Director positions up for election shall be named by the then current Directors or by a nominating committee established by the Directors. Nominations for the election of directors may also be made by any Unit Holder entitled to vote generally in the election of directors. However, any Unit Holder that intends to nominate one or more persons for election as Directors at a meeting may do so only if written notice of such Unit Holder’s intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not less than thirty (30) days nor more than ninety (90) days prior to the annual meeting of the Company.  Each such notice to the Secretary shall set forth: (i) the name and address of record of the Unit Holder who intends to make the nomination; (ii) a representation that the Unit Holder is a holder of record of Units of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the name, age, business and residence addresses, and principal occupation or employment of each nominee; (iv) a description of all arrangements or understandings between the Unit Holder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Unit Holder; (v) such other information regarding each nominee proposed by such Unit Holder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; (vi) the consent of each nominee to serve as a Director of the Company if so elected, and (vi) a nominating petition signed and dated by the holders of at least five percent (5%) of the then outstanding Units and clearly setting forth the proposed nominee as a candidate of the Director’s seat to be filled at the next election of Directors. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a Director of the Company. The presiding Officer of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.   The amendment or repeal of this section or the adoption of any provision inconsistent therewith shall require the approval of the Unit Holders representing at least a majority of the outstanding Units.  Whenever a vacancy occurs other than from expiration of a term of office or removal from office, a majority of the remaining Directors shall appoint a new Director to fill the vacancy for the remainder of such term.

5.3           Committees.   A resolution approved by the affirmative vote of a majority of the Directors may establish committees having the authority of the Directors in the management of the business of the Company to the extent provided in the resolution. A committee shall consist of one or more persons, who need not be Directors, appointed by affirmative vote of a majority of the Directors present. Committees may include a compensation committee and/or an audit committee, in each case consisting of one or more independent Directors or other independent persons. Committees are subject to the direction and control of, and vacancies in the membership

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thereof shall be filled by, the Directors. A majority of the members of the committee present at a meeting is a quorum for the transaction of business, unless a larger or smaller proportion or number is provided in a resolution approved by the affirmative vote of a majority of the Directors present.

5.4           Authority of Directors.   Subject to the limitations and restrictions set forth in this Agreement, the Directors shall direct the management of the business and affairs of the Company and shall have all of the rights and powers which may be possessed by a “manager” under the Act including, without limitation, the right and power to do or perform the following and, to the extent permitted by the Act or this Agreement, the further right and power by resolution of the Directors to delegate to the Officers or such other Person or Persons to do or perform the following:

(a)          Conduct its business, carry on its operations and have and exercise the powers granted by the Act in any state, territory, district or possession of the United States, or in any foreign country which may be necessary or convenient to effect any or all of the purposes for which it is organized;

(b)         Acquire by purchase, lease, or otherwise any real or personal property which may be necessary, convenient, or incidental to the accomplishment of the purposes of the Company;

(c)          Operate, maintain, finance, improve, construct, own, grant operations with respect to, sell, convey, assign, mortgage, and lease any real estate and any personal property necessary, convenient, or incidental to the accomplishment of the purposes of the Company;

(d)         Execute any and all agreements, contracts, documents, certifications, and instruments necessary or convenient in connection with the management, maintenance, and operation of the business, or in connection with managing the affairs of the Company, including, executing amendments to this Agreement and the Articles in accordance with the terms of this Agreement, both as Directors and, if required, as attorney-in-fact for the Members pursuant to any power of attorney granted by the Members to the Directors;

(e)          Borrow money and issue evidences of indebtedness necessary, convenient, or incidental to the accomplishment of the purposes of the Company, and secure the same by mortgage, pledge, or other lien on any Company assets;

(f)            Execute, in furtherance of any or all of the purposes of the Company, any deed, lease, mortgage, deed of trust, mortgage note, promissory note, bill of sale, contract, or other instrument purporting to convey or encumber any or all of the Company assets;

(g)         Prepay in whole or in part, refinance, recast, increase, modify, or extend any liabilities affecting the assets of the Company and in connection therewith execute any extensions or renewals of encumbrances on any or all of such assets;

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(h)         Care for and distribute funds to the Members by way of cash income, return of capital, or otherwise, all in accordance with the provisions of this Agreement, and perform all matters in furtherance of the objectives of the Company or this Agreement;

(i)             Contract on behalf of the Company for the employment and services or employees and/or independent contractors, such as lawyers and accountants, and delegate to such Persons the duty to manage or supervise any of the assets or operations of the Company;

(j)             Engage in any kind of activity and perform and carry out contracts of any kind (including contracts of insurance covering risks to Company assets and Directors’ and Officers’ liability) necessary or incidental to, or in connection with, the accomplishment of the purposes of the Company, as may be lawfully carried on or performed by a limited liability company under the laws of each state in which the Company is then formed or qualified;

(k)          Take, or refrain from taking, all actions, not expressly proscribed or limited by this Agreement, as may be necessary or appropriate to accomplish the purposes of the Company;

(l)             Institute, prosecute, defend, settle, compromise, and dismiss lawsuits or other judicial or administrative proceedings brought on or in behalf of, or against, the Company, the Members or the Directors or Officers in connection with activities arising out of, connected with, or incidental to this Agreement, and to engage counsel or others in connection therewith;

(m)       Purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in or obligations of domestic or foreign corporations, associations, general or limited partnerships, other limited liability companies, or individuals or direct or indirect obligations of the United States or of any government, state, territory, government district or municipality or of any instrumentality of any of them;

(n)         Agree with any Person as to the form and other terms and conditions of such Person’s Capital Contribution to the Company and cause the Company to issue Membership Economic Interests and Units in consideration of such Capital Contribution; and

(o)         Indemnify a Member or Directors or Officers, or former Members or Directors or Officers, and to make any other indemnification that is authorized by this Agreement in accordance with, and to the fullest extent permitted by, the Act.

5.5           Director as Agent.   Notwithstanding the power and authority of the Directors to manage the business and affairs of the Company, no Director shall have authority to act as agent for the

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Company for the purposes of its business (including the execution of any instrument on behalf of the Company) unless the Directors have authorized the Director to take such action. The Directors may also delegate authority to manage the business and affairs of the Company (including the execution of instruments on behalf of the Company) to such Person or Persons (including to any Officers) designated by the Directors, and such Person or Persons (or Officers) shall have such titles and authority as determined by the Directors.

5.6           Restrictions on Authority of Directors.   (a) The Directors shall not have authority to, and they covenant and agree that they shall not, do any of the following acts without the unanimous consent of the Members:

(i)                                                          Cause or permit the Company to engage in any activity that is not consistent with the purposes of the Company as set forth in Section 1.3 hereof;

(ii)                                                       Knowingly do any act in contravention of this Agreement or which would make it impossible to carry on the ordinary business of the Company, except as otherwise provided in this Agreement;

(iii)                                                    Possess Company Property, or assign rights in specific Company Property, for other than a Company purpose; or

(iv)                                                   Cause the Company to voluntarily take any action that would cause a bankruptcy of the Company.

(b) The Directors shall not have authority to, and they covenant and agree that they shall not cause the Company to, without the consent of a majority of the Membership Voting Interests:

(i)                                     Merge, consolidate, exchange or otherwise dispose of at one time all or substantially all of the Property, except for a liquidating sale of the Property in connection with the dissolution of the Company;

(ii)                                  Confess a judgment against the Company in an amount in excess of $500,000;

(iii)                               Issue Units at a purchase price of less than $500.00 per Unit;

(iv)                              Issue more than an aggregate of 20,000 Units;

(v)                                 Elect to dissolve the Company;

(vi)                              Cause the Company to acquire any equity or debt securities of any Director or any of its Affiliates, or otherwise make loans to any Director or any of its Affiliates.

The actions specified herein as requiring the consent of the Members shall be in addition to any actions by the Directors which are specified in the Act as requiring the consent or approval of the Members.  Any such required consent or approval may be given by a vote of a majority of the Membership Voting Interests.

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5.7           Director Actions.   Meetings of the Directors shall be held at such times and places as shall from time to time be determined by the Directors. Meetings of the Directors may also be called by the Chairman of the Company or by any one or more Directors. If the date, time, and place of a meeting of the Directors has been announced at a previous meeting, no notice shall be required. In all other cases, five (5) days’ written notice of meetings, stating the date, time, and place thereof and any other information required by law or desired by the Person(s) calling such meeting, shall be given to each Director. Any Director may waive notice of any meeting. A waiver of notice by a Director is effective whether given before, at, or after the meeting, and whether given orally, in writing, or by attendance. The attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, unless such Director objects at the beginning of the meeting to the transaction of business on the grounds that the meeting is now lawfully called or convened and does not participate thereafter in the meeting. Any action required or permitted to be taken by the Directors may also be taken by a written action signed by a majority of all Directors, provided that a copy of such written action shall be promptly given to all Directors. The Directors may participate in any meeting of the Directors by means of telephone conference or similar means of communication by which all persons participating in the meeting can simultaneously hear each other. Not less than fifty percent (50%) of the Directors shall constitute a quorum for the transaction of business at any Director’s meeting. Each Director shall have one (1) vote at meetings of the Directors. The Directors shall take action by the vote of a majority of all Directors. No Director shall be disqualified from voting on any matter to be determined or decided by the Directors solely by reason of such Director’s (or his/her Affiliate’s) potential financial interest in the outcome of such vote, provided that the nature of such Director’s (or his/her Affiliate’s) potential financial interest was reasonably disclosed at the time of such vote.

5.8           Duties and Obligations of Directors.  The Directors shall cause the Company to conduct its business and operations separate and apart from that of any Director or any of its Affiliates. The Directors shall take all actions which may be necessary or appropriate (i) for the continuation of the Company’s valid existence as a limited liability company under the laws of the State of Kansas and each other jurisdiction in which such existence is necessary to protect the limited liability of Members or to enable the Company to conduct the business in which it is engaged, and (ii) for the accomplishment of the Company’s purposes, including the acquisition, development, maintenance, preservation, and operation of Company Property in accordance with the provisions of this Agreement and applicable laws and regulations. Each Director shall have the duty to discharge the foregoing duties in good faith, in a manner the Director believes to be in the best interests of the Company, and with the care an ordinarily prudent person in a like position would exercise under similar circumstances. The Directors shall be under no other fiduciary duty to the Company or the Members to conduct the affairs of the Company in a particular manner.

5.9           Chairman and Vice Chairman.   Unless provided otherwise by a resolution adopted by the Directors, the Chairman shall preside at meetings of the Members and the Directors; shall see that all orders and resolutions of the Directors are carried into effect; may maintain records of and certify proceedings of the Directors and Members; and shall perform such other duties as may from time to time be prescribed by the Directors.  The Vice Chairman shall, in the absence

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or disability of the Chairman, perform the duties and exercise the powers of the Chairman and shall perform such other duties as the Directors or the Chairman may from time to time prescribe. The Directors may designate more than one Vice Chairmen, in which case the Vice Chairmen shall be designated by the Directors so as to denote which is most senior in office.

5.10         President and Chief Executive Officer.   Until provided otherwise by a resolution of the Directors, the Chairman shall also act as the interim President and CEO of the Company (herein referred to as the “President”; the titles of President and CEO shall constitute a reference to one and the same office and Officer of the Company), and the Chairman may exercise the duties of the office of Chairman using any such designations. The Directors shall appoint someone other than the Chairman as the President of the Company not later than the commencement of operations of the Facilities, and such President shall perform such duties as the Directors may from time to time prescribe, including without limitation, the management of the day-to-day operations of the Facilities.

5.11         Chief Financial Officer.   Unless provided otherwise by a resolution adopted by the Directors, the Chief Financial Officer of the Company shall be the Treasurer of the Company and shall keep accurate financial records for the Company; shall deposit all monies, drafts, and checks in the name of and to the credit of the Company in such banks and depositories as the Directors shall designate from time to time; shall endorse for deposit all notes, checks, and drafts received by the Company as ordered by the Directors, making proper vouchers therefor; shall disburse Company funds and issue checks and drafts in the name of the Company as ordered by the Directors, shall render to the President and the Directors, whenever requested, an account of all such transactions as Chief Financial Officer and of the financial condition of the Company, and shall perform such other duties as may be prescribed by the Directors or the President from time to time.

5.12         Secretary; Assistant Secretary.   The Secretary shall attend all meetings of the Directors and of the Members and shall maintain records of, and whenever necessary, certify all proceedings of the Directors and of the Members. The Secretary shall keep the required records of the Company, when so directed by the Directors or other person or persons authorized to call such meetings, shall give or cause to be given notice of meetings of the Members and of meetings of the Directors, and shall also perform such other duties and have such other powers as the Chairman or the Directors may prescribe from time to time. An Assistant Secretary, if any, shall perform the duties of the Secretary during the absence or disability of the Secretary.

5.13         Vice President.   The Company may have one or more Vice Presidents.  If more than one, the Directors shall designate which is most senior.  The most senior Vice President shall perform the duties of the President in the absence of the President.

5.14         Delegation.   Unless prohibited by a resolution of the Directors, the President, Chief Financial Officer, Vice President and Secretary (individually, an “Officer” and collectively, “Officers”) may delegate in writing some or all of the duties and powers of such Officer’s management position to other Persons.  An Officer who delegates the duties or powers of an office remains subject to the standard of conduct for such Officer with respect to the discharge of all duties and powers so delegated.

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5.15         Execution of Instruments.   All deeds, mortgages, bonds, checks, contracts and other instruments pertaining to the business and affairs of the Company shall be signed on behalf of the Company by (i) the Chairman; or (ii) when authorized by resolution(s) of the Directors, the President; or (iii) by such other person or persons as may be designated from time to time by the Directors.

5.16         Limitation of Liability; Indemnification of Directors.   To the maximum extent permitted under the Act and other applicable law, no Member or Director of this Company shall be personally liable for any debt, obligation or liability of this Company merely by reason of being a Member or Director or both. No Director of this Company shall be personally liable to this Company or its Members for monetary damages for a breach of fiduciary duty by such Director; provided that this provision shall not eliminate or limit the liability of a Director for any of the following: (i) receipt of an improper financial benefit to which the Director is not entitled; (ii) liability for receipt of distributions in violation of the articles of organization, operating agreement, or Section 17-76,110 of the Act; (iii) a knowing violation of law; or (iv) acts or omissions involving fraud, bad faith or willful misconduct.  To the maximum extent permitted under the Act and other applicable law, the Company, its receiver, or its trustee (in the case of its receiver or trustee, to the extent of Company Property) shall indemnify, save and hold harmless, and pay all judgments and claims against each Director or officer or director of such Director relating to any liability or damage incurred by reason of any act performed or omitted to be performed by such Director, officer, or director in connection with the business of the Company, including reasonable attorneys’ fees incurred by such Director, officer, or director in connection with the defense of any action based on any such act or omission, which attorneys’ fees may be paid as incurred, including all such liabilities under federal and state securities laws as permitted by law. To the maximum extent permitted under the Act and other applicable law, in the event of any action by a Unit Holder against any Director, including a derivative suit, the Company shall indemnify, save harmless, and pay all costs, liabilities, damages and expenses of such Director, including reasonable attorneys’ fees incurred in the defense of such action. Notwithstanding the foregoing provisions, no Director shall be indemnified by the Company to the extent prohibited or limited (but only to the extent limited) by the Act. The Company may purchase and maintain insurance on behalf of any Person in such Person’s official capacity against any liability asserted against and incurred by such Person in or arising from that capacity, whether or not the Company would otherwise be required to indemnify the Person against the liability.

5.17         Compensation; Expenses of Directors.   No Member or Director shall receive any salary, fee, or draw for services rendered to or on behalf of the Company merely by virtue of their status as a Member or Director, it being the intention that, irrespective of any personal interest of any of the Directors, the Directors shall have authority to establish reasonable compensation of all Directors for services to the Company as Directors, Officers, or otherwise. Except as otherwise approved by or pursuant to a policy approved by the Directors, no Member or Director shall be reimbursed for any expenses incurred by such Member or Director on behalf of the Company. Notwithstanding the foregoing, by resolution by the Directors, the Directors may be paid as reimbursement therefor, their expenses, if any, of attendance at each meeting of the Directors. In addition, the Directors, by resolution, may approve from time to time, the salaries and other compensation packages of the Officers of the Company.

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5.18         Loans.   Any Member or Affiliate may, with the consent of the Directors, lend or advance money to the Company.  If any Member or Affiliate shall make any loan or loans to the Company or advance money on its behalf, the amount of any such loan or advance shall not be treated as a contribution to the capital of the Company but shall be a debt due from the Company. The amount of any such loan or advance by a lending Member or Affiliate shall be repayable out of the Company’s cash and shall bear interest at a rate not in excess of the prime rate established, from time to time, by any major bank selected by the Directors for loans to its most creditworthy commercial borrowers, plus four percent (4%) per annum.  If the Directors, or any Affiliate of the Directors, is the lending Member, the rate of interest and the terms and conditions of such loan shall be no less favorable to the Company than if the lender had been an independent third party.  None of the Members or their Affiliates shall be obligated to make any loan or advance to the Company.

SECTION 6.  ROLE OF MEMBERS

6.1           Rights of Powers.   Except as otherwise expressly provided for in this Agreement, the Members shall not have any right or power to take part in the management or control of the Company or its business and affairs or to act for or bind the Company in any way.

6.2           Voting Rights.   The Members shall have voting rights as defined by the Membership Voting Interest of such Member and in accordance with the provisions of this Agreement.

6.3           Member Meetings; Quorum and Proxies.   Meetings of the Members shall be called by the Directors, and shall be held at the principal office of the Company or at such other place as shall be designated by the person calling the meeting.  Notice of the meeting, stating the place, day and hour of the meeting, shall be given to each Member in accordance with Section 14.1 hereof at least 5 days and no more than 60 days before the day on which the meeting is to be held. Unit Holders representing an aggregate of not less than thirty percent (30%) of the Units may also in writing demand that a meeting of the Members be called by the Directors. Regular meetings of the Members shall be held not less than once per Fiscal Year, at such time and place as determined by the Directors upon written notice thereof stating the date, time and place, given not less than five (5) days nor more than sixty (60) days prior to the meeting to every Member entitled to vote at such meeting. A Member may waive the notice of meeting required hereunder by written notice of waiver signed by the Member whether given before, during or after the meeting. Attendance by a Member at a meeting is waiver of notice of that meeting, unless the Member objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and thereafter does not participate in the meeting. The presence (in person or by proxy or mail ballot) of at least twenty percent (20%) of the Membership Voting Interests is required for the transaction of business at a meeting of the Members. Voting by proxy or by mail ballot shall be permitted on any matter if authorized by the Directors.

6.4           Termination of Membership.   The membership of a Member in the Company shall terminate upon the occurrence of events described in the Act, including registration and withdrawal. If for any reason the membership of a Member is terminated, the Member whose

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membership has terminated loses all Membership Voting Interests and shall be considered merely as assignee of the Membership Economic Interest owned before the termination of membership, having only the rights of an unadmitted Assignee provided for in Section 10.6 hereof.

6.5           Continuation of the Company.   The Company shall not be dissolved upon the occurrence of any event which is deemed to terminate the continued membership of a Member. The Company’s affairs shall not be required to be wound up. The Company shall continue without dissolution.

6.6           No Obligation to Purchase Membership Interest.   No Member whose membership in the Company terminates, nor any transferee of such Member, shall have any right to demand or receive a return of such terminated Member’s Capital Contributions or to require the purchase or redemption of the Member’s Membership Interest. The other Members and the Company shall not have any obligation to purchase or redeem the Membership Interest of any such terminated Member or transferee of any such terminated Member.

6.7           Waiver of Dissenters Rights.   Each Member hereby disclaims, waives and agrees, to the fullest extent permitted by law or the Act, not to assert dissenters’ or similar rights under the Act.

6.8           Limitation on Ownership.  Notwithstanding any other provision herein, no Member shall directly or indirectly own or control more than twenty five percent (25%) of the issued and outstanding Units at any time.

SECTION 7.  ACCOUNTING, BOOKS AND RECORDS

7.1           Accounting, Books and Records.   The books and records of the Company shall be kept, and the financial position and the results of its operations recorded, in accordance with GAAP. The books and records shall reflect all the Company transactions and shall be appropriate and adequate for the Company’s business. The Company shall maintain at its principal office all of the following: (i) A current list of the full name and last known business or residence address of each Member and Assignee set forth in alphabetical order, together with the Capital Contributions, Capital Account and Units of each Member and Assignee; (ii) The full name and business address of each Director; (iii) A copy of the Articles and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which the Articles or any amendments thereto have been executed; (iv) Copies of the Company’s federal, state, and local income tax or information returns and reports, if any, for the six most recent taxable years; (v) A copy of this Agreement and any an all amendments thereto together with executed copies of any powers of attorney pursuant to which this Agreement or any amendments thereto have been executed; and (vi) Copies of the financial statements of the Company, if any, for the six most recent Fiscal Years. The Company shall use the accrual method of accounting in preparation of its financial reports and for tax purposes and shall keep its books and records accordingly. Any Member or its designated representative shall have reasonable access during normal business hours to such information and documents. The rights granted to a Member pursuant to this Section 8.1 are expressly subject to compliance by such Member with the safety,

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security and confidentiality procedures and guidelines of the Company, as such procedures and guidelines may be established from time to time.

7.2           Reports.   The chief financial officer of the Company shall be responsible for causing the preparation of financial reports of the Company and the coordination of financial matters of the Company with the Company’s accountants. The Company shall cause to be delivered to each Member the financial statements listed below, prepared, in each case (other than with respect to Member’s Capital Accounts, which shall be prepared in accordance with this Agreement) in accordance with GAAP consistently applied.  As soon as practicable following the end of each Fiscal Year (and in any event not later than ninety (90) days after the end of such Fiscal Year) and at such time as distributions are made to the Unit Holders pursuant to Section 12 hereof following the occurrence of a Dissolution Event, a balance sheet of the Company as of the end of such Fiscal Year and the related statements of operations, Unit Holders’ Capital Accounts and changes therein, and cash flows for such Fiscal Year, together with appropriate notes to such financial statements and supporting schedules, all of which shall be audited and certified by the Company’s accountants, and in each case, to the extent the Company was in existence, setting forth in comparative form the corresponding figures for the immediately preceding Fiscal Year end (in the case of the balance sheet) and the two (2) immediately preceding Fiscal Years (in the case of the statements).

7.3           Tax Matters.   The Directors shall, without any further consent of the Unit Holders being required (except as specifically required herein), make any and all elections for federal, state, local, and foreign tax purposes as the Directors shall determine appropriate and represent the Company and the Unit Holders before taxing authorities or courts of competent jurisdiction in tax matters affecting the Company or the Unit Holders in their capacities as Unit Holders, and to file any tax returns and execute any agreements or other documents relating to or affecting such tax matters, including agreements or other documents that bind the Unit Holders with respect to such tax matters or otherwise affect the rights of the Company and the Unit Holders.  The Directors shall designate a Person to be specifically authorized to act as the “Tax Matters Member” under the Code and in any similar capacity under state or local law; provided, however, that the Directors shall have the authority to designate, remove and replace the Tax Matters Member who shall act as the tax matters partner within the meaning of and pursuant to Regulations Sections 301.6231(a)(7)-1 and -2 or any similar provision under state or local law. Necessary tax information shall be delivered to each Unit Holder as soon as practicable after the end of each Fiscal Year of the Company but not later than three (3) months after the end of each Fiscal Year.

7.4           Delivery to Members and Inspection.   Upon the request of any Member for purposes reasonably related to the interest of that Person as a Member, the Directors shall promptly deliver to the requesting Member, at the expense of the requesting Member, a copy of the information required to be maintained under Sections 7.1 and a copy of this Agreement and all amendments hereto. Each Member has the right, upon reasonable request for purposes reasonably related to the interest of the Person as a Member and for proper purposes, to: (i) inspect and copy during normal business hours any of the Company records described in Sections 7.1; and (ii) obtain from the Directors, promptly after their becoming available, a copy of the Company’s federal,

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state, and local income tax or information returns for each Fiscal Year. Each Assignee shall have the right to information regarding the Company only to the extent required by the Act.

SECTION 8.  AMENDMENTS

8.1           Amendments.   Amendments to this Agreement may be proposed by the Directors or any Member. Following such proposal, the Directors shall submit to the Members a verbatim statement of any proposed amendment, providing that counsel for the Company shall have approved of the same in writing as to form, and the Directors shall include in any such submission a recommendation as to the proposed amendment. The Directors shall seek the written vote of the Members on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. A proposed amendment shall be adopted and be effective as an amendment hereto only if approved by the affirmative vote of a majority of the Membership Voting Interests of the Members. Notwithstanding any provision of this Section 8.1 to the contrary, this Agreement shall not be amended without the consent of each Member adversely affected if such amendment would modify the limited liability of a Member, or alter the Membership Economic Interest of a Member.

SECTION 9.  TRANSFERS

9.1           Restrictions on Transfers.   Except as otherwise permitted by this Agreement, no Member shall Transfer all or any portion of its Units. In the event that any Member pledges or otherwise encumbers all or any part of its Units as security for the payment of a Debt, any such pledge or hypothecation shall be made pursuant to a pledge or hypothecation agreement that requires the pledgee or secured party to be bound by all of the terms and conditions of this Section 9. In the event such pledgee or secured party becomes the Unit Holder hereunder pursuant to the exercise of such party’s rights under such pledge or hypothecation agreement, such pledgee or secured party shall be bound by all terms and conditions of this Operating Agreement and all other agreements governing the rights and obligations of Unit Holders. In such case, such pledgee or secured party, and any transferee or purchaser of the Units held by such pledgee or secured party, shall not have any Membership Voting Interest attached to such Units unless and until the Directors have approved in writing and admitted as a Member hereunder, such pledgee, secured party, transferee or purchaser of such Units.

9.2           Permitted Transfers.   Subject to the conditions and restrictions set forth in this Section 9, a Member may (a) at any time Transfer all or any portion of its Units (i) to the transferor’s administrator or trustee to whom such Units are transferred involuntarily by operation of law, or (ii) without consideration to or in trust for descendants of a Member; and (b) at any time following the date on which substantial operations of the Facilities commences, Transfer all or any portion of its Units (i) to any Person approved by a majority of the Directors in writing, or (ii) to any other Member or to any Affiliate or Related Party of another Member, or (iii) to any Affiliate or Related Party of the transferor. Any such Transfer set forth in this Section 9.2 and meeting the conditions set forth in Section 9.3 below is referred to in this Agreement as a “Permitted Transfer”.

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9.3           Conditions to Permitted Transfers.   A Transfer shall not be treated as a Permitted Transfer under Section 9.2 hereof unless and until the Directors have approved such Transfer as set forth in Section 9.2 and the following conditions are satisfied:

(a) Except in the case of a Transfer involuntarily by operation of law, the transferor and transferee shall execute and deliver to the Company such documents and instruments of conveyance as may be necessary or appropriate in the opinion of counsel to the Company to effect such Transfer. In the case of a Transfer of Units involuntarily by operation of law, the Transfer shall be confirmed by presentation to the Company of legal evidence of such Transfer, in form and substance satisfactory to counsel to the Company. In all cases, the Company shall be reimbursed by the transferor and/or transferee for all costs and expenses that it reasonably incurs in connection with such Transfer.

(b) The transferor and transferee shall furnish the Company with the transferee’s taxpayer identification number, sufficient information to determine the transferee’s initial tax basis in the Units transferred, and any other information reasonably necessary to permit the Company to file all required federal and state tax returns and other legally required information statements or returns. Without limiting the generality of the foregoing, the Company shall not be required to make any distribution otherwise provided for in this Agreement with respect to any transferred Units until it has received such information.

(c) Except in the case of a Transfer of any Units involuntarily by operation of law, either (i) such Units shall be registered under the Securities Act, and any applicable state securities laws, or (ii) the transferor shall provide an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Directors, to the effect that such Transfer is exempt from all applicable registration requirements and that such Transfer will not violate any applicable laws regulating the Transfer of securities.

(d) Except in the case of a Transfer of Units involuntarily by operation of law, the transferor shall provide an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Directors, to the effect that such Transfer will not cause the Company to be deemed to be an “investment company” under the Investment Company Act of 1940.

(e) Unless otherwise approved by the Directors and a 75% majority in interest of the Members, no Transfer of Units shall be made except upon terms which would not, in the opinion of counsel chosen by and mutually acceptable to the Directors and the transferor Member, result in the termination of the Company within the meaning of Section 708 of the Code or cause the application of the rules of Sections 168(g)(1)(B) and 168(h) of the Code or similar rules to apply to the Company. If the immediate Transfer of such Unit would, in the opinion of such counsel, cause a termination within the meaning of Section 708 of the Code, then if, in the opinion of such counsel, the following action would not precipitate such termination, the transferor Member shall be entitled to (or required, as the case may be) (i) immediately Transfer only that portion of its Units as may, in the opinion of such counsel, be transferred without causing such a termination and (ii) enter

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into an agreement to Transfer the remainder of its Units, in one or more Transfers, at the earliest date or dates on which such Transfer or Transfers may be effected without causing such termination. The purchase price for the Units shall be allocated between the immediate Transfer and the deferred Transfer or Transfers pro rata on the basis of the percentage of the aggregate Units being transferred, each portion to be payable when the respective Transfer is consummated, unless otherwise agreed by the parties to the Transfer. In the case of a Transfer by one Member to another Member, the deferred purchase price shall be deposited in an interest-bearing escrow account unless another method of securing the payment thereof is agreed upon by the transferor Member and the transferee Member(s).

(f) No notice or request initiating the procedures contemplated by Section 9.3 may be given by any Member after a Dissolution Event has occurred. No Member may sell all or any portion of its Units after a Dissolution Event has occurred.

(g) No Person shall Transfer any Unit if, in the determination of the Directors, such Transfer would cause the Company to be treated as a “publicly traded partnership” within the meaning of Section 7704(b) of the Code.

The Directors shall have the authority to waive any legal opinion or other condition required in this Section 9.3 other than the member approval requirement set forth in Section 9.3(e).

9.4           Prohibited Transfers.   Any purported Transfer of Units that is not a Permitted Transfer shall be null and void and of no force or effect whatsoever; provided that, if the Company is required to recognize a Transfer that is not a Permitted Transfer (or if the Directors, in their sole discretion, elect to recognize a Transfer that is not a Permitted Transfer), the Units Transferred shall be strictly limited to the transferor’s Membership Economic Interests as provided by this Agreement with respect to the transferred Units, which Membership Economic Interests may be applied (without limiting any other legal or equitable rights of the Company) to satisfy any debts, obligations, or liabilities for damages that the transferor or transferee of such Interest may have to the Company. In the case of a Transfer or attempted Transfer of Units that is not a Permitted Transfer, the parties engaging or attempting to engage in such Transfer shall be liable to indemnify and hold harmless the Company and the other Members from all cost, liability, and damage that any of such indemnified Members may incur (including, without limitation, incremental tax liabilities, lawyers’ fees and expenses) as a result of such Transfer or attempted Transfer and efforts to enforce the indemnity granted hereby.

9.5           Rights of Unadmitted Assigness.   A Person who acquires Units but who is not admitted as a substituted Member pursuant to Section 9.6 hereof shall be entitled only to the Membership Economic Interests with respect to such Units in accordance with this Agreement, and shall not be entitled to the Membership Voting Interest with respect to such Units. In addition, such Person shall have no right to any information or accounting of the affairs of the Company, shall not be entitled to inspect the books or records of the Company, and shall not have any of the rights of a Member under the Act or this Agreement.

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9.6           Admission of Substituted Members.   As to Permitted Transfers, a transferee of Units shall be admitted as a substitute Member provided that such transferee has complied with the following provisions: (a) The transferee of Units shall, by written instrument in form and substance reasonably satisfactory to the Directors; (i) accept and adopt the terms and provisions of this Agreement, including this Section 9, and (ii) assume the obligations of the transferor Member under this Agreement with respect to the transferred Units. The transferor Member shall be released from all such assumed obligations except (x) those obligations or liabilities of the transferor Member arising out of a breach of this Agreement, (y) in the case of a Transfer to any Person other than a Member or any of its Affiliates, those obligations or liabilities of the transferor Member based on events occurring, arising or maturing prior to the date of Transfer, and (z) in the case of a Transfer to any of its Affiliates, any Capital Contribution or other financing obligation of the transferor Member under this Agreement; (b) The transferee pays or reimburses the Company for all reasonable legal, filing, and publication costs that the Company incurs in connection with the admission of the transferee as a Member with respect to the Transferred Units; and (c) Except in the case of a Transfer involuntarily by operation of law, if required by the Directors, the transferee (other than a transferee that was a Member prior to the Transfer) shall deliver to the Company evidence of the authority of such Person to become a Member and to be bound by all of the terms and conditions of this Agreement, and the transferee and transferor shall each execute and deliver such other instruments as the Directors reasonably deem necessary or appropriate to effect, and as a condition to, such Transfer.

9.7           Representations Regarding Transfers.   Each Member hereby covenants and agrees with the Company for the benefit of the Company and all Members, that (i) it is not currently making a market in Units and will not in the future make a market in Units, (ii) it will not Transfer its Units on an established securities market, a secondary market (or the substantial equivalent thereof) within the meaning of Code Section 7704(b) (and any Regulations, proposed Regulations, revenue rulings, or other official pronouncements of the Internal Revenue Service or Treasury Department that may be promulgated or published thereunder), and (iii) in the event such Regulations, revenue rulings, or other pronouncements treat any or all arrangements which facilitate the selling of Company interests and which are commonly referred to as “matching services” as being a secondary market or substantial equivalent thereof, it will not Transfer any Units through a matching service that is not approved in advance by the Company. Each Member further agrees that it will not Transfer any Units to any Person unless such Person agrees to be bound by this Section 9.7 and to Transfer such Units only to Persons who agree to be similarly bound. (b) Each Member hereby represents and warrants to the Company and the Members that such Member’s acquisition of Units hereunder is made as principal for such Member’s own account and not for resale or distribution of such Units. Each Member further hereby agrees that the following legend, as the same may be amended by the Directors in their sole discretion, may be placed upon any counterpart of this Agreement, the Articles, or any other document or instrument evidencing ownership of Units:

THE TRANSFERABILITY OF THE COMPANY UNITS REPRESENTED BY THIS DOCUMENT IS RESTRICTED. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, NOR WILL ANY ASSIGNEE, VENDEE, TRANSFEREE, OR ENDORSEE THEREOF BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY PURPOSES, UNLESS AND TO THE EXTENT SUCH SALE, TRANSFER,

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HYPOTHECATION, OR ASSIGNMENT IS PERMITTED BY, AND IS COMPLETED IN STRICT ACCORDANCE WITH, THE TERMS AND CONDITIONS SET FORTH IN THE OPERATING AGREEMENT AND AGREED TO BY EACH MEMBER.

9.8           Distribution and Allocations in Respect of Transferred Units.   If any Units are Transferred during any Fiscal Year in compliance with the provisions of this Section 9, Profits, Losses, each item thereof, and all other items attributable to the Transferred Units for such Fiscal Year shall be divided and allocated between the transferor and the transferee by taking into account their varying interests during the Fiscal Year in accordance with Code Section 706(d), using any conventions permitted by law and selected by the Directors. All distributions on or before the date of such Transfer shall be made to the transferor, and all distributions thereafter shall be made to the transferee. Solely for purposes of making such allocations and distributions, the Company shall recognize such Transfer not later than the end of the calendar month during which it is given notice of such Transfer, provided that, if the Company is given notice of a Transfer at least ten (10) Business Days prior to the Transfer, the Company shall recognize such Transfer as of the date of such Transfer, and provided further that if the Company does not receive a notice stating the date such Units were transferred and such other information as the Directors may reasonably require within thirty (30) days after the end of the Fiscal Year during which the Transfer occurs, then all such items shall be allocated, and all distributions shall be made, to the Person who, according to the books and records of the Company, was the owner of the Units on the last day of such Fiscal Year. Neither the Company nor any Member shall incur any liability for making allocations and distributions in accordance with the provisions of this Section 9.8, whether or not the Directors or the Company has knowledge of any Transfer of ownership of any Units.

9.9           Additional Members.  Additional Members may be admitted from time to time upon the approval of the Board of Directors.  Any such additional Member shall pay such purchase price for his/her/its Membership Interest and shall be admitted in accordance with such terms and conditions, as the Board of Directors shall approve.  All Members acknowledge that the admission of additional Members may result in a dilution of a Member’s Membership Interest.  Prior to the admission of any Person as a Member, such Person shall agree to be bound by the provisions of this Agreement and shall sign and deliver an Addendum to this Agreement in the form of Exhibit C, attached hereto.  Upon execution of such Addendum, such additional Members shall be deemed to be parties to this Agreement as if they had executed this Agreement on the original date hereof, and, along with the parties to this Agreement, shall be bound by all the provisions hereof from and after the date of execution hereof.  The Members hereby designate and appoint the Board of Directors to accept such additional Members and to sign on their behalf any Addendum in the form of Exhibit C, attached hereto.

SECTION 10.  DISSOLUTION AND WINDING UP

10.1         Dissolution.   The Company shall dissolve and shall commence winding up and liquidating upon the first Dissolution Event to occur.  The Members hereby agree that, notwithstanding any provisions of the Act, the Company shall not dissolve prior to the occurrence of a Dissolution Event.

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10.2         Winding Up.   Upon the occurrence of a Dissolution Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Members, and no Member shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company’s business and affairs, PROVIDED that all covenants contained in this Agreement and obligations provided for in this Agreement shall continue to be fully binding upon the Members until such time as the Property has been distributed pursuant to this Section 10.2 and the Articles have been canceled pursuant to the Act. The Liquidator shall be responsible for overseeing the prompt and orderly winding up and dissolution of the Company. The Liquidator shall take full account of the Company’s liabilities and Property and shall cause the Property or the proceeds from the sale thereof (as determined pursuant to Section 10.8 hereof), to the extent sufficient therefor, to be applied and distributed, to the maximum extent permitted by law, in the following order: (a) First, to creditors (including Members and Directors who are creditors, to the extent otherwise permitted by law) in satisfaction of all of the Company’s Debts and other liabilities (whether by payment or the making of reasonable provision for payment thereof), other than liabilities for which reasonable provision for payment has been made; and (b) Second, except as provided in this Agreement, to Members in satisfaction of liabilities for distributions pursuant to the Act; (c) Third, the balance, if any, to the Unit Holders in accordance with the positive balance in their Capital Accounts calculated after making the required adjustment set forth in clause (ii)(C) of the definition of Gross Asset Value in Section 1.11 of this Agreement, after giving effect to all contributions, distributions and allocations for all periods.

10.3         Compliance with Certain Requirements of Regulations; Deficit Capital Accounts.   In the event the Company is “liquidated” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), (a) distributions shall be made pursuant to this Section 10 to the Unit Holders who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2). If any Unit Holder has a deficit balance in his Capital Account (after giving effect to all contributions, distributions and allocations for all Fiscal Years, including the Fiscal Year during which such liquidation occurs), such Unit Holder shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever. In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Unit Holders pursuant to this Section 10 may be: (a) Distributed to a trust established for the benefit of the Unit Holders for the purposes of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company. The assets of any such trust shall be distributed to the Unit Holders from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Unit Holders pursuant to Section 10.2 hereof; or (b) Withheld to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided that such withheld amounts shall be distributed to the Unit Holders as soon as practicable.

10.4         Deemed Distribution and Recontribution.   Notwithstanding any other provision of this Section 10, in the event the Company is liquidated within the meaning of Regulations Section

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1.704-1(b)(2)(ii)(g) but no Dissolution Event has occurred, the Property shall not be liquidated, the Company’s Debts and other liabilities shall not be paid or discharged, and the Company’s affairs shall not be wound up.

10.5         Rights of Unit Holders.   Except as otherwise provided in this Agreement, each Unit Holder shall look solely to the Property of the Company for the return of its Capital Contribution and has no right or power to demand or receive Property other than cash from the Company. If the assets of the Company remaining after payment or discharge of the debts or liabilities of the Company are insufficient to return such Capital Contribution, the Unit Holders shall have no recourse against the Company or any other Unit Holder or Directors.

10.6         Allocations During Period of Liquidation.   During the period commencing on the first day of the Fiscal Year during which a Dissolution Event occurs and ending on the date on which all of the assets of the Company have been distributed to the Unit Holders pursuant to Section 10.2 hereof (the “Liquidation Period”), the Unit Holders shall continue to share Profits, Losses, gain, loss and other items of Company income, gain, loss or deduction in the manner provided in Section 3 hereof.

10.7         Character of Liquidating Distributions.   All payments made in liquidation of the interest of a Unit Holder in the Company shall be made in exchange for the interest of such Unit Holder in Property pursuant to Section 736(b)(1) of the Code, including the interest of such Unit Holder in Company goodwill.

10.8         The Liquidator.   The “Liquidator” shall mean a Person appointed by the Directors(s) to oversee the liquidation of the Company. Upon the consent of a majority in interest of the Members, the Liquidator may be the Directors. The Company is authorized to pay a reasonable fee to the Liquidator for its services performed pursuant to this Section 10 and to reimburse the Liquidator for its reasonable costs and expenses incurred in performing those services. The Company shall indemnify, save harmless, and pay all judgments and claims against such Liquidator or any officers, directors, agents or employees of the Liquidator relating to any liability or damage incurred by reason of any act performed or omitted to be performed by the Liquidator, or any officers, directors, agents or employees of the Liquidator in connection with the liquidation of the Company, including reasonable attorneys’ fees incurred by the Liquidator, officer, director, agent or employee in connection with the defense of any action based on any such act or omission, which attorneys’ fees may be paid as incurred, except to the extent such liability or damage is caused by the fraud, intentional misconduct of, or a knowing violation of the laws by the Liquidator which was material to the cause of action.

10.9         Forms of Liquidating Distributions.   For purposes of making distributions required by Section 10.2 hereof, the Liquidator may determine whether to distribute all or any portion of the Property in-kind or to sell all or any portion of the Property and distribute the proceeds therefrom.

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SECTION 11.  MISCELLANEOUS

11.1         Notices.   Any notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be deemed to have been delivered, given, and received for all purposes (i) if delivered personally to the Person or to an officer of the Person to whom the same is directed, or (ii) when the same is actually received, if sent either by registered or certified mail, postage and charges prepaid, or by facsimile, if such facsimile is followed by a hard copy of the facsimile communication sent promptly thereafter by registered or certified mail, postage and charges prepaid, addressed as follows, or to such other address as such Person may from time to time specify by notice to the Members and the Directors: (a) If to the Company, to the address determined pursuant to Section 1.4 hereof; (b) If to the Directors, to the address set forth on record with the company; (c) If to a Member, either to the address set forth in Section 2.1 hereof.

11.2         Binding Effect.   Except as otherwise provided in this Agreement, every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the Members and their respective successors, transferees, and assigns.

11.3         Construction.   Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Member.

11.4         Headings.   Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.

11.5         Severability.   Except as otherwise provided in the succeeding sentence, every provision of this Agreement is intended to be severable, and, if any term or provision of this Agreement is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement. The preceding sentence of this Section 14.6 shall be of no force or effect if the consequence of enforcing the remainder of this Agreement without such illegal or invalid term or provision would be to cause any Member to lose the material benefit of its economic bargain.

11.6         Incorporation By Reference.   Every exhibit, schedule, and other appendix attached to this Agreement and referred to herein is not incorporated in this Agreement by reference unless this Agreement expressly otherwise provides.

11.7         Variation of Terms.   All terms and any variations thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the Person or Persons may require.

11.8         Governing Law.   The laws of the State of Kansas shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties arising hereunder.

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11.9         Waiver of Jury Trial.   Each of the Members irrevocably waives to the extent permitted by law, all rights to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

11.10       Counterpart Execution.   This Agreement may be executed in any number of counterparts with the same effect as if all of the Members had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

11.11       Specific Performance.   Each Member agrees with the other Members that the other Members would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would not provide an adequate remedy in such event. Accordingly, it is agreed that, in addition to any other remedy to which the nonbreaching Members may be entitled, at law or in equity, the nonbreaching Members shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement and specifically to enforce the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction thereof.

IN WITNESS WHEREOF, the parties have executed and entered into this Operating Agreement of the Company as of the day first above set forth.

COMPANY:

EAST KANSAS AGRI-ENERGY, L.L.C.

By:	/s/ William R. Pracht
Its:	Chairman

37

EXHIBIT “A”

East Kansas Agri-Energy, L.L.C.

Initial Membership List

Name and Address of Initial Members	Units

Brummel Farm Service, Inc., 802 S. Oak, Garnett, KS 66093	10

Scott A. and Linda Burkdoll JTROS, 3939 Ellis Rd., Rantoul, KS 66079	10

Caldwell Farms, Inc., P.O. Box 181, Garnett, KS 66032	10

DKG Farms, Inc., P.O. Box 32, Bucyrus, KS 66013	10

LeRoy Cooperative Association, P.O. Box 248, 505 6th St., LeRoy, KS 66857	10

H&M Angus Farms, Inc., 196 Texas Rd., Greeley, KS 66033	10

William R. and Ruth Pracht, JTROS, 20477 S.W. Florida Rd., Westphalia, KS 66093	10

Douglas L. and/or Kim M. Strickler Living Trust, 218 Cardinal Dr., Iola, KS 66749	10

Westagard Farms, Inc., 32376 N.W. Idaho Rd., Richmond, KS 66080	10

B&J Cattle Co. Ptnr., #1 Easy Street, Garnett, KS 66032	10

Ag. Energy Investors, Ptnr., 420 S. Cottonwood, Garnett, KS 66032	10

Walter L. Adams, 23370 S.W. 100 Rd., Welda, KS 66091	10

William M. Barnes & Mernie K. Barnes, JTROS, 206 N. Cleveland, Garnett, KS 66032	10

Randal Beckman & Marsha Beckman, JTROS, 17762 S.W. Virginia Rd., Kincaid, KS 66039	10

Vance L. Beebe & Donna J. Beebe, JTROS, 1995 600 Street, Colony, KS 66015	10

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Robert L. Beeley & Gwen G. Beeley, JTROS, 562 Cheyenne Ct., Kechi, KS 67067	10

Jerry W. Brant & Sherrie E. Brant, JTROS, 4070 120 Rd., Thayer, KS 66776	10

Glen Robert Brownback Trust, 21501 Farlin Rd., Parker, KS 66072	10

Bryan Enterprises, Inc., P.O. Box 110, Greeley, KS 66033	10

Larry D. Burkdoll & Lora A. Burkdoll, JTROS, 3483 John Brown Rd., Princeton, KS 66078	10

Mark W. Burkdoll, 4143 Douglas Rd., Lane, KS 66042	10

Tim Burkdoll & Phyllis Burkdoll, JTROS, 1158 Utah Rd., Rantoul, KS 66079	10

Trent Burkdoll, 4191 John Brown Rd., Rantoul, KS 66079	10

David C. Byerley & Michelle S. Byerley, JTROS, 11216 117th St., Overland Park, KS 66210	10

C.D. Schulte Agency, Inc., 114 W. 4th Ave., P.O. Box 306, Garnett, KS 66032	10

C & R Farms Partnership, 18849 S.W. Kentucky Rd., Welda, KS 66091	10

Cedar Valley Investments, L.L.C., 120 S. Maple St., Garnett, KS 66032	10

Kenneth Claerhout & Janice Claerhout, JTROS, 1723 Hwy. 59, Princeton, KS 66078	10

Jimmy W. Cooper & June Cooper, JTROS, 9 Country Club Dr., Garnett, KS 66032	10

June Cooper & Jimmy W. Cooper, JTROS, 9 Country Club Dr., Garnett, KS 66032	10

Scott W. Cooper & Terri B. Cooper, JTROS, 24543 N.E. 1950 Rd., Garnett, KS 66032	10

W.H. Craig & Barbara Craig, JTROS, 1104 E. Park Rd., Garnett, KS 66032	10

Michael L. Croucher & Nancy J. Croucher, JTROS, 14406 W. 1300 Rd.,	10

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Westphalia, KS 66093

Steven H. Curtis & Ann Lee Curtis, JTROS, 580 Shawnee Rd., Pomona, KS 66076	10

Cutting Edge Excavating & Trucking, Inc., 5 S. Peoria, P.O. Box 597, Louisburg, KS 66053	10

Leonard Davison, 18567 N.W. 1700 Rd., Garnett, KS 66032	10

Davlan Swine Producers Partnership, 12157 N.W. 1700 Rd., Westphalia, KS 66093	10

Larry De Poe & Sandra J. De Poe, JTROS, 25648 S.E. 500 Rd., Kincaid, KS 66039	10

Lonnie De Poe & Bobbye De Poe, JTROS, 24731 S.E. 400 Rd., Kincaid, KS 66039	10

Douglas Dieker & Donna K. Dieker, JTROS, 15962 S.W. Colorado Rd., Colony, KS 66015	10

Joe Donohue & Roberta Donahue, JTROS, 311 N. Vine, P.O. Box 110, Greeley, KS 66033	10

Bernard Dumcum & Sue Dumcum, JTROS, 19450 Hwy. 7, Box 123, La Cygne, KS 66040	10

Ronald E. Dunbar Trust, 3420 Douglas Rd., Richmond, KS 66080	10

Dunlop Farms, Inc., P.O. Box 285, Parker, KS 66072	10

Roy S. Edwards & Cynthia S. Edwards, JTROS, 19716 N.W. 2500 Rd., Richmond, KS 66080	10

Patrick A. Egidy & Deborah L. Edigy, JTROS, 31919 N.E. Thomas Rd., Greeley, KS 66033	10

Michael C. Emerson & Shana K. Emerson, JTROS, P.O. Box 8, Kincaid, KS 66039	10

Rick Feuerborn & Kathy Feuerborn, JTROS, 29476 N.W. Mead Road, Garnett, KS 66032	10

Filbrun Farms Partnership, 25969 N.W. Colorado Rd., Westphalia, KS 66093	10

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Carol Foltz & Charles L. Foltz, JTROS, 26994 N.E. 1700 Rd., Garnett, KS 66032	10

Charles L. Foltz & Carol Foltz, JTROS, 26994 N.E. 1700 Rd., Garnett, KS 66032	10

Stephen Frank & Jean M. Frank, JTROS, 17401 S.W. 300 Rd., Colony, KS 66015	10

Steve Froggatte & Sherry Froggatte, JTROS, 2582 John Brown Rd., Princeton, KS 66078	10

Garnett Publishing Inc., 112 W. 6th Ave., Garnett, KS 66032	10

Michael R. Guetterman & Jodi M. Guetterman, JTROS, 12190 W. 239th St., Bucyrus, KS 66013	10

Guetterman Brothers Farms, Inc., 409 S. St., P.O. Box 208, Bucyrus, KS 66013	10

Ruth Lee Hastert & Glenn F. Hastert, JTROS, 3333 Shadow Ridge, Grapevine, TX 76051	10

Michael J. Hastert, 29541 N.E. 1830 Rd., Garnett, KS 66032	10

Eugene Highberger, 10563 N.W. 1700 Rd., Westphalia, KS 66093	10

Charles R. Hirt & Marian K. Hirt, JTROS, 751 Nebraska Rd., Richmond, KS 66080	10

David L. Hirt Trust, 26752 N.W. California Rd., Westphalia, KS 66093	10

Garry Holloway & Kathy Holloway, JTROS, 24652 S.W. 200 Rd., Kincaid, KS 66039	10

Ona M. Hunt, 13538 W. 1st (Harris), Garnett, KS 66032	10

David W. Hurrelbrink, 2811 N. 83rd Terrace, Kansas City, KS 66109	10

Kansas Agencies & Investment, Inc., 10401 Homes Rd., Suite 350, Kansas City, MO 64131	10

Bernard A Katzer & Barbara L. Katzer, JTROS, 27627 N.E. 1900 Rd., Garnett, KS 66032	10

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Maurice H. Katzer & Venita Kay Katzer, JTROS, 33800 N.E. 1800 Rd., Centerville, KS 66014	10

Robert A. Katzer & Shirley J. Katzer, JTROS, 214 Vine St., Greeley, KS 66033	10

Dan Kipper & Donna E. Kipper, JTROS, 2282 N.W. 2500 Rd., Richmond, KS 66080	10

Krik Kin Inv. Partnership, 37713 N.W. Maryland Rd., Garnett, KS 66032	10

Kueser Brothers Partnership, 32795 N.W. Missouri Rd., Richmond, KS 66080	10

Dwayne La Galle & Rhonda La Galle, JTROS, 2383 Ohio Rd., Ottawa, KS 66067	10

Fleet Lassetter, 1105 Pinehurst Court, Mansfield, TX 76063	10

Walter Lickteig & Dorothy L. Lickteig, JTROS, 32553 N.E. Hwy. 169, Greeley, KS 66033	10

Ronald D. Linsey & Beverly S. Linsey, JTROS, 785 25th Rd. N.W., Lebo, KS 66856	10

James C. Lutz & Betty J. Lutz, JTROS, 12176 N.W. 1600 Rd., Westphalia, KS 66093	10

Charles D. Lybarger Trust, 225 S. Cleveland Ave., Garnett, KS 66032	10

Lybarger Oil, Inc., 704 N. Pine, P.O. Box 99, Garnett, KS 66032-0099	10

M & R Grain Farming, Inc., 16148 S.E. Tennessee Rd., Kincaid, KS 66039	10

Ivan F. & Marcia K. Mader Trust, 25503 N.E. Wabaunsee Rd., Garnett, KS 66032	10

Judy E. Mader, 61 Leewood Ln., Garnett, KS 66032	10

Earl J. Madison & Bernadette Madison, JTROS, 1101 Timber Ridge, Blue Springs, MO 64015	10

Mary McCauley, Inc., 2325 Ash Point Rd., White Cloud, KS 66094	10

McClure Brothers Farms, L.L.C., 22548 S.W. Adams Rd., Douglas, KS 67039	10

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McGhee Farms Partnership, 14070 S.W. Colorado Rd., Colony, KS 66015	10

Craig W. Mentzer & Denise E. Mentzer, JTROS, 230 Texas Rd., Neosho Falls, KS 66758	10

Meyers Companies, Inc., RR #1, Box 69, Stilwell, KS 66085	10

Miller Farms Partnership, 13374 N.W. Hwy. 31, Garnett, KS 66032	10

James D. Miller & Jayne Y. Miller, JTROS, 18481 N.W. 1600 Rd., Garnett, KS 66032	10

Virgil Miller & Nancy Miller, JTROS, 1364 W. 700 Rd., Blue Mound, KS 66010	10

Timothy J. Morgan, 323 E. Central St., P.O. Box 301, Richmond, KS 66080	10

Richard F. Moore & Mary M. Moore, JTROS, 17965 Rosewood, Stillwell, KS 66085	10

Robert L. Peine & Sandra S. Peine, JTROS, 2776 Douglas Rd., Princeton, KS 66078	10

Ross W. & Euleta M. Porter Trust, 15899 N.W. 2100 Rd., Garnett, KS 66032	10

Donald D. Resch, Jr. & Linda S. Resch, JTROS, 1710 Yucca Ln., Emporia, KS 66801	10

Roy R. Rodgers & Sue C. Rodgers, JTROS, 635 Lynx Rd., Gridley, KS 66852	10

Benedick L. Rockers & Kathleen R. Rockers, JTROS, 33085 N.E. Oregon Rd., Greeley, KS 66033	10

Roger Rockers, 401 N. Pine, Garnett, KS 66032	10

John H. Rolf & Beverly J. Rolf, JTROS, 12337 S. Gallery, Olathe, KS 66062	10

Gerald Scheckel & Leslie Scheckel, JTROS, 20190 N.W. 2500 Rd., Richmond, KS 66080	10

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Schulte-Schulte Partnership, P.O. Box 306, Garnett, KS 66032	10

C.D. Schulte & Jane Schulte, JTROS, 7 Country Club Dr., Garnett, KS 66032	10

Susan E. Short & David A. Short, JTROS, 751 Apple Ln., Midlothain, TX 76065	10

Dianne M. Shilling & Ronald W. Shilling, JTROS, 25476 N.W. Crawford Rd., Westphalia, KS 66093	10

Shilling Brothers Partnership, 2269 16th Rd., Westphalia, KS 66093	10

Ronald W. Shilling & Dianne M. Shilling, JTROS, 25476 N.W. Crawford Rd., Westphalia, KS 66093	10

Frank W. Specht & John Barry Specht, JTROS, 470 US Hwy. 54, Iola, KS 66749	10

Mike Spencer, 16505 S.W. Hwy. 57, Colony, KS 66015	10

Larry Stewart & Mary Stewart, JTROS, 1720 800 St., Colony KS 66015	10

Carl Sobba & Iona M. Sobba, JTROS, 29566 N. Hwy. 59, Garnett, KS 66032	10

Sunflower Pork, Inc., c/o Mike Croucher, 14406 W. 1300 Rd., Westphalia, KS 66093	10

Sylvester Ranch, Inc.,1906 Kingman Rd., Ottawa, KS 66067	10

Ricky Thompson & Connie Thompson, JTROS, 32887 S.E. Hwy 31, Kincaid, KS 66039	10

Timmons Brothers Farms Partnership, RR #1, Box 140A, Fredonia, KS 66736	10

Kerry O. Trostle Trust, 238 Native Rd. S.E., Le Roy, KS 66857	10

United Cooperative, Inc., P.O. Box 49, Greeley, KS 66033	10

Webski Inv. Alliance, 5502 KS Hwy. 7, Mound City, KS 66056	10

Fern C. Wolken & John B. Wolken, JTROS, 22936 N.W. 1500 Rd., Garnett, KS 66032	10

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John B. Wolken & Fern C. Wolken, JTROS, 22936 N.W. 1500 Rd., Garnett, KS 66032	10

Louis Wolken & Jeanette Wolken, JTROS, 31158 N.E. Trego Rd., Greeley, KS 66033	10

Theron J. Wray Trust & Velma Louise Wray, JTROS, 2447 Nebraska Rd., Ottawa, KS 66067	10

John W. Wray & Brenda A. Wray, JTROS, 2428 Nebraska Rd. Ottawa, KS 66067	10

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EXHIBIT “B”

Initial Board of Directors

Name of Initial Board of Directors Members	Address of Initial Board of Directors Members

Roger Brummel	802 S. Oak, Garnett, KS 66093

Scott A. Burkdoll	3939 Ellis Rd., Rantoul, KS 66079

Glenn A. Caldwell	P.O. Box 181, Garnett, KS 66032

Daniel L. Guetterman	P.O. Box 32, Bucyrus, KS 66013

Donald S. Meats	1724 2nd Rd. S.E., Neosho Fall, KS 66758

Daniel V. Morgan	196 Texas Rd., Greeley, KS 66033

William R. Pracht	20477 S.W. Florida Rd., Westphalia, KS 66093

Douglas L. Strickler	218 Cardinal Dr., Iola, KS 66749

James Westagard	32376 N.W. Idaho Rd., Richmond, KS 66080

Jill A. Zimmerman	420 S. Cottonwood, Garnett, KS 66032

46

EXHIBIT “C”

MEMBER SIGNATURE PAGE

ADDENDA

TO THE

EAST KANSAS AGRI-ENERGY, L.L.C.

AMENDED AND RESTATED OPERATING AGREEMENT

The undersigned does hereby represent and warrant that the undersigned, as a condition to becoming a Member in East Kansas Agri-Energy, L.L.C., has received a copy of the Amended and Restated Operating Agreement, dated March 13, 2002, and, if applicable, all amendments and modifications thereto, and does hereby agree that the undersigned, along with the other parties to the Amended and Restated Operating Agreement, shall be subject to and comply with all terms and conditions of said Amended and Restated Operating Agreement in all respects as if the undersigned had executed said Amended and Restated Operating Agreement on the original date thereof and that the undersigned is and shall be bound by all of the provisions of said Amended and Restated Operating Agreement from and after the date of execution hereof.

Signature

Date

Agreed and accepted on behalf of the

Company and its Members:

EAST KANSAS AGRI-ENERGY, L.L.C.

By:

Its:

47

FIRST AMENDMENT TO AMENDED AND RESTATED OPERATING
AGREEMENT OF EAST KANSAS AGRI-ENERGY, L.L.C.

THIS FIRST AMENDMENT TO THE AMENDED AND RESTATED OPERATING AGREEMENT OF EAST KANSAS AGRI-ENERGY, L.L.C. dated March 13, 2002 (the “Operating Agreement”) is adopted and approved effective as of the 16th day of September, 2004, by the affirmative vote of a majority of the members of East Kansas Agri-Energy, L.L.C. (the “Company”) pursuant to Chapter 17 Section 76 of the Code of the State of Kansas and pursuant to Section 8.1 of the Operating Agreement of the Company at a Meeting of the Members held on September 16, 2004.

The Operating Agreement is amended as follows:

Amendment to Section 1.10(n), (bbb) and (ccc):	Section 1.10 is amended by deleting Section 1.10(n) in its entirety and substituting in lieu thereof the following:

(n) “Directors” means any Person(s) who (i) is referred to as such in Section 5.1 of this Agreement or has become a Director pursuant to the terms of this Agreement, including both Class A and Class B Directors, and (ii) has not ceased to be a Director pursuant to the terms of this Agreement. “Directors” means all such Persons. For purposes of the Act, the Directors shall be deemed to be the “managers” (as such term is defined and used in the Act) of the Company. Unless otherwise stated in this Agreement, any action taken by the Directors shall require the affirmative vote of a majority of the Directors present at a meeting of the Directors (in person or by telephonic or other electronic means as more specifically described in Section 5.7) and entitled to vote thereat.

Section 1.10 is further amended by adding the following definitions:

(bbb) “Class A Director” means any Director elected by the Members.

(ccc) “Class B Director” means any Director appointed by Fagen, Inc., ICM, Inc., or both of the foregoing acting jointly.

Amendment to Section 5.1:	Section 5.1 is amended by deleting Section 5.1 in its entirety and substituting in lieu thereof the following:

5.1 Directors. The Directors shall direct the business and

affairs of the Company, and shall exercise all of the powers of the Company except such as are by this Agreement conferred upon or reserved to the Members. The Directors shall adopt such policies, rules, regulations, and actions not inconsistent with law or this Agreement as it may deem advisable. The management of the business and affairs of the Company shall be directed by the Directors and not by its Members. The total number of Directors of the Company shall be a minimum of seven (7) and a maximum of eleven (11), and the number of Directors may be fixed or changed from time to time, within that variable range, by the Directors, in accordance with the provisions of this Section 5.1. Fagen, Inc., and ICM, Inc., shall appoint three (3) of the Directors. The remaining number of Directors shall be elected by the Members. The Members may increase or decrease the number of Directors last approved and may change from a variable range to a fixed number or visa versa by majority vote at any annual or special meeting. Subject to Section 5.4 hereof or any other express provisions hereof, the business and affairs of the Company shall be managed by or under the direction of the Directors. The amendment or repeal of this section or the adoption of any provision inconsistent therewith shall require the approval of the Unit Holders representing at least a majority of the outstanding Units.

Amendment to Section 5.2:	Section 5.2 is amended by deleting Section 5.2 in its entirety and substituting in lieu thereof the following:

5.2 Election and Appointment of Class A and Class B Directors.

(a)   Election of Class A Directors and Terms. The initial Class A Directors, appointed by the initial Members, shall be the individuals set forth on Exhibit “B” attached hereto. Upon appointment of the Class B Directors by Fagen, Inc., and ICM, Inc., the initial Class A Directors shall be reduced to no more than eight (8) Class A Directors. If the Board of Directors is unable to reduce the board to no more than eight (8) Class A Directors, a special meeting to elect the eight (8) Directors shall be held. These initial Class A Directors shall each serve as Directors for an initial term ending one (1) year after substantial completion of the construction of the Facilities, and in all cases until a successor is elected and qualified, or until the earlier death, resignation, removal or disqualification of such Director. After the expiration of the initial terms of the Class A Directors, at each annual meeting

2

of the Members, Class A Directors shall be elected by the Members for staggered terms of three (3) years and until a successor is elected and qualified. Any and all units purchased by Fagen, Inc., and ICM, Inc., pursuant to that certain Unit Purchase and Sale Agreement between the Company and Fagen, Inc., and ICM, Inc., shall not be voted in the election of Class A Directors. The terms of Class A I Directors shall expire first, followed by those of Class A II Directors, and Class A III Directors, respectively. The initial Class A Directors shall, by resolution adopted prior to the expiration of their initial term, separately identify the Class A Director positions to be elected and shall classify each such Class A Director position as Group I, Group II or Group III, with such classification to serve as the basis for the staggering of terms among the elected Class A Directors. One or more nominees for Class A Director positions up for election shall be named by the then current Class A Directors or by a nominating committee established by the Class A Directors. Nominations for the election of Class A Directors may also be made by any Member entitled to vote generally in the election of directors. However, any Member that intends to nominate one or more persons for election as Class A Directors at a meeting may do so only if written notice of such Member’s intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not less than sixty (60) days nor more than ninety (90) days prior to the annual meeting of the Company. Each such notice to the Secretary shall set forth: (i) the name and address of record of the Member who intends to make the nomination; (ii) a representation that the Member is a holder of record of Units of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the name, age, business and residence addresses, and principal occupation or employment of each nominee; (iv) a description of all arrangements or understandings between the Member and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Member ; (v) such other information regarding each nominee proposed by such Member as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; (vi) the consent of each nominee to serve as a Director of the Company if so elected, and (vi) a nominating petition signed and dated by

3

the holders of at least five percent (5%) of the then outstanding Units and clearly setting forth the proposed nominee as a candidate of the Class A Director’s seat to be filled at the next election of Class A Directors. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a Class A Director of the Company. The presiding Officer of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. The amendment or repeal of this section or the adoption of any provision inconsistent therewith shall require the approval of the Members representing at least a majority of the outstanding Units. Whenever a vacancy occurs other than from expiration of a term of office or removal from office, a majority of the remaining Class A Directors shall appoint a new Class A Director to fill the vacancy for the remainder of such term.

(b)   Appointment of Class B Directors and Terms. Fagen, Inc., and ICM, Inc., shall be entitled to appoint a total of three (3) persons as Class B Directors to the Company’s Board of Directors. The appointment rights hereunder shall commence upon the issuance of Units to Fagen, Inc., and ICM, Inc., in exchange for their capital contributions made pursuant to that certain Unit Purchase and Redemption Agreement between Fagen, Inc., and ICM, Inc., and the Company (the “Unit Purchase Agreement”). Each Class B Director shall serve as such at the discretion of whichever of Fagen, Inc., or ICM, Inc., appointed such Class B Director, or both, as the case may be, or until his or her successor is appointed and qualified. In addition, each Class B Director appointed hereunder shall serve so long as Fagen, Inc., and ICM, Inc., own Units purchased pursuant to the Unit Purchase Agreement; provided, however, that for every $2 million in redemption payments made by the Company to Fagen, Inc., and/or ICM, Inc., one director position shall be terminated. Upon complete redemption from Fagen, Inc., and ICM, Inc., of any and all Units purchased under the Unit Purchase Agreement, the appointment rights hereunder shall terminate. In no event, shall the number of Class B Directors to be appointed by Fagen, Inc., and ICM, Inc. hereunder, exceed a total of three (3), when measured collectively.

4

Amendment to Section 5.6(b)(iv):	Section 5.6(b)(iv) is amended by deleting Section 5.6(b)(iv) in its entirety and substituting in lieu thereof the following:

(iv) Issue more than an aggregate of 40,000 Units;

I, Dan Morgan, do hereby certify that I am the duly elected, qualified, and acting Secretary of the Company, and further certify that the above amendment was duly adopted by a majority of the members of the Company at a meeting of the members held on September 16, 2004, in accordance with the provisions of the Company’s Operating Agreement.

/s/ Dan Morgan
Dan Morgan, Secretary

Approved:

/s/ William Pracht
William Pracht, President

5

Exhibit C

EAST KANSAS AGRI-ENERGY, L.L.C.

SUBSCRIPTION AGREEMENT

Membership Units

$1,100 per Unit

Minimum Investment of 10 Unit s ($11,000)

1 Unit Increments Thereafter ($1,100)

The undersigned subscriber, desiring to become a member of East Kansas Agri-Energy, L.L.C. (“EKAE”), a Kansas limited liability company, with its principal place of business at 210 ½ East 4th Avenue, P.O. Box 225, Garnett, Kansas 66032, hereby subscribes for the purchase of the membership interests of EKAE, and agrees to pay the related purchase price, identified below.

A.            SUBSCRIBER INFORMATION.   Please print your individual or entity name and address.  Joint subscribers should provide their respective names.  Your name and address will be recorded exactly as printed below.

1.	Subscriber’s Printed Name
2.	Title, if applicable:
3.	Subscriber’s Address:
Street
City, State, Zip Code
Home Telephone
Business Telephone
Email

B.            NUMBER OF UNITS PURCHASED.  You must purchase at least 10 units and additional increments of at least 1 unit thereafter.

C.                                     PURCHASE PRICE.  Indicate the dollar amount of your investment.

1. Total Purchase Price	=	2. Ten Percent (10%) 1st Installment	+	3. Ninety Percent (90%) 2nd Installment
($1,100 Per Unit multiplied by the number in box B above.)		(10% of the Total Purchase Price)		(90% of the Total Purchase Price)
	=		+

D.            GENERAL INSTRUCTIONS FOR SUBSCRIBERS:

You should read the Prospectus dated April 20, 2005 (the “Prospectus”) in its entirety including financial statements and exhibits for a complete explanation of an investment in EKAE.  To subscribe, you must:

1.            Complete all information required in this Subscription Agreement, and date and sign this Subscription Agreement at page 5.

2.            Complete all information required by the Member Signature Page of the Operating Agreement, and date and sign the Member Signature Page (the last page attached to this Subscription Agreement).

3.            Immediately provide your personal (or business) check for the first installment of ten percent (10%) of your investment amount made payable to “The Mission Bank — Escrow Agent for EKAE, LLC.”  You will determine this amount in box C.2 on page 1 of this Subscription Agreement.  If, prior to your initial investment, we have obtained sufficient equity proceeds to release funds from escrow and EKAE has issued its demand notice,

1

the full purchase price of the units (Box C.1 on page 1) will be due immediately at the time of your investment.  You should make your check out for the amount indicated in Box C.1., payable to EKAE and you can skip to Item 7 below.

4.            Execute the Promissory Note and Security Agreement on page 7 of this Subscription Agreement evidencing your commitment to pay the remaining ninety percent (90%) due for the Units that is attached to this Subscription Agreement and your agreement to grant EKAE a security interest in your membership units.

5.             Deliver each of the original executed documents referenced in Items 1, 2, and 4 of these Instructions, together with your personal check described in Item 3 of these Instructions to:

The Mission Bank

East Kansas Agri-Energy, L.L.C. Escrow Account

P.O. Box 130

Mission, Kansas 66201

Attention: Don Hugo

6.            Secure an additional personal (or business) check for the second installment of ninety percent (90%) of your investment amount made payable to “The Mission Bank — Escrow Agent for EKAE” in satisfaction of the Promissory Note and Security Agreement.  You will determine this amount in box C.3 on page 1 of this Subscription Agreement.  Deliver this check to the same address set forth above in Instruction 5 within twenty (20) days of the date of EKAE’s written notice that its sales of Units have exceeded the Minimum Escrow Deposit of $2,000,900.  If you fail to pay the second installment pursuant to the Promissory Note and Security Agreement, EKAE shall be entitled to retain your first installment and to seek other damages, as provided in the Promissory Note and Security Agreement.  If you are investing after EKAE has issued its demand notice, you do not need to complete the Promissory Note and Security Agreement and the amount of your personal or business check completed pursuant to Item 3 should be for the full amount of the purchase price in Box C.1.

Your funds will be placed in EKAE’s escrow account at the Mission Bank, and the funds will be released to EKAE or returned to you in accordance with the escrow arrangements described in the Prospectus.  If EKAE rejects your subscription, your Subscription Agreement and investment will be returned to you within 30 days of such rejection, plus nominal interest, minus escrow fees.  EKAE may not consider the acceptance or rejection of your subscription until a future date near the end of this Offering.

7.             Deliver each of the original executed documents referenced in Items 1 and 2, along with your personal or business check described in Item 3 of these Instructions to EKAE at 210 ½ East 4th Avenue, P.O. Box 225, Garnett, Kansas  66032.  If, at the time of your initial investment, EKAE has already issued its demand notice and/or has released funds from escrow, your funds will be immediately released to EKAE upon EKAE’s acceptance of this subscription agreement and receipt of your check.

You may direct your questions to William R. Pracht, President of EKAE at (785) 448-2888.

E.             Additional Subscriber Information.  The subscriber, named above, certifies the following under penalties of perjury:

1.                                       Form of Ownership.  Check the appropriate box (one only) to indicate form of ownership. If the subscriber is a Custodian, Corporation, Partnership or Trust, please provide the additional information requested.

☐                                    Individual

☐                                    Joint Tenants with Right of Survivorship (Both signatures must appear in Item 7)

☐                                    Corporation or Partnership (Corporate Resolutions or Partnership Agreement must be enclosed)

☐                                    IRA

☐                                    KEOGH

☐                                    Pension or Profit Sharing Plan

☐                                    Trust

Trustee’s Name:

2

Trust Date:

☐            Other: Provide detailed information in the space immediately below.

2.                                       Subscriber’s Taxpayer Information.  Check the appropriate box if you are a non-resident alien, a U.S. Citizen residing outside the United States or subject to back up withholding.  KEOGHS should provide the taxpayer identification number of the account and the social security number of the accountholder.  Trusts should provide their taxpayer identification number.  Custodians should provide the minor’s social security number.  All individual subscribers and IRA subscribers should provide their social security number.  Other entities should provide their taxpayer identification number.

☐                                    Check box if you are a non-resident alien

☐                                    Check box if you are a U.S. citizen residing outside of the United States

☐                                    Check this box if you are subject to backup withholding

Subscriber’s Social Security No.

Joint Subscriber’s Name and Social Security No.

Taxpayer Identification No.

3.                                       Member Report Address.  If you would like duplicate copies of member reports sent to an address that is different than the address identified in section A, please complete this section.

Address:

4.                                       State of Residence.

State of Principal Residence:

State where driver’s license is issued

State where income taxes are filed

State(s) in which you have maintained your principal residence during the past three years:

a.	b.	c.

5.                                       Suitability Standards.  You cannot invest in EKAE unless you meet one, or more, of the suitability tests set forth below.  Please review the suitability tests and check the box(es) next to the following suitability test that you meet.  For husbands and wives purchasing jointly, the tests above will be applied on a joint basis.

☐                                    I (We) participate in physical labor, operations or management of a farming operation and file a Schedule F as part of our annual Form 1040 or 1041 filing with the Internal Revenue Service;

☐                                    I (We) are a duly authorized officer of a family farm corporation, member or manager of a family farm limited liability company, general manager of a family farm limited partnership or trustee of a family trust actively engaged in farming;

☐                                    I (We) own agricultural land and receive, as rent, a share of the crops or animals raised on the land;

☐                                    I (We) have annual income from whatever source of at least $45,000, exclusive of home, furnishings and automobiles; or

3

☐                                    I (We) have a net worth of at least $150,000, exclusive of home, furnishings and automobiles.

6.                                       Subscriber’s Representations and Warranties.  You must read and certify your representations and warranties and sign and date this Subscription Agreement.

By signing below the subscriber represents and warrants to EKAE that he, she or it:

a.               has received a copy of EKAE’s Prospectus;

b.              has been informed that the Units of EKAE are offered and sold in reliance upon a federal securities registration, a Kansas and a Missouri securities registrations, and exemptions from securities registrations in various other states, and understands that the Units to be issued pursuant to this subscription agreement can only be sold to a person meeting requirements of suitability;

c.               has been informed that the securities purchased pursuant to this Subscription Agreement have not been registered under the securities laws of any state other than the States of Missouri and Kansas, and that EKAE is relying in part upon the representations of the undersigned Subscriber contained herein;

d.              has been informed that the securities subscribed for have not been approved or disapproved by the Kansas or Missouri Securities Departments or any other regulatory authority, nor has any regulatory authority passed upon the accuracy or adequacy of the Prospectus;

e.               intends to acquire the Units for his/her/its own account without a view to public distribution or resale and that he/she/it has no contract, undertaking, agreement or arrangement to sell or otherwise transfer or dispose of any Units or any portion thereof to any other person;

f.                 understands that there is no present market for EKAE’s membership units, that the membership units will not trade on an exchange or automatic quotation system, that no such market is expected to develop in the future and that there are significant restrictions on the transferability of the membership units;

g.              has been encouraged to rely upon the advice of his legal counsel and accountants or other financial advisers with respect to the tax and other considerations relating to the purchase of units;

h.              has received a copy of the EKAE Operating Agreement, and understands that upon closing the escrow by EKAE, the subscriber and the membership units will be bound by the provisions of the Operating Agreement which contains, among other things, provisions that restrict the transfer of membership units;

i.                  understands that the Units are subject to substantial restrictions on transfer under state securities laws along with restrictions in the EKAE Operating Agreement and agrees that if the membership units or any part thereof are sold or distributed in the future, the subscriber shall sell or distribute them pursuant to the terms of the Operating Agreement, and the requirements of the Securities Act of 1933, as amended, and applicable state securities laws;

j.                  meets the suitability test marked in Item 5 above and is capable of bearing the economic risk of this investment, including the possible total loss of the investment;

k.               understands that EKAE will place a restrictive legend on any certificate representing any unit containing substantially the following language as the same may be amended by the Directors of EKAE in their sole discretion:

THE TRANSFERABILITY OF THE UNITS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, NOR WILL ANY ASSIGNEE, VENDEE, TRANSFEREE, OR ENDORSEE THEREOF BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY PURPOSES, UNLESS AND TO THE EXTENT SUCH SALE, TRANSFER, HYPOTHECATION, OR ASSIGNMENT IS PERMITTED BY, AND IS COMPLETED IN STRICT ACCORDANCE WITH, APPLICABLE STATE AND FEDERAL LAW AND THE TERMS AND CONDITIONS SET FORTH IN THE AMENDED AND RESTATED OPERATING AGREEMENT AS AGREED TO BY EACH MEMBER.

4

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, OFFERED FOR SALE, OR TRANSFERRED IN THE ABSENCE OF EITHER AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS.

l.                  understands that, to enforce the above legend, EKAE may place a stop transfer order with its registrar and stock transfer agent (if any) covering all certificates representing any of the membership units;

m.            has knowledge and experience in business and financial matters as to be able to evaluate the merits and risks of an investment in the Units, believes that the investment in Units is suitable for the subscriber and can bear the economic risk of the purchase of Units including the total loss of the undersigned’s investment;

n.              may not transfer or assign this subscription agreement, or any of the subscriber’s interest herein;

o.              has written his, her, or its correct taxpayer identification number under Item 3 on this subscription agreement;

p.              is not subject to back up withholding either because he, she or it has not been notified by the Internal Revenue Service (“IRS”) that he, she or it is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified him, her or it that he is no longer subject to backup withholding (Note this clause (p) should be crossed out if the backup withholding box in Item 2 is checked);

q.              understands that execution of the attached Promissory Note and Security Agreement will allow EKAE or its assigns to pursue the obligor for payment of the amount due thereon by any legal means, including, but not limited to, acquisition of a judgment against the obligor in the event that the subscriber defaults on that Promissory Note and Security Agreement; and

r.                 Acknowledges that EKAE may retain possession of certificates representing subscriber’s Units to perfect its security interest in those Units.

Signature of Subscriber/ Joint Subscriber:

Date:

Individuals:	Entities:

Name of Individual Subscriber (Please Print)	Name of Entity (Please Print)

Signature of Individual	Print Name and Title of Officer

Name of Joint Individual Subscriber (Please Print)	Signature of Officer

Signature of Joint Individual Subscriber

5

ACCEPTANCE OF SUBSCRIPTION BY EAST KANSAS AGRI-ENERGY, L.L.C.:

East Kansas Agri-Energy, L.L.C. hereby accepts the subscription for the above Units.

Dated this        day of                                                 , 200    .

EAST KANSAS AGRI-ENERGY, L.L.C.

By:

Its:

6

PROMISSORY NOTE AND SECURITY AGREEMENT

Date of Subscription Agreement:                                                                        , 200    .

$1,100 per Unit

Minimum Investment of 10 Units ($11,000), 1 Unit Increments Thereafter ($1,100)

Number of Units subscribed

Total Purchase Price ($1,100 per Unit multiplied by number of Units subscribed)

( )	Less Initial Payment (10% of Principal Amount)

Principal Balance

FOR VALUE RECEIVED, the undersigned hereby promises to pay to the order of East Kansas Agri-Energy, L.L.C., a Kansas limited liability company (“EKAE”), at its principal office located 210 ½ East 4th Avenue, PO Box 225, Garnett, Kansas 66032, or at such other place as required by EKAE, the Principal Balance set forth above in one lump sum to be paid without interest within 20 days following the call of the EKAE Board of Directors, as described in the Subscription Agreement. In the event the undersigned fails to timely make any payment owed, the entire balance of any amounts due under this full recourse Promissory Note and Security Agreement shall be immediately due and payable in full with interest at the rate of 12% per annum from the due date and any amounts previously paid in relation to the obligation evidenced by this Promissory Note and Security Agreement may be forfeited at the discretion of EKAE.

The undersigned agrees to pay to EKAE on demand, all costs and expenses incurred to collect any indebtedness evidenced by this Promissory Note and Security Agreement, including, without limitation, reasonable attorneys’ fees. This Promissory Note and Security Agreement may not be modified orally and shall in all respects be governed by, construed, and enforced in accordance with the laws of the State of Kansas.

The provisions of this Promissory Note and Security Agreement shall inure to the benefit of EKAE and its successors and assigns, which expressly reserves the right to pursue the undersigned for payment of the amount due thereon by any legal means in the event that the undersigned defaults on obligations provided in this Promissory Note and Security Agreement.

The undersigned waives presentment, demand for payment, notice of dishonor, notice of protest, and all other notices or demands in connection with the delivery, acceptance, performance or default of this Promissory Note and Security Agreement.

The undersigned grants to EKAE, and its successors and assigns (“Secured Party”), a purchase money security interest in all of the undersigned’s Membership Units of EKAE now owned or hereafter acquired. This security interest is granted as non-exclusive collateral to secure payment and performance on the obligation owed Secured Party from the undersigned evidenced by this Promissory Note and Security Agreement. The undersigned further authorizes Secured Party to retain possession of certificates representing such Membership Units and to take any other actions necessary to perfect the security interest granted herein.

Dated:                  , 200   .

OBLIGOR/DEBTOR:	JOINT OBLIGOR/DEBTOR:

Printed or Typed Name of Joint Obligor	Printed or Typed Name of Obligor

By:	By:
(Signature)	(Signature)

Officer Title if Obligor is an Entity

Address of Obligor

7

MEMBER SIGNATURE PAGE

ADDENDA

TO THE

EAST KANSAS AGRI-ENERGY, L.L.C.

AMENDED AND RESTATED OPERATING AGREEMENT

The undersigned does hereby represent and warrant that the undersigned, as a condition to becoming a Member in East Kansas Agri-Energy, L.L.C. (the “Company”), has received a copy of the Amended and Restated Operating Agreement, dated March 13, 2002, and, if applicable, all amendments and modifications thereto, and does hereby agree that the undersigned, along with the other parties to the Amended and Restated Operating Agreement, shall be subject to and comply with all terms and conditions of said Amended and Restated Operating Agreement in all respects as if the undersigned had executed said Amended and Restated Operating Agreement on the original date thereof and that the undersigned is and shall be bound by all of the provisions of said Agreement from and after the date of execution hereof.

Individuals:	Entities:

Name of Individual Subscriber (Please Print)	Name of Entity (Please Print)

Signature of Individual	Print Name and Title of Officer

Name of Joint Individual Subscriber (Please Print)	Signature of Officer

Signature of Joint Individual Subscriber

Agreed and accepted on behalf of the
Company and its Members:

EAST KANSAS AGRI-ENERGY, L.L.C.

By:

Its:

MINIMUM 1,819 UNITS

MAXIMUM 9,091 UNITS

PROSPECTUS

April 20, 2005

You should rely only on the information contained in this prospectus.  We have not authorized anyone to provide you with information different from that contained in this prospectus.  We are offering to sell, and seeking offers to buy, units only in jurisdictions where offers and sales are permitted.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the units or possession or distribution of this prospectus in that jurisdiction.  Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable to that jurisdiction.

Through and including July 19, 2005 (the 90th day after the effective date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.